UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington , D.C. 20549
                         ------------------------------

                              AMENDMENT NO. ONE TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------
                         RUSHMORE FINANCIAL GROUP, INC.
                 (Name of small business issuer in its charter)


         TEXAS                                 6411                     75-2375969
(State or other jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)       Classification Code Number)        Identification No.)


13355 Noel Road, Suite 650                                       D. M. Moore, Jr., Chief Executive Officer
Dallas, Texas 75240                                                  Rushmore Financial Group, Inc.
(972) 450-6000                                                         13355 Noel Road, Suite 650
                                                                          Dallas, Texas 75240
(Address and telephone number,                                              (972) 450-6000
 including area code, of registrant's                                    (Name, address and telephone number,
     principal executive officer              _________________________          of agent for service)

                                                      Copies To:
   Ronald L. Brown, Esq.                                                    Peter A. Lodwick, Esq.
Glast, Phillips & Murray, P.C.                                             Thompson & Knight, P.C.
13355 Noel Road, Suite 2200                                             1700 Pacific Avenue, Suite 3300
   Dallas, Texas 75240                                                        Dallas, Texas 75201
 Telephone: (972) 419-8302                                                Telephone: (214) 969-1700
 Facsimile: (972) 419-8329               _________________________        Facsimile: (214)969-1751



     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.      ...................
             [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                       ...................
             [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                       ...................
             [ ]

     If delivery of the  Prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                 ................
             [ ]
                         -------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                     PART II

Item 27.  Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.
    1.1       Form of Underwriting Agreement between Registrant and First Southwest Company
    1.2       Form of Representative's Warrant Agreement
    1.3       Form of Selected Dealer Agreement
    1.4       Form of Agreement Among Underwriters
    1.5       Form of Letter Agreement regarding restrictions on sales
    2.1       Plan and Agreement of Merger with First Financial Life Companies, Inc.
    3.1       Articles of Incorporation, as amended
    3.2       Bylaws
*   4.1       Specimen certificate for shares of Common Stock of the Company
*   4.2       Specimen certificate for shares of Preferred Stock of the Company
    5.1       Opinion of Glast, Phillips & Murray, P.C.
    10.1.1    Employment Agreement with D. M. Moore, Jr.
*   10.1.2    Employment Agreement with Jim W. Clark
    10.2.1    Modified Coinsurance Agreement with Massachusetts General Life Insurance Company
    10.2.2    Administrative Service Agreement with Massachusetts General Life Insurance Company
    10.2.3    Reinsurance Agreement with Massachusetts General Life Insurance Company
*   10.2.4    National Marketing Agreement with Massachusetts General Life Insurance Company
*   10.3.1    Modified Coinsurance Agreement with Southwestern Life Insurance Company
*   10.3.2    Reinsurance Agreement with Southwestern Life Insurance Company
*   10.3.3    Administrative Service Agreement with Facilities Management Installation
*   10.5      Administrative Services Agreement between Registrant and Rushmore Life
*   10.6.1    Option Agreement regarding Rushmore Insurance Services, Inc.
*   10.6.2    Overhead Services Agreement between Registrant and Rushmore Life
*   10.7      Form of Registered Representative Agreement
*   10.8      Form of Investment Advisory Agreement
*   10.9      Form of Affiliation Agreement with Agents
*   10.10.1   Fully Disclosed Clearing Agreement with Southwest Securities, Inc.
*   10.10.2   Fully Disclosed Clearing Agreement with First Southwest Company
*   10.11     Form of Indemnification Agreement signed with all officers and directors
    11.1      Statement  regarding  computation of earnings per share
    15.1      Letter on unaudited interim financial information
*   21.1      Subsidiaries of the Registrant
    23.1      Consent of Glast, Phillips & Murray, P.C., included in Exhibit 5.1
    23.2      Consent of Cheshier & Fuller, L.L.P.
    23.3      Consent of Coopers & Lybrand
    23.4      Consent of James Fehleison regarding appointment as director
    23.5      Consent of Gayle Tinsley regarding appointment as director
    24.1      Power of Attorney, set forth on signature page
    27.1      Financial data schedule
-------------------------------
*   Filed herewith

(b) Financial Statement Schedules

    None.

     Schedules not listed above have been omitted because they are not required, are not applicable, or the information is included in the Financial Statements or Notes thereto.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Amendment No.
One to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on January 12, 1998.

                                        Rushmore Financial Group, Inc.



                                        By: /s/ D. M. Moore, Jr.
                                            ------------------------------------
                                            D. M. Moore, Jr. President and Chief
                                            Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                                       Date
---------                                 -----                                       ----



 /s/ D. M. Moore, Jr.                     President, Chief Executive                  January 12, 1998
---------------------------
D. M. Moore, Jr.                          Officer and Director (Principal
                                          Executive Officer)


/s/ Howard M. Stein                       Controller and Chief Financial              January 12, 1998
---------------------------
Howard M. Stein                           Officer (Principal Financial
                                          and Accounting Officer)



* /s/ Jim W. Clark                        Director and Secretary                      January 12, 1998
---------------------------
Jim W. Clark



* /s/ F. E. Mowrey                        Director                                    January 12, 1998
 --------------------------
F. E. Mowery



* /s/ Timothy J. Gardiner                 Director                                    January 12, 1998
 --------------------------
Timothy J. Gardiner



* /s/ H. Gary Curry                       Director                                    January 12, 1998
 --------------------------
H. Gary Curry






* /s/ Mark S. Adler                       Director                                    January 12, 1998
 -------------------------
Mark S. Adler



* /s/ Harlan T. Cardwell                  Director                                    January 12, 1998
Harlan T. Cardwell, III



                                         *By: /s/ D. M. Moore, Jr.
                                              ----------------------------------
                                              D. M. Moore, Jr., Attorney-in-Fact

Exhibit 4.1


INCORPORATED UNDER THE LAWS                                        COMMON STOCK
OF THE STATE OF TEXAS


                          RUSHMORE FINANCIAL GROUP, INC


THIS CERTIFICATE IS TRANSFERABLE                               CUSIP 782055 10 7
IN NEW YORK, NY AND KANSAS CITY, MO
                                            SEE REVERSE FOR CERTAIN RESTRICTIONS


THIS CERTIFIES THAT







is the owner of

     FULLY PAID AND NONASSESSABLE COMMON SHARES, WITH A PAR VALUE OF $.01 PER SHARE, OF RUSHMORE FINANCIAL GROUP, INC. transferable in person or by duly authorized attorney on the books of the Corporation upon surrender of this certificate properly endorsed.

   This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

   WITNESS the facsimile seal of the Corporation and facsimile signature of its duly authorized officers.

Dated:
                                                   Dated:
/s/ Dewey M. Moore, Jr.                            COUNTERSIGNED AND REGISTERED:
--------------------------
                 PRESIDENT                            UMB Bank, n.a.
                                                      (Kansas City, Missouri)
                           [SEAL]                   TRANSFER AGENT AND REGISTRAR
/s/ Jim W. Clark
--------------------------                            BY
                 SECRETARY
                                                           AUTHORIZED SIGNATURE

                         RUSHMORE FINANCIAL GROUP, INC.

     The Articles of Incorporation of the Corporation on file in the office of the Secretary of State of Texas set forth (a) the aggregate number of shares and the par value of each class of capital shares which the Corporation is authorized to issue together with the designations, preferences, limitations and relative rights of each such class; (b) a statement of the authority vested in the Board of Directors to establish series and to fix and determine the variations in the relative rights and preferences between any such series of the Preferred Stock so established; (c) a denial of preemptive rights of the shareholders to acquire unissued or treasury shares of the Corporation; and (d) a denial of cumulative voting at any meeting of the shareholders for electing directors. The Corporation will furnish a copy of such statement to the record holder of this certificate without charge upon written request to the Corporation at its registration office.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common            UNIF GIFT MIN ACT-- ____Custodian ___
TEN ENT -- as tenants by the entireties                  (Cust)        (Minor)
JT TEN  -- as joint tenants with right            Under Uniform Gifts to Minors
           of survivorship and not as              Act_______________________
           tenants in common                                 (State)


     Additional abbreviations may also be used though not in the above list.



For value received, ______________________________________   hereby sell, assign

and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

__________________________________________________________________________Shares
of the Common Stock Represented by the within Certificate, and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------------------
Attorney to transfer the said stock on the books of the within-named Corporation with Full power of substitution in the premises.



Dated ________________________________

   NOTICE:
THE SIGNATURE(S) TO
THIS ASSIGNMENT MUST                         --------------------------------
CORRESPOND WITH THE                               (SIGNATURE)
NAME(S) AS WRITTEN
UPON THE FACE OF THE
CERTIFICATE IN EVERY
PARTICULAR WITHOUT
ALTERATION OR                                --------------------------------
ENLARGEMENT OR ANY                                (SIGNATURE)
CHANGE WHATEVER

                         RUSHMORE FINANCIAL GROUP, INC.

     The Articles of Incorporation of the Corporation on file in the office of the Secretary of State of Texas set forth (a) the aggregate number of shares and the par value of each class of capital shares which the Corporation is authorized to issue together with the designations, preferences, limitations and relative rights of each such class; (b) a statement of the authority vested in the Board of Directors to establish series and to fix and determine the variations in the relative rights and preferences between any such series of the Preferred Stock so established; (c) a denial of preemptive rights of the shareholders to acquire unissued or treasury shares of the Corporation; and (d) a denial of cumulative voting at any meeting of the shareholders for electing directors. The Corporation will furnish a copy of such statement to the record holder of this certificate without charge upon written request to the Corporation at its registration office.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS AS TO VOTING AND TRANSFER UNDER THE TERMS OF A SHAREHOLDERS' AGREEMENT ENTERED INTO BY THIS CORPORATION AND ITS SHAREHOLDERS, A TRUE AND CORRECT COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION, AND SAID SHARES MAY NOT BE VOTED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF THAT AGREEMENT. A COPY OF SAID AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST OF THE HOLDER REQUESTING SUCH A COPY.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common            UNIF GIFT MIN ACT-- ____Custodian ___
TEN ENT -- as tenants by the entireties                  (Cust)        (Minor)
JT TEN  -- as joint tenants with right            Under Uniform Gifts to Minors
           of survivorship and not as              Act_______________________
           tenants in common                                 (State)


     Additional abbreviations may also be used though not in the above list.



For value received, ______________________________________   hereby sell, assign

and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

__________________________________________________________________________Shares
of the Common Stock Represented by the within Certificate, and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------------------
Attorney to transfer the said stock on the books of the within-named Corporation with Full power of substitution in the premises.



Dated ________________________________

   NOTICE:
THE SIGNATURE(S) TO
THIS ASSIGNMENT MUST                         --------------------------------
CORRESPOND WITH THE                               (SIGNATURE)
NAME(S) AS WRITTEN
UPON THE FACE OF THE
CERTIFICATE IN EVERY
PARTICULAR WITHOUT
ALTERATION OR                                --------------------------------
ENLARGEMENT OR ANY                                (SIGNATURE)
CHANGE WHATEVER

NUMBER                                                                   SHARES





                INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

                         RUSHMORE FINANCIAL GROUP, INC.

                  Preferred Stock -- Par Value $10.00 Per Share

                                SEE REVERSE SIDE

This Certifies that _________________________________________________________ is
the                                   owner                                   of
__________________________________________________________________________ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized
Attorney  upon  surrender  of this  Certificate  properly  endorsed.  In Witness
Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated_________________________________

--------------------------------------        ----------------------------------
                           SECRETARY                           PRESIDENT

                                                                  Exhibit 10.1.2

                        EXECUTIVE COMPENSATION AGREEMENT

     This Executive Compensation Agreement dated as of the 18th day of October, 1997, between Rushmore Financial Group, Inc., a Texas Corporation (hereinafter referred to as "Rushmore") and Jim W. Clark, (hereinafter referred to as "Officer").

                                   WITNESSETH:

     WHEREAS, Officer is President and Chief Operating Officer of Rushmore Securities Corporation ("RSC"), a Texas corporation and licensed securities brokerage, a wholly owned subsidiary of Rushmore, (Rushmore, its subsidiaries and RSC are hereinafter collectively referred to as the "Companies"), and Officer has other supervisory responsibilities for other functions of the Companies; and

     WHEREAS, Rushmore desires that Officer continue to use his experience and abilities in the business of the Companies in a capacity similar to that in which he has heretofore served; and

     WHEREAS, Officer desires to accept such employment upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1. Employment. Rushmore hereby agrees to continue to employ Officer and Officer hereby agrees to continue to serve Rushmore as President and Chief Operating Officer of Rushmore Securities Corporation and in other capacities similar to those in which he has heretofore served, for the term and on the conditions hereinafter set forth. Officer shall have such executive duties to Companies during the term of this Agreement as shall be determined by the Board of Directors of Rushmore; however, Officer shall not be assigned to a position which shall substantially diminish his prestige or responsibility compared to that which he has heretofore enjoyed with Rushmore. Subject to the foregoing, Officer hereby agrees to serve in any comparable executive position in the State of Texas to which he shall be directed by the Board of Directors of Rushmore, excluding service in the insurance related businesses of Rushmore, and further agrees to use his best efforts to promote the efficient and profitable operation of the business of Rushmore.

2. Term of Employment. The term of Officer's employment shall continue subject to the provisions of this Agreement, commencing as of the date hereof, until December 31, 2000. Beginning January 1, 1998, and each January Ist thereafter, the term shall annually be extended for a successive additional one-year period unless either party notifies the other at least ninety (90) days before any January 1st, or January 1st, of any later year immediately following the year terminating a thirty-six month renewal period, that it intends to terminate. If such a notice is given, this Agreement will terminate on December 31st following the date of the notice.

3.   Compensation.

     a. Base Compensation. As base compensation for services provided pursuant to this Agreement, Rushmore shall initially pay Officer compensation at the rate of $96,000.00 per year, which amount shall be paid beginning January 1, 1998. Within three months prior to each January 1st, the Board of Directors of Rushmore will evaluate the performance of Officer and the compensation paid to executives in other companies in the Financial Services Sector of similar size and scope of operations, during the previous year and fix his Base Compensation for the next following year at an amount which shall not be less than the prior year's Base Compensation as determined by the Board of Directors. When a new Base Compensation is fixed by the Board of Directors of Rushmore under this paragraph, it shall become the new Base Compensation and thereafter the Base Compensation shall not be less than that amount, without regard to any elective deferral of compensation by Officer. The Base Compensation provided for in this Paragraph 3 shall be payable in equal semimonthly installments on the first and fifteenth business day of each month.


     b. Additional Compensation. Officer shall also earn commissions and overrides for accounts serviced by him personally as broker for RSC, and override commissions on commissions earned by persons introduced by Officer to Rushmore and its subsidiaries or affiliates, in accordance with the commission rates applicable to him, which shall be paid semimonthly as provided above. The Board of Directors of Rushmore reserves the right to pay to Officer compensation and any other bonus or incentive compensation, in money, stock options, or any other form, as the Board in its discretion deems appropriate. The total of the Base Compensation and Additional Compensation shall be Combined Compensation hereunder. In any year in which Officer shall elect to defer a portion of the Base Compensation to which he is entitled, such deferred amount shall be paid to Officer in the following year of this Agreement or its termination.


     c. Reimbursement. Rushmore shall provide Officer with an automobile, or an allowance for such, for his business use and pay all expenses of operating it. So long as Officer shall be employed by Rushmore, he shall be entitled and authorized to incur reasonable and necessary expenses in connection with or related to his business duties, including without limitation, expenses for travel, entertainment, maintaining membership in various clubs and similar expenses. Rushmore will pay all such expenses directly or will reimburse Officer for them.

4. Participation in Employee Benefit Programs. Officer will be entitled to participate on the same basis as other executive employees in any employee benefit programs presently in force or subsequently adopted by Rushmore, including such pension and profit-sharing plans, hospitalization, medical and health and accident insurance programs, policies and benefits, life insurance programs and pension and retirement benefit plans as may from time to time be in effect.

5.   Payments Upon Death or Disablilty.

     a. In the event that Officer should die, Rushmore shall pay to the beneficiary as may have been designated in writing by Officer or, failing such designation, to Officer's estate, the sum of three (3) years' Combined Compensation at the then existing rate. Such payment shall be made either in cash within one hundred twenty (120) days after Officer's death or disability, or in thirty-sixty (36) equal monthly installments, as determined by Rushmore.

     b. Rushmore shall acquire for the benefit of Officer, disability insurance to pay to Officer a benefit of 75% of his Combined Compensation for the last complete year of employment, in the event Officer shall become totally disabled. Officer's occasional absence from work for reasonable periods of time because of sickness (not resulting in total disability) shall not result in any adjustment in his compensation or rights under this Agreement. For the purpose of this Agreement, the term "totally disabled" or "total disability" mean Officer's inability on account of sickness or accident to regularly engage or to adequately perform his assigned duties under this Agreement.

6. Severance Pay Upon Termination. In the event Officer's employment is terminated by Rushmore, except for "cause" and except for Officer's death or total disability, Rushmore shall pay to Officer as severance pay the sum of three years' Base Compensation at the then existing rate, plus any sums due in respect of increases in Base Compensation pursuant to Paragraph 3(a) hereof. Such payment shall be made in thirty-sixty (36) equal monthly installments. Termination for "cause" shall mean termination by Rushmore for any of the following reasons:

     a. Willfully and significantly damaging Rushmore's property, business, reputation or goodwill;

     b.   The commission of a felony;

     c.   Stealing, dishonesty, fraud or embezzlement;

     d.   Deliberate neglect of duty, or resignation.

     Notwithstanding any other provision of this Agreement, if during any period of time, Officer receives severance pay pursuant to this Paragraph 6 and concurrently therewith is paid any Combined Compensation (as defined in Paragraph 3(b) hereof), then the amount of severance pay to which Officer would otherwise be entitled hereunder shall be reduced during such period by an amount equal to the Combined Compensation paid during such period.

7. Agreement not to Compete. Upon voluntary termination of Officer's employment by Officer, or by termination by Rushmore, for "cause," and for a period of one (1) year from the date of any such termination, Officer hereby specifically agrees to refrain from:

     a. Entering into any other employment contract, or other agreement or understanding, whether written or oral, of like nature, to perform services similar to those performed hereunder, either with or on behalf of any person whose products, services, business, including ownership of 75% or more of a competing company which its business or other activities shall be determined exclusively by Rushmore, to be in direct competition with any of the operations of either of the Companies or inimical to their interests;

     b. Hiring, attempting to hire or to assist any other person or entity in hiring or attempting to hire an employee of Rushmore or one the Companies, or any person who was an employee of Rushmore or one of the Companies within the six-month period prior to the hire, attempted hire or assistance in hiring or attempting to hire;

     c. Soliciting, in competition with Rushmore or one of the Companies, the business of any customer of Rushmore or one of the Companies, except for those with which Executive had direct dealings during his employment with Rushmore or one of the Companies.

     This agreement not to compete shall extend throughout the State of Texas in cities which Rushmore maintains a retail office.

8. Vacation/Sick Days. Officer shall be entitled to an annual vacation of three (3) weeks each year at full compensation at a time mutually satisfactory to Rushmore and Officer. Unused vacation and sick days may be accrued indefinitely.

9. Approval by the Board of Directors. This Agreement has been approved by the Board of Directors of Rushmore, at a meeting held on the day of ______, 1997.

10. Agreement is Personal. This Agreement is a personal agreement and the rights and interests hereunder (except that of Rushmore) may not be sold, transferred, assigned, pledged or hypothecated. This Agreement shall be binding on the heirs, executors and administrators of Officer and on the successors and assigns of Rushmore. During,

     Officer's lifetime, the parties hereto by mutual agreement may amend, modify or rescind this Agreement without the consent of any other person.

11. Severability of Provisions. If any of the provisions of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby.

12. Governing Law. This instrument contains the entire agreement between the parties and shall be govrned by the laws of the State of Texas. It may be amended only by agreement in writing signed by each of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     RUSHMORE FINANCIAL GROUP, INC.

                                     By:  /s/ Dewey M. Moore, Jr
                                          ---------------------------------
                                          Dewey M. (Rusty) Moore, Jr., President



                                         /s/ Jim W. Clark
                                         ---------------------------------------
                                         Jim W. Clark

Exhibit 10.2.4

                             MARKETING AGREEMENT


     This MARKETING AGREEMENT, made and entered into as of the 23rd day or February, 1989, by and between MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY ("MGLIC"), a Massachusetts stock life insurance corporation with principal offices at 7887 East Belleview Avenue, Englewood, Colorado 80111, FACILITIES MANAGEMENT INSTALLATION ("FMI"), a Delaware corporation with principal Colorado offices at 7887 East Belleview Avenue, Englewood, Colorado 80111, FIRST
FINANCIAL LIFE INSURANCE COMPANY ("Life Company"), an Arizona stock life insurance corporation with principal offices at Tampa, Florida, and FIRST FINANCIAL MARKETING SERVICES, INC. ("Marketing Company"), a Florida corporation with principal offices at 4830 Nest Kennedy Boulevard, One Urban Centre, Suite 595, Tampa, Florida 33609, and FIRST FINANCIAL LIFE COMPANIES. INC. ("Parent"), a Texas corporation with principal offices in Tampa, Florida..

                               W-I-T-N-E-S-S-E-T-H

     WHEREAS, MGLIC desires to increase their sale and issuance of life insurance and similar products ("Insurance Business") and to maximize the persistency thereof through the sale of such products by general agents of MGLIC recruited by Marketing Company (hereinafter called "Agents"), and the reinsurance by MGLIC to Life Company of part of such Insurance Business, all in accordance with and subject to the following terms, conditions and provisions.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1 Agents: Effective Date.

          (a) Marketing Company will, from time to time in the future (i) review lists supplied periodically by MGLIC that contain the identities of all Agents recruited by or through Marketing Company or its down-line agents and (ii)) promptly notify MGLIC In writing of any inaccuracy in, or change to, such list.

          (b) Marketing Company will provide to Life Company Agent recruiting, training, and supervisory services in exchange for the payment by Life Company to Marketing Company of a monthly service fee of $5,000. No other party to this Agreement will be liable for the services and fees described in this Section lCb).

          (c) This Agreement shall not become effective until such time as Life Company is issued a Certificate of Authority by Insurance Commissioner to engage in the business of life Such agents are hereinafter Individually referred to as and collectively referred to as "General Agents."

     2. Reinsurance. Simultaneously with the execution of this Marketing Agreement, MGLIC and Life Company shall enter into a reinsurance agreement ("Modified Coinsurance Agreement") on a modified coinsurance basis attached hereto as Exhibit "B" and incorporated herein. Under the Modified Agreement MGLIC will cede and Life Company will reinsure, on a quota share basis, certain percentages of the Insurance Business produced as more specifically set forth in Exhibit "B" hereto.


     3. Administrative Services. Simultaneously with the execution of this Marketing Agreement, Life Company and FMI shall enter into an Administrative Services Agreement (herein so-called) In substantially the form attached hereto as Exhibit "C" and Incorporated herein.

     4. Production Goals. Marketing Company agrees to use commercially reasonable efforts to cause General Agents to solicit applications for Insurance Business to be issued by MGLIC or its affiliates (including Southwestern Life Insurance Company) for not less than the following aggregate cumulative First Year Premiums ("Cumulative Production Goals") on or before the following Target Dates (herein so-called):

     TARGET DATES                  CUMULATIVE PRODUCTION GOALS
     ------------                  --------------------------

     By December 31, 1987          $2,000,O00.00
     By December 31, 1988           4,000,000.00
     By December 21, 1989           6,000,000.00
     By December 31, 1990           8,000,000.00
     By December 31, 1991          10,OOO,O00.0O

For the purposes of this Agreement the term "First-Year Premiums" shall mean the aggregate life insurance premiums payable during the first year a policy or contract of insurance is in effect, exclusive of (1) lump-sum cash deposits in excess of published premium rates, (ii) premiums for flexible premium life insurance contracts in excess of control premiums and (iii) premiums for single pay contracts. All First-Year Premiums associated with any application for Insurance Business submitted by a General Agent to MGLIC or any of its affiliates (including Southwestern Life Insurance Company) shall be counted in full unless and until such application is rejected by MGLIC or such affiliate. All First-Year Premiums associated with any rejected application shall cease to be counted as of the date of such rejection.

     Insurance policies and contracts which have been issued prior hereof by MGLIC or any of its affiliates (including Southwestern Company) as a result of applications for Insurance Business or to the date Life Insurance solicited by General Agents after October 1, 1986, and meet the criteria as defined in Schedule A, shall be deemed to have had been issued subsequent to the date hereof but prior to December 31, 1997 for the purpose of calculating the aggregate Cumulative First Year Premiums.

     5. Termination. For the purpose of this Agreement, the term "Completion Date" shall mean (1) December 31, 1991, or (ii) the date by which MGLIC has issued Insurance Business as a result of applications solicited by General Agents with aggregate cumulative First-Year Premiums in the aggregate amount of $10,000,000, whichever occurs first.

          (a) Prior to Completion Date. This Agreement prior to the Completion Date, except:

               (i) By the mutual consent of the parties hereto;
           or

               (ii) By MGLIC and FMI if any one or more of the Cumulative Production Goals set forth herein are not achieved by their respective Target Dates, and then only upon six (6) months' prior written notice by MGLIC and FMI to Marketing Company and Life Company;

          or

               (iii) By MGLIC and FMI in the event of a material breach on the part of Marketing Company, Life Company or any General Agent of this Agreement, the Administrative Services Agreement, any Modified Coinsurance Agreement or any other Coinsurance Agreement between MGLIC and Life Company or any General Agents' Compensation Agreement and such breach is not cured or eliminated within thirty (30) days after receipt of written notice thereof to Marketing Company and Life Company from MGLIC and FMI;

               or

               (iv) By Marketing Company and Life Company in the event of a material breach on the part of MGLIC or FMI of this Agreement, the Administrative Services Agreement, the Coinsurance Agreement, any Modified Coinsurance Agreement or any General~ Agents' Compensation Agreement and such breach is not cured or eliminated within thirty (30) days after receipt of written notice thereof to MGLIC and FMI from Marketing Company and Life Company.

               (b) After Completion Date. This Agreement may not be terminated any time after the Completion Date except:

               (1) By the mutual consent of the parties hereto; or

               (ii) By MGLIC and FMI upon thirty (30) days' written notice to Marketing Company and Life Company;

               or

               (iii) By Marketing Company and Life Company upon thirty (30) days' written notice to MGLIC and FMI.

     6. Recapture of Reinsured Business. If any Cumulative Production Goal is not met by the Target Date applicable thereto, or if this Agreement is terminated prior to the Completion Date pursuant to the provisions of Paragraph
5Ca)(i) or 5(a)(iii) above, MGLIC shall have the right, upon SIX months' prior written notice to Marketing Company and Life Company, to recapture all of the Insurance Business ceded by MGLIC to Life Company under the Modified Coinsurance Agreements (and any other coinsurance agreement previously entered into between MGLIC and Life Company.) No consideration shall be paid by MGLIC or FMI to Marketing Company or to Life Company for the recapture of such Insurance Business.

     7. Right of First Refusal. In the event that Life Company or one or more stockholders (Including Parent) of Life Company (collectively the "Offerees") receives an Offer (herein so-called) from an unaffiliated party ("Offeror") to purchase all or part of the stock of Life Company or to reinsure all or part of the Insurance Business previously assumed and reinsured by Life Company from MGLIC, before Offerees accept such Offer they shall deliver a copy of the Offer to MGLIC and FMI. During the thirty (30) day period following such delivery, MGLIC and FMI shall have a right of first refusal for either MGLIC or FMI or any of their affiliates to elect to purchase such stock or to reinsure such Insurance Business, on the same terms and conditions contained in such Offer. Upon the earlier of (i) the delivery by MGLIC AND FMI to Offerees of written notification of their intent not to exercise such right of first refusal, or
(ii) the expiration of such thirty (30)day period without receipt by Offerees of MGLIC's and FMI's written notice of intent not to accept the Offer.

          If MGLIC and FMI exercise such right of first refusal but fail to consummate the purchase within ninety (90) days after receiptby Offerees of MGLIC's and FMI's written notice of exercise, and if such failure is for any reason other than the refusal of Offerees to consummate the transaction in accordance with terms of the offer or the failure of MGLIC and FMI, despite diligent efforts, to obtain all necessary regulatory approval, MGLIC's and FMI's right of first refusal shall terminate completely and permanent. If, despite diligent efforts, MGLIC AND FMI fail to obtain all necessary regulatory approvals within the ninety (90) day period specified above, the right of refusal shall terminate on the earliest of (1) the date on which the receipt of regulatory approvals is no longer possible or regulatory disapproval is announced, (2) the date thirty days after the date on which regulatory approval is granted if the purchase remains unconsummated (unless Offerees have refused to consummate the transaction in accordance with the terms of the Offer), or (3) the date on which MGLIC and FMI cease to make diligent efforts to obtain all necessary regulatory approvals. Such ninety (90) day period may be extended by mutual consent of MGLIC, FMI and Offerees.

     Notwithstanding the foregoing, any right of first refusal which Parent may now or subsequently have to purchase any shares of stock of Life Company or Parent shall be superior to and shall pre-empt the aforesaid right of first refusal in favor of MGLIC and FMI and their affiliates; provided, however, if Parent fails to exercise any right of first refusal it may have, then the Offerees shall promptly deliver a copy of the Offer to MGLIC and FMI, whIch shall be entitled to exercise its right of first refusal in the manner described above.

     8. Miscellaneous.

     (a) Assignments. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns, but no party may assign this Agreement without the prior written consent of the other parties.

     (b)   Counterparts.   This  Agreement  may  be  executed  In  two  or  more
     counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     (c) Section Headings. The headings set forth herein are for reference purposes only and shall not In any way affect the meaning or interpretation of this Agreement.

     (d) Waiver. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained. All remedies provided for In this Agreement shall be cumulative in addition to and not in hey of any other remedies available to any party at law, in equity or otherwise.

     (e) Amendments. (i) Except as provided In clause (11) below, this Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an Instrument in writing duly executed by the parties hereto or their respective successors or permitted assigns.
     (ii) Section 1(b) of this agreement may not be amended nor shall any waiver, change, modification, consent, or discharge be effected, except by an Instrument in writing duly executed by Marketing Company and Life Company.

     (f) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by their officers thereunto duly authorized, all as of the date first hereinabove written

                                MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY



                                By:  /s/
                                     Title


                                FACILITIES MANAGEMENT INSTALLATION


                                By:  /s/
                                     Title


                               FIRST FINANCIAL LIFE INSURANCE COMPANY

                               By:  /s/
                                     Title: President


                               FIRST FINANCIAL MARKETING SERVICES, INC.


                                By:  /s/
                                     Title: President


                               FIRST FINANCIAL LIFE COMPANIES, INC.

                               By:  /s/
                                     Title:  President

                               Attest:  /s/
                                     Title:  Vice President

Exhibit 10.2.4

                                   SCHEDULE A

                                 Policy Criteria

Date  Criteria:  Po1cies  Submitted  Subsequent  to October  1,  1986.

Policy inclusion Criteria:

        a)      Policies written directly by the General Agents

               Effective this          day of               ,19   .

               (hereinafter referred to as Company. hereby appoints)


               (General Agent's Name)

               to act as the Company's General Agent (hereinafter referred to as General Agent or You). for the solicitation of applications for insurance. The title of the General Agent shall be

               ----------------------------------------------------------

               The parties hereby agree as follows:

RELATIONSHIP OF THE PARTIES

1. The General Agent is an independent contractor. Nothing contained in this contract or in any course of dealing between you and the Company whether in the
past  or   currently   shah  ha   construed   or   interpreted   to   create  an
employer~employet relationship between the Company md you.

You shall be free to exercise your own judgment as to the persons from whom applications are solicited and as to the time, place and manner of solicitation: however. the applicable statutes and governmental regulations pertaining to the conduct of business covered hereby as well as the regulations from Ume to time adopted by the Company respecting its methods of doing business shall be observed and conformed to by you.

AUTHRITY

2.Your authority shall extend no further than is stated in this contract you are hereby authorized to solicit applications for insurance and annuity contracts on behalf of the Company. You are further authorized to collect in cash a first-year premium on applications solicited or on policies forwarded to you for delivery. You may not collect any deferred first-year or renewal premium uniess a receipt is forwarded by the Company to you for that purpose. You shall not collect any premiums past due except upon conditions specifically prescribed by the Company. You shall not undertake to make. alter. or discharge any contract or waive any forfeiture, or extend the time for payment of any premium or note, or waive payments In cash. or contract debts or obligations in the name of the Company or obligate it in any way. Except in cases where the first full premium has been paid in advance. you shall not deliver any policy where you have knowledge of any conditions suffered by the. applicant subsequent to the application date which might affect insurability.

You have the authority to recruit insurance producers (Producers) to solicit insurance and annuities under your supervision and recommend their licensing to the Company. The Company reserves the right of refusal to license any such proposed Producer. You shall contract directly with your Producers under agreements suitable to you for solicitation of insurance a! authorized herein: provided. however. that you agree to provide the Company with copies of all such agreements.

LITIGATION

3.You shall not institute legal proceedings against any applicant policyholder or any other person for any cause rising out of the business transacted under this appointment unless the Company shall have been nottlied in writing of such action or the proposed action simunaneously with the institution of such legal proceedings. Should the Company be sued because of any alleged act by you. the Company shall, upon receipt of notification of such suit notify you imrnediately in order that you and the Company may mutually agree upon the appropriate defense. the employment of counsel and a determination as to which party shall be liable for the cost of such defense. The Company. at its sole discretion and expense. may settle any claim or claims of applicants for insurance. policyholders or others against the Company arising out of the business transacted under this appointment. upon receipt of proof satisfactory to the Company of the justice of such claim or claims. No settlement calling for payment by you in whole or in part (whether directly or indirectly, or whether contributed to in whole or in pan by any insurance carrier) shall be made without your consent

MODIFICATIONS

4. The Company shall not be bound by a promise. agreement understanding, or representation heretofore or hereafter made unless made in writing and signed by an officer of the Company expressing by its terms an intention to modity this contract.

DISPUTES

5. If a claim to compensation is disputed by another General Agent or Producer, the decision of the Company thereon shall be binding and conclusive.


RULES AND INSTRUCTIONS

6. This agreement shall be deemed to be supplemented by any provisions, rules and instructions for the conduct of fla business which may be set forth in any rate book, instruction manual, or other publication, or written directives issued by the Company from time to time to the same extent as if such provisions, rules and instructions were included herein.



REPLACEMENT
        AND
REINSTATEMENTS

7. If a policy issued by Company is terminated and a new policy is issued on the same life which, in tne judgment of the Company, is to take tne place of the terminated policy, no compensation shall be allowed thereon. If any policy obtained through you lapses and is then restored through the action of some other person, the Company will not be liable for any further compensation thereon.

ADVERTISING

8. You shall comply with the rules of the Company and any applicable statutes and governmental regulations relating to advertising, publicity releases, and the use of written or printed material pertaining to the Company policies, plans, financial condition, or statements concerning production.



COMPENSATION

9. As compensation for the services to be rendered, you will be paid at the rates and under the conditions set forth in the attached schedule(s) of compensation on premiums paid in cash and accepted by the Company for first and subsequent policy years on account of policies issued on applications generated by you or your Producers, and only after the due date of the premium.

The Schedules may be changed upon written notice to you by the Company and any applications sojicfled by you shall be affected by such change thirty (30) days after the date of such written notice.

You hereby agree that any obligation due from you may be offset by the Company against any money payable to you under this contract and that any such indebtedness shall be a first lien upon any funds due to you under this contract The Company may, moreover, require an immediate repayment of such an indebtedness regardless of whether future compensation becoming payable to you appears to be adequate to offset such indebtedness. In the event the Company is required to pursue formal collection procedure in order to collect any indebtedness under the terms of this contract you agree to be responsible for any expense incurred, be it the fee of a collection agency, attorney, or other cost, including court cost.

In the event you have been appointed by an affiliate of the Company any indebted ness owing the Company may be onset by compensation due you from the affiliate and any indebtedness owing the affiliate may be onset by compensation due you under this appointment.

REJECTIONS

10.The Company may retect any application for insurance obtained by you or your Producers without specifying the reason therefor and return the premium thereon.

RETURN OF
PREMIUM

11. Should the Company for any reason return a premium on a policy, you shall repay to the Company on demand, the amount of compensation received on the premium so returned.

INDEBTEDNESS

12. Any indebtedness incurred by you or your Producers shall, in the absence of any agreement in writing to the contrary, be loans payable upon demand. As security for any such loans, the Company shatl have a first lien upon any compensation payable to you under this or any other contract between you and the Company and may at any time deduct from any such compensation any such indebtedness.

ASSIGNMENT

13. No Assignment of compensation payable hereunder shall be valid unless Accepted in writing by the Company.

INTENT NOT TO
        WAIVE

14. The failure of the Company to enforce any provision in this contract or any regulation it promulgates shall not constitute a waiver thereof.

TERMINATION

15.This contract shall terminate: (1) Upon your death or in the event you become totally and permanently disabled: (2) Upon the giving of written notice by you or the Company, said notice being delivered personally or mailed to the last known address of the other party via United States mail.

In the event of termination as described above. you agree to deliver all Company property to the Company and to repay any existing indebtedness to the Company. 11 tne contract terminates by reason of your health, or in the event you die prior to receipt of all compensation due to you, compensation due, or thereafter becoming due. shall be paid to your estate. In the event you are a corporation, this contract shalt. automatically terminate in the event the corporation ceases to do business as a corporation, in which case all compensation due and thereafter becoming due to it shall be payable to its successor or duly appointed representative.

     PRIOR
AGREEMENTS
SUPERSEDED

16.This agreement supersedes all prior agreements between the Company and you with respect to policies issued through you after the effective date hereof.

WITHDRRAWAL

17. Company retains the right to withdraw any policy form or withdraw from any territory or jurisdiction.


IN WIThESS WHEREOF this appointment has been executed on this   day of  19   .



                Life Insurance Company               Name of Agency


By:
     Vice President                                  Signature/Title

                 LIFEINSURANCE COMPANY
Effective Date




                    GENERAL AGENT'S LIFE COMPENSATION SCHEDULE


This schedule, which is part of the Agreement to which it is attached, is applicable to insurance policies issued by the Company as a result of applications solicited by you and your Produces and payment of compensation contemplated or collected by the Company. Payment of compensation is subject to terms and conditions herein and as contained in the Agreement to which this
Schedule is attached. Payment hereunder shall be the percentage of premium collected as stated herein if a policy is issued as a result of an application solicited by you. Payment hereunder shall be the difference between the compensation payable to you and the compensation payable to a Producer appointed through you if a policy is issued as a result of an application submitted by such Producer.

COMPENSATION PAYABLE

First year compensation is calculated on premiums collected during a first policy year. First year compensation, except as specified below, is not payable on premiums collected in excess of the control premium, as defined by the Company, nor on premiums collected after the first policy year as a result of policy increases, or otherwise.

Renewal compensation is calculated on all premiums in the second and subsequent policy years, subject to the number of years payable contained herein.

Service fees are payable on premiums collected so long as you satisfactorily service the policies, you are duly licensed with the state regulatory authority of the state of residence of the involved policy and the Agreement has not been terminated.

Compension on supplementary benefits provided by riders attached to a policy shall be at the same percentage and for the same period of time as is applicable to the policy itself. No compensation shall be payable on fiat extra premiums, amporary or permanent. Charged by the Company.

VESTING
Upon termination of the contract Payment of compensation shall be as follows:

     1. You or your legal successor Shall be entitled to receive first-year compensation.

     2. In the event this contract is terminated, (i) having been in effect for at least two (2) years, or (ii) after the combined cumumulalive firs.year commissions earned by you and your Producers totals at least $21000, or (iii) as a result of your death or permanent and total disability. insurance renewal compensation shall continue to be payable to you or your legal successor for the periods stated herein as though this contract had not been terminated. subject to the conditions contained herein.

     3.In the event your contract is terminated prior to meeting the conditions as outlined in two (2) above, then no further renewal compensation will be paid.

     4. Notwithstanding the foregoing, payment of such renewal compensation shall cease when compensation amounts to less than $500 annually.


                     GENERAL AGENTS SCHEDULE OF COMPENSATION


                                                                                      Service Fee
                                                    First Year                        11th Year &
     Policy Description                             Compensation     Years 2-10       Thereafter

Lifetrend Joint and Last Survivor (LS-83) (1)           75%               7%              3%
Lifetrend III (NP-WL-86) (1)                            57%               5%              3%
Lifetrend IV (NP-END-SB) (1)                            66%               5%              3%
Lifetrend V  (NP-5-86)  (1)                             60%               5% (Years 2-5)
                                                                          3% (Years 6-10) 3%
Lifetime II (UNF-86)(2)                                 71.5%*            5%              3%
Lifetime III (BRUNF-86) (2)                             66*(a)            5%              3%
Lifestyle I (SUN-U) (2)                                 44%*(a)           2%              2%
Lifestyle II (SUNF-86) (2)                              44%               2%              2%
Lifetime VIP I (VIP-84) (2)                             60%               5%              5%
   Guaranteed Issue Age 40 & Over                       50%*(a)           5%              5%
Lifetime VIP II (VIP-85)(2)                             40%*(a)           3%              3%
Lifefund (SP-86)
    Age 0-69                                            4%**              0%              0%
    Age 70-80                                           2.5%**            0%              0%
Annual Renewable and Convertibe Term (T-86)             40%              25% (2nd Year)   3%
                                                                         10% (Years 3-10)



*This percentage is applicable only to premium amounts not in excess of control premium paid during the first policy year. compansation payable for premiums paid in excess of the control premium shall be at the renewal rate as indicated above.


(1)These products qualify for the Life Production Quality Bonus.

(2)These products qualify for the Life Production Accumulation Account Bonus.

**In the event of termination of a policy, issued on this policy farm, during the first policy year, all compensation paid on such policy will be reversed and charged to you.

(a) If premiums in exceas of the control premium paid the Company are returned to the owner of a policy within the twelve month period immediately following such payment by reason of termination of the policy or at the owner's request all compensation paid you on such premiums, will be reversed and charged back.

     The above percentages are percentages of premiums received by the Company and credited to a policy.

BONUSES
Lifefund, GP-21 and Annual Renewable and Convertible Term policies qualify only for the Life Production Incentive Bonus.

All other policy forms qualify for all bonuses in accordance with the bonus supplements attached to your General Agent's contract.

                    LIFE INSURANCE COMPANY ("Company")

Effective this___day of_____________________19_____



                                WAIVER AMENDMENT

                         LIFE PRODUCTION INCENTIVE BONUS


Thm Amendment modifies to the extent stated herein that certain Life Production Incentive Bonus Amendment ("PIB Amendment") to the General Agent's Compensation Agreement effective ___________________________

between the Company and ___________________________("General Agent").

In consideration of the General Agent's commitment for production of first year premium applicable to life insurnace policies to be issued by the Company based upon applications for insurance solicited by or through the General Agent, the parties agree as follows: effective ___________________________ to Company and ("General Agent").

     1. The Company will waive that provision of the RIB Amendment limiting payment of any bonus due the General Agent to semi-annual payments to me extent specilied in (2) below.

     2. The Company will calculate and make payment each month to the General Agent of the amount of Production Incentive Bonus urned during the preceding month The Percentage of First Year Earned Commissions to be waived will be _______%.

     3. The General Agent agrees that the Company may reduce the Percentage of First Year Earned Commissions to be waived or terminate this Amendment, at its sate option, in the event the General Agent does not meet his commitment for production of first year premium during any calendar year.

IN WTNESS WHEREOF, this Amendment has been executed as of the date first above written.





____________________Life Insurance Company       ____________________________
                                                 Name of General Agent


_________________________________________        By:  _______________________
Vice President                                         Title

___________________________LIFE INSURANCE COMPANY

Effective Date _________________________________



                   LIFE PRODUCTION ACCUMULATION ACCOUNT BONUS

TO:  ___________________________________________________________________________
     (General Agent)



Your General Agent's Contract dated ____________________________ is hereby amended to provide for additional compensation for you subject to the conditions and qualifications contained herein. This amendment is not intended to change or amend any other part or parts of mid General Agent's contract except as may be set forth below.

LIFE PRODUCTION ACCUMULATION ACCOUNT BONUS
Eligibility shall be based upon the quality of the life insurance business produced through your agency during time periods specified below, and the amount of paid first year compensation earned through your agency. Such bonus shall be determined and payable as follows:

(A) Initial qualification for a Life Production Accumulation Account Bonus requires that (i)90% (minimum persistency) of the life insurance premium resulting from applications produced through your Agency be in forces at the end of a calendar year, and (ii) that the total paid first year compensation during such year be equal to an amount shown below. The bonus payable will be the product of the aggregate of the amount of the unborrowed accumulation accounts of all policies in force at the end of the calendar year which had been issued during such year multiplied by the percentage specified in the Percentage of Unborrowed Accumulation Account table for the appropriate policy duration.




                                                        Policy                   Percentage of
      Paid  First  Year Compensation                   Duration                  Unborrowed
         In Calendar  Year*                              Years                Accumulation Account
-----------------------------------------       ---------------------       ------------------------

     $250,000 - 499,999                                1-5                           .375%
     $250,000 - 499,999                                6-20                          .125
     $500,000 and Over                                 1-5                           .750
     $500,000 and Over                                 6-20                          .250


     *Compensation as used herein does not include any compensation received in the form of a bonus.

(B) During each subsequent calendar year after initial qualification pursuant to Paragraph A above, provided that in such calendar year your agency has not less than S250.000 of paid first year compensation, a determination as to continued qualification shall be made by determinging (i) the aggregate amount of annualized premium on policies, issued by the Company, based upon applications received through your agency and, (ii) the persistency of such premium at certain prescribed policy months.

                                     1 of 2

     Persistency is defined as being a percentage wherein, (i) the numerator is the aggregate control premium in force for all flexible premium (universal life) policy forms, plus, the aggregate annualized premiums in force for all other eligible policy forms in force, and (ii) the denominator is the aggregate of control premium for all issued flexable premium (universal life) policy forms, beginning with such policy forms issued in the calendar year of initial qualification, plus, the aggregate annualized premiums for all other eligible policy forms issued, beginning such policy forms issued in the calendar year of initial qualification.

As set forth in the Compensation schedule attached to and made a part of your contract, compensation derived from certain life policy forms is not taken into consideration in determining the amount of the Life Production Accumulation Account Quality Bonus payable, however, such compensation is utilized in determining your eligibility for the Life Production Accumulation Account Bonus. The bonus is based on a ten year rolling block of premium subject to paid first year compensation and minimum persistency qualification as described.

The table  below sets forth the  prescribed  policy  months and the  cumulative,
minimum   persistency   required  in  the   determination  of  subsequent  years
eligibility lot the Life Production Accumulation Account Quality Bonus.


         Calendar Years                     Policy Month
        Following Initial                Following Initial             Minimum
          Qualification                    Qualification             persistency
        --------------------            --------------------         -----------
             Year 2                               25                      85%
             Year 3                               37                      80%
             Year 4                               49                      75%
             Year 5                               61                      70%
             Year 6                               73                      67.5%
             Year 7                               85                      65%
             Year 8                               97                      62.5%
             Year 9                              109                      60%
             Year 10                             121                      57.5%

other than as herein provided, all provisions of your contract shall be applicable hereto, however, no bonus shall be payable after termination at the contract to which this amendment is attached.

___________________________________ LIFE INSURANCE COMPANY

Effective Date  _________________________________________







                             LIFE PRODUCTION INCENTIVE BONUS

 TO:  ____________________________________________________________________
      (General Agent)



Your General Agents Contract dated ____________________________ is hereby amended to provide for additional compensation payable to you subject to the conditions and qualifications contained herein. This amendment is not intended to change or amend any other part or parts of said General Agent's contract except as may be set forth below.

You shall be eligible to receive a Ufe Production Incentive Bonus, hereinafter referred to as "bonus." The bonus shall be payable semi-annually during each calendar year while this contract is in effect Eligibility will be determined by reference to total first year life insurance compensation earned by your agency (the aggregate compensation earned by you and your producers), during the calendar year as a result of applications solicited by you and your producers on policy forms eligible for this Life Production Incentive Bonus. Your eligibility for this bonus will be determined as follows:


                                                 Production Incentive Bonus
              Agency Paid First Year                Percentage  of Earned
           Life  Insurance  Commissions            First Year Commissions
           -----------------------------         --------------------------

               $        12,499                               -0-
               12,500-  24,999                               12%
               25,000-  49,999                               17%
               50,000- 124,999                               21%
              125,000- 249,999                               26%
              250,000- 374,999                               27%
              375,000- 499,999                               28%
              500,000- 749,999                               29%
              750,000- 999.999                               30%
            1,000,000-1,249,999                              31%
            1,250,000 1,499,999                              33%
            1,500,000-1,749,999                              35%
            1,750,000-1,999,999                              36%
            2,000,000+                                       37%

If you become eligible for a Life Production Incentive Bonus, the amount of the bonus shall be determined by multiplying the total earned first year compensation earned during the accounting period by the production incentive bonus percentage stated above. Accounting periods shall be for the six month periods ending June 30 and December31 in each calendar year. A determination of eligibility, and if eligible. the payment of a production Incentive bonus than be made to you within forty-five days following the end of each accounting period. A production incentive bonus will be payable for accounting periods ending on June so if, during the accounting period. your agency has earned first year compensation equal to one of the compensation levels set forth above. The bonus payable will be calculated based upon the level reached. The bonus payable for the December 31 accounting period will be calculated as me amount payable for the full calendar year less the amount of bonus actually paid for the accounting period ended June 30.

As as forth in the compensation schedule attached to and made a part of your contract, compensation derived from certain life policy forms, is not taken into consideration in determining the Life Production Incentive Bonus. However, compensation on such forms is utilized in determining your eligibility for the Life Production Incentive Bonus

No bonus shall be payable after termination of this contract.

Exhibit 10.3.1


                                    MODIFIED

                              COINSURANCE AGREEMENT




THIS MODIFIED COINSURANCE AGREEMENT, made and entered into effective January 1,1987, by and between SOUTHWESTERN LIFE INSURANCE COMPANY ("Ceding Insurer"), a Texas corporation, with principal offices located at 500 North Akard, Dallas, Texas 75221, and FIRST FINANCIAL LIFE INSURANCE COMPANY ("Life Company"), an Arizona, corporation with principal offices at 4830 West Kennedy Boulevard, One Urban Center, Suite 595, Tampa, Florida 33609.


                                   WITNESSETH:


In consideration of the premises and the mutual promises of the parties hereto, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


1.   Definitions. The following terms shall mean:


1.1 "Abatement" means the termination of the provisions of this Modified Coinsurance Agreement relating to the cession of additional Insurance Business Modified Coinsurance Agreement.


1.2 "Accounting Period" means each calendar quarter ending on March 31, June 30, September 30, and December 31, of each year.

1.3 "Beginning Calendar Year" means the period commencing with the effective date of this Modified coinsurance Agreement and ending December 31,1987.


1.4 "Calculation Period" means the Beginning Calendar Year, the Ending Calendar Year and each Calendar Year occurring in between them.


1.5 "Calendar Year" means the each twelve month period beginning January 1st and ending December 3lth.


1.6 "Ending Calendar Year" means the period commencing on January 1st of the year in which this Modified Coinsurance Agreement is Abated and ending on the date of Abatement.


1.7 "First Year Paid Life Insurance Premiums" means the life insurance premiums received by the Ceding Insurer on the Policies reinsured hereunder during the first year each of such Policies is in effect, exclusive of (i) lump-sum cash deposits in excess of published premium rates, (ii) premiums and (iii) premiums for single pay contracts..




1.8 "Gross Rate of Interest" for any Accounting Period shall be the amount of basis points over the effective annual rate of interest credited by Ceding Insurer on interest-sensitive life insurance Policies (as hereinafter defined) as dictated in Schedule A by product type as authorized by Ceding Insurer's Board of Directors and in effect on the first day of each Accounting Period.

1.9 "Gross Investment Income" for any Accounting Period shall be an amount equal to:


     (a) The Gross Rate of Interest multiplied by an amount equal to (i) Reinsurer's Quota Share of the Reserve Liability at the beginning of such Accounting Period less (ii) an amount equal to Reinsurer's Quota Share of the principal amount of all policy loans on the policies reinsured hereunder ("Policy Loans") at the beginning of the Accounting Period less
     (iii) any unpaid settlements due to the Ceding Insurer plus (iv) any unpaid settlements due to the Reinsurer;


Plus


     (b) An amount equal to Reinsurer's Quota Share of the interest receive by Ceding Insurer during such Accounting Period on all Policy Loans.


1.10 "Gross Premium" means all of the paid premiums received by Ceding Insurer on the Policies reinsured hereunder including (i) lump sum cash deposits in excess of published premium rates, (ii) premiums for flexible premium life insurance contracts in excess of control premiums and (iii) premiums for single pay contracts..




1.11 "Insurance Business Produced" means one hundred percent (100%) of Ceding Insurer's liability under all insurance policies and contracts ("Policies") issued by Ceding Insurer on the basis of applications solicited by General Agents included in the General Agents list, Exhibit A of the Marketing Agreement. Only that business produced by General Agents while they are included in Exhibit A shall be reinsured hereunder. For example, if a General Agent is terminated or otherwise removed from Exhibit A of the Marketing Agreement, any insurance business produced by that General Agent after the date of termination or removal will be excluded form this agreement, but insurance business produced by that General Agent prior to the date of termination or removal will remain in force under this agreement.


1.12 "Quota Share" means for any given Calculation Period, a fifty percent (50%) undivided interest in the Insurance Business Produced.


1.13 "Reserve Liability" means the actuarial reserves relating to the Policies reinsured hereunder as reported in Exhibit 8 of Ceding Insurer's Annual Statement prepared on forms prescribed by the National Association of
     Insurance   Commissioners   ("NMC  Statement").   Such  reserves  shall  be
     determined on the same basis as that used by the Ceding Insurer in computing its Reserve Liability.


1.14 "Termination" means the termination of all of the provisions of this Modified Coinsurance Agreement and includes the recapture by Ceding Insurer of all Policies previously reinsured hereunder.


2. Reinsurance. Ceding Insurer agrees to cede to Reinsurer and Reinsurer agrees to assume and reinsure from Ceding Insurer, on a modified coinsurance basis, Reinsurer's Quota Share of the Insurance Business Produced on the terms and conditions stated herein.

2.1 This Modified Coinsurance Agreement is an indemnity reinsurance agreement solely between the Ceding Insurer and the Reinsurer and, except as otherwise provided herein, the performance of the obligation of each party hereunder shall be rendered solely to the other party. Except as otherwise provided herein, no person other than Ceding Insurer and Reinsurer shall have any rights under this Modified Coinsurance Agreement and the Ceding Insurer shall be and remain solely liable to any insured, policyowner, or beneficiary under the Policies reinsured hereunder.


2.2 Reinsurer shall, except for Reserves, Policy Loans and Policy Issue Expenses and Policy Maintenance Expenses, share with the Ceding Insurer, on the basis of Reinsurer's Quota Share, in all transactions relating to Policies reinsured hereunder, including, without limitation:


     (a)  All Premium transactions effected;


     (b) All commissions, fees and bonuses paid to or for the benefit of the General Agents.


     (c)  All policy benefits paid.


     (d)  All policyholder dividends paid.


     (e)  All premium taxes paid.


     (f)  All nonforfeiture benefits paid.

2.3 Except as provided herein, the liability of Reinsurer with respect to the Policies reinsured hereunder shall begin and end simultaneously with the liability of the Ceding Insurer.


2.4 Reinsurer's Quote Share of reinsurance hereunder shall be maintained in force as to the Policies reinsured hereunder without reduction so long as the amount of insurance for which the Ceding Insurer is obligated under such Policies remains in force without reduction.


3. Reserves. Ceding Insurer shall be solely responsible for furnishing all for the assets necessary to satisfy the Reserve Liability on the Policies reinsured hereunder ("Reserves").


3.1 Ceding Insurer shall retain ownership of all assets held as Reserves on the Policies reinsured hereunder and Reinsurer shall have no legal, equitable or security interest in such assets.


3.2 Reinsurer shall not participate in any long or short term capital gains or losses incurred by Ceding Insurer with respect to such assets and no part of any such gains and losses of Ceding Insurer from, or considered as being from, the sale or exchange of any asset shall be treated as gains or losses from the sale or exchange of assets owned by or belonging to the Reinsurer.


3.3 Reinsurer shall be solely responsible for paying all Federal, State by the Ceding Insurer to the Reinsurer hereunder.

4. Expenses. Except as otherwise provided herein, Ceding Insurer shall bear all expenses relating to the issuance and maintenance of the Policies reinsured hereunder.


4.1 For purposes of this Modified Coinsurance Agreement, Policy Issue Expenses (herein so-called) for each new Policy reinsured hereunder and Policy Maintenance Expenses (herein so-called) for each Policy reinsured hereunder are detailed in Schedule A (attached). Reinsurer shall reimburse the Ceding Insurer for Policy Issue Expenses and Policy Maintenance Expenses in an amount equal to Reinsurer's Quote Share of the Policies reinsured hereunder, expressed as a percentage of the Policy Issue Expenses and the Policy Maintenance Expenses.


4.2 Service Fees shall be paid by the reinsurer as detailed in Exhibit B, the Administrative Services Agreement, as long as the business described herein remains in force.


5. Payments by Ceding Insurer. Within 60 days after the end of each Accounting Period, Ceding Insurer shall deliver to Reinsurer an accounting with respect to all Policies reinsured hereunder and Ceding Insurer shall pay to Reinsurer the sum of:


     (a)  Reinsurer's Quota Share of Gross Premiums for such Accounting Period.


     (b)  The Gross Investment Income for such Accounting Period.


     (c) Reinsurer's Quota Share of any decrease in Reserve Liability for such Accounting Period.

5.1 All sums due Reinsurer shall be offset, to the extent applicable, against all sums due Ceding Insurer under Paragraph 6 below.


6. Payments by Reinsurer. Within 60 days after the end of each Accounting Period, Reinsurer shall pay Ceding Insurer the sum of:


     (a) Reinsurer's Quota Share of all disbursements made by Ceding Insurer with respect to the Policies for such Accounting Period, (other than disbursements relating to Policy Issue Expenses, Policy Maintenance Expenses, Reserves and Policy Loans) including, without limitation, all death benefits, nonforfeiture benefits, matured endowments, disability waiver of premium benefits, policyholder dividend, premium taxes, commissions and bonuses and Reinsurer agrees that it will pay all costs and expenses incurred by it or on its behalf in connection with the retrocession of any liability on the Policies reinsured hereunder.


     (b) Reinsurer's Quota Share of all Policy Issue Expenses and Policy Maintenance Expenses for such Accounting Period.


     (c) Reinsurer's Quota Share of all increases in Reserve Liability for such Accounting Period.


6.1 All sums due ceding insurer shall be offset, to the extent applicable, against all sums due Reinsurer under Paragraph 5 above.

7. Retrocession. The Reinsurer's risk in excess of he Reinsurer's normal retention should be addressed in Exhibit C, Reinsurance Agreement.


8. Oversight. It is understood and agreed that if failure to comply with any terms of this Modified Coinsurance Agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either the Ceding Insurer or Reinsurer, both the Ceding Insurer and Reinsurer shall be restored to the position they would have been in had no such misunderstanding or oversight occurred.


9. Reinstatement. If a Policy reinsured hereunder lapses for non payment of premium and is subsequently reinstated by the Ceding Insurer under its regular rules, Reinsurer will automatically reinstate its reinsurance with respect to such Policy. The Ceding Insurer will promptly notify Reinsurer regarding any such reinstatement and will pay to reinsurer its share of premiums in arrears, with interest at the same rate and in the same manner as receive by the Ceding Insurer in connection with the reinstatement.


10. Misstatement of Age. If there is an increase or reduction in any Policy reinsured hereunder because of an overstatement or understatement of age being established either before or after the death of the life insured, Ceding Insurer and Reinsurer shall share in such increase or reduction in proportion to their respective liabilities under the Policy.




11. Settlement of Claims. The Ceding Insurer shall give Reinsurer prompt notice of any claim submitted on a Policy reinsured hereunder and prompt notice of any investigation conducted or any legal proceedings instituted in connection therewith. The Ceding shall keep Reinsurer advised of all subsequent developments relating to any such claim. Copies of proofs or other documents bearing on any such claim, investigation, or proceedings shall be furnished to Reinsurer upon request. For life and accidental death benefit claims, Reinsurer will pay its Quota Share in a lump sum to the Ceding Insurer unless the benefit is to be paid to the beneficiary over a period of time, in which case Reinsurer shall pay its Quota Share to the Ceding Insurer form time to time as the Ceding Insurer makes payment to the beneficiary. For a waiver of premium disability claim, Reinsurer will pay its Quota Share of each year's premium waived by Ceding Insurer. Reinsurer will accept the decision of the Ceding Insurer on payment of a claim or settlement of a suit arising from Policies reinsured hereunder, provided that with respect to any claim or settlement equal to or in excess of $500,000 or relating to any Policy on which Reinsurer has reinsured 50 percent or more of the Ceding Insurer's liability, the Ceding Insurer shall not accept or settle such claim without the prior consent of Reinsurer, which consent shall not be unreasonably withheld or delayed.


11.1 The Ceding Insurer will give Reinsurer prior written notice of its intention to contest, compromise, or litigate any claim involving reinsurance hereunder. Reinsurer will pay its share of the expense of such contest in addition to its share of the claim itself unless within twenty days of receipt of such notice it advises the Ceding Insurer that it is willing to pay its Quota Share of such claim in full. In the event that the Ceding Insurer contests or litigates a claim with respect to which Reinsurer has so advised the Ceding Insurer, Reinsurer shall not be lesser of (a) its original Quota Share of such claim, not including associated expenses, of (b) its Quota Share of the amount for which such claim is actually settled plus associated expenses.


11.2 Reinsurer will, at the request of the Ceding Insurer, advise and assist the Ceding Insurer with respect to any claim in its determination of liability and on suitable procedures to follow in order to contest or litigate a claim of doubtful validity.


11.3 Reinsurer shall not be liable for any portion of any punitive or exemplary damages, penalties, or fines imposed on the Ceding Insurer in connection with any claims with respect to which Reinsurer has advised Ceding Insurer as set forth in Section 11.1. Reinsurer shall not be liable for any damages assessed against the Ceding Insurer arising out of its conduct in the investigation, negotiation, defense, or handling of any such claims or suits connected there with or for any loss arising from fraud or bad faith on the part of the Ceding Insurer.


12. Inspection of Records. Each party shall have the right at any reasonable time during normal business hours to inspect, at the office of the other party all books and documents relating to reinsurance under this Modified Coinsurance Agreement.


13. Arbitration. It is the intention of the parties hereto that customs and usages of the business of reinsurance shall be given full effect in the interpretation of this Agreement. The parties shall act in all matters with the utmost good faith. All disputes, controversies, claims, and other matters in question between the parties hereto arising in connection with this Agreement or the breach thereof shall be submitted to arbitration pursuant to the following procedure:

(i) Any party hereto may make a written demand ("Demand") for arbitration, which Demand shall include a statement of the matter in controversy and the appointment of an arbitrator by the demanding party. Such Demand must be served on all of the parties hereto and must be made within a reasonable time after the controversy, claim, dispute, breach or other matter in question has arisen, but no event after the time when institution for legal or equitable proceedings based on such controversy, claim, dispute, breach or other matter in question would be barred by the applicable statute of limitations.


(ii) Within ten (10) days after such Demand, the responding party shall, by written notice served on the demanding party, appoint a second arbitrator. Should the responding party fail to appoint a second arbitrator as aforesaid, the arbitrator appointed by the demanding party shall be the sole arbitrator. Otherwise, a third arbitrator shall be appointed by such two arbitrators within fourteen (14) days of the appointment of the second arbitrator. Should the two arbitrators appointed by the parties not be able to agree upon a choice of a third arbitrator, then such appointment shall be made by the President of the American Council of Life Insurance. All arbitrators shall be officers of life insurance companies; provided, however, that no arbitrator shall be an officer, director, or stockholder of the parties hereto.

(iii)The arbitration proceeding shall be governed by and conducted in accordance with the procedural rules of the American Arbitration Association applicable to commercial arbitration except as expressly provided otherwise herein. Ex parte communication between any party and any arbitrator subsequent to the appointment of the third arbitrator shall be prohibited.


(iv) The arbitration hearing shall be held at a place selected by the arbitrators. The award thereon shall be made within twenty (20) days after conclusion of the hearing pursuant to a decision by majority vote. The award rendered by the arbitrators shall be in writing, final, unappealable, binding on all parties and enforceable in any court of competent jurisdiction. The cost of such arbitration proceeding, including the fees of arbitrators, shall be borne by the losing party unless the arbitrators decide otherwise. The parties stipulate that the provisions hereof relating to arbitration shall be a complete defense to any Suit, action, or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute which is within the scope of this Paragraph 13. The arbitration provisions hereof shall survive the termination of this Agreement.


14.  Insolvency.  In the event of the  insolvency  of the  Ceding  Insurer,  all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of said Ceding Insurer, without diminution because of the insolvency of the Ceding Insurer' provided, however, that any obligations of the Ceding Insurer to Reinsurer shall be offset against the obligations of Reinsurer to Ceding Insurer.

14.1 In the event of the insolvency of the Ceding Insurer, the liquidator, receiver, or statutory successor of the Ceding Insurer shall give the Reinsurer written notice of the pendency of any claim on a Policy reinsured within a reasonable time, to be less than thirty days after such claim is filed in the insolvency proceeding. During the pendency of any such claim. Reinsurer may investigate such claim and in the name of the Ceding Insurer (or its liquidator, receiver, or statutory successor), but at its own expense, interpose in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Ceding Insurer or its liquidator, receiver, or statutory successor.


14.2 Any expense thus incurred by Reinsurer shall be chargeable, subject to court approval, against the Ceding Insurer as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Insurer solely as a result of the defense undertaken by Reinsurer. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the resulting expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the Ceding Insurer.


15.  Abatement. This Modified Coinsurance Agreement may be abated:


     (a)  By the mutual consent of the Ceding Insured and Reinsurer; or

     (b)  By Ceding Insurer upon thirty (30) days written notice to Reinsurer;

     (c)  By Reinsurer upon thirty (30) days written notice to Ceding Insurer.

16.  Termination. This Modified Coinsurance Agreement may only be terminated:


     (a)  By the mutual consent of the Ceding Insurer and the Reinsurer; or


     (b) By Ceding Insurer in the event of a material breach hereof by Reinsurer and such breach is not cured or eliminated within thirty
          (30) days after receipt of written notice thereof to Reinsurer form Ceding Insurer; or


     (c) By Reinsurer in the event of a material breach hereof by Ceding Insurer and such breach is not cured or eliminated within thirty (30) days after receipt of written notice thereof to Ceding Insured from Reinsurer.


     17. Waiver. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Modified Coinsurance Agreement shall impair any such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto for the fulfillment of any of the covenants, conditions, or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach hereof or of any other covenant, condition or agreement herein contained All remedies provided for in this Modified Coinsurance Agreement shall be cumulative in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

     18. Amendments. This Modified Coinsurance Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing duly executed by the parties hereto or their respective successors or permitted assigns.


     19. Approvals, Consent, etc. In any instance where agreement, approval acceptance or consent of any party is required by any provision of this Modified Coinsurance Agreement, such action shall not be unreasonably delayed or withheld.


     20. Force Majeure. Ceding Insurer or Reinsurer shall be excused from performance hereunder for any period when either is prevented from performing any services to be provided hereunder, in whole or in part, as a result of an Act of God, fire, war, civil disturbance, court order, insurance department regulatory order, labor dispute, or other cause beyond its reasonable control, and such nonperformance shall not be a ground for Termination hereof or assertion of default hereunder. In the event either party hereto shall be excused from performance under this provision, said party shall use its best efforts to provide, directly or indirectly, alternative and, to the extent practicable, equivalent fulfillment of its obligations hereunder.


     21. Severability. If any provision of this Modified Coinsurance Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Modified Coinsurance Agreement, and all other provisions hereof shall remain in full force and effect.

     22.  Miscellaneous.


          (a) Assignments. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns, but no party may assign this Agreement without the prior written consent of the other parties.


          (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


          (c) Section Headings. The headings set forth herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


          (d) Waiver. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained. All remedies provided for in this Agreement shall be cumulative in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

          (e) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with laws of the State of Texas.




     IN WITNESS WHEREOF, the parties hereto have caused this Modified Coinsurance Agreement to be signed and delivered by their respective officers thereunto duly authorized, all as the date first hereinabove written.



Attest:                                   SOUTHWESTERN  LIFE  INSURANCE  COMPANY



/s/                 6/12/91               By:  /s/                   6/12/91
---------------------------                    ------------------------------
Sr. Vice President-Finance                     President



Attest:                                  FIRST  FINANCIAL LIFE INSURANCE
                                         COMPANIES, INC.


                                         By: /s/
--------------------------                       ---------------------------
Secretary                                         President

Exhibit 10.3.2


                                    EXHIBIT C

                              REINSURANCE AGREEMENT




This REINSURANCE AGREEMENT, made and entered into by and between FIRST FINANCIAL LIFE INSURANCE COMPANY ("Life Company"), an Arizona stock life insurance corporation with principal offices at 4830 West Kennedy Boulevard, One Urban Center, suite 595, Tampa, Florida 33609 and SOUTHWESTERN LIFE INSURANCE COMPANY ("SWLIC"), a Texas corporation, with principal offices located at 500 North Akard, Dallas, Texas 75221.


                                  WITNESSETH:


The Life Company and SWLIC mutually agree to reinsure on the terms and conditions set out below. This agreement is solely between the Life Company and SWLIC, and performance of the obligations of each party under this agreement shall be rendered solely to the other party. In no instance shall anyone other than the Life Company or SWLIC have any rights under this agreement.


ARTICLE I. AUTOMATIC REINSURANCE


1. Insurance. The Life Company will cede (retrocede) and SWLIC will accept reinsurance under policies which are written by SWLIC and quota share reinsured to the Life Company under a Modified Coinsurance Agreement whose effective date is January 1, 1987. When the Life Company retains its maximum limit of retention, as shown in Schedule A, attached, the Life Company will retrocede (cede) and SWLIC will accept, automatically, amounts in excess of the Life Company's retention.

     If SWLIC reinsures a portion of the mortality risk on any given individual such that its total retained risk on that individual is less than its maximum retention limit, then the remaining risk will be shared with the Life Company in proportion to SWLIC respective maximum retention limits. For example, if SWLIC has a maximum retention of $500,000 on any given life and it issues a $521,000 policy, of which $500,000 is reinsured with a third party reinsurer, the remaining mortality risk will be shared with the Life Company in direct proportion to the companies' maximum retention limits. The Life Company will keep 50,000/500,000 of the $21,000 retained risk, or $2,100 and SWLIC will keep 450,000/500,000 of the $21,000 retained risk, or $18,900.


2. Coverages. Life insurance, waiver of premium disability benefit for an amount not greater than the corresponding life insurance, and benefits under associated riders are exclusively the coverages or risks reinsured automatically under Paragraph 1 (to the extent that limits are specified in Schedule A, attached). The life insurance includes both basic policies and term riders providing life insurance protection.


3. Regular Limits of Retention. The regular limits of retention detailed in Schedule A and referred to in this agreement may be modified by the Life Company by thirty (30) days' written notice to SWLIC. The amount of reinsurance to be ceded and accepted automatically after the new limits take effect will be determined by mutual agreement.


4. Procedures to Effect Reinsurance. SWLIC will notify the Life Company quarterly of all new policies assumed by the Life Company where the Life Company's quota share of the face amount exceeds the Life Company's retention limit as detailed in Schedule A. These policies will be automatically ceded (retroceded) to SWLIC.



1. Automatic Reinsurance Liability. The liability of SWLIC on any automatic reinsurance under this agreement begins and ends at the same time as that of the Life Company.


ARTICLE III. AMOUNT OF INSURANCE


1. Amounts. Life insurance under this agreement shall be on a Yearly Renewable Term plan for the amount at risk under the policy reinsured. For the purpose of this agreement, the amount at risk shall be defined at the difference between the face amount of reinsurance and the corresponding cash value (taken to the nearest dollar) as of the end of such policy year.


     When the original policy is issued on a level term plan for twenty years or less or on a reducing term plan for any period of years, the reinsurance shall be for the face amount, and cash values, if any, shall be disregarded. If desired, amount at risk may be determined by other methods agreeable to the Life Company and SWLIC. Reinsurance amounts for waiver of premium disability benefit, for additional indemnity for accidental death or death by accidental means, and for benefits under associated riders are on the same basis as the coverages assumed by the Life Company.

2. Reductions and Terminations. Reinsurance amounts are calculated in terms of coverages on the life of a person. If any of the Life Company's policies or riders on the person are reduced or terminated, the reinsurance will be reduced or terminated by the corresponding amount. The reduction will not be applied, however, to force the Life Company to reassume more than its regular retention limit at the time of the reduction for age at issue, mortality rating and form of the policy or policies for which reinsurance is being terminated.


3. Reinstatements. A policy which has been ceded to SWLIC on an automatic basis, that was reduced, terminated or lapsed, if reinstated will be reinstated automatically to the amount that would be in force had the policy not been reduced, terminated or lapsed.


     In connection with all such reinstatements, the Life Company shall pay SWLIC all reinsurance premiums in arrears with interest at the same rate and in like manner as the Life Company has been credited under its Modified Coinsurance Agreement with SWLIC.


4. Nonforfeiture Benefits. Reduced paid-up will be treated as a reduction in accordance with Paragraph 2 above. Extended term will be continued on a basis proportionate to the reinsurance risk before the extended term option was effected. Approximations and methods to simplify handling may be agreed upon by the Life Company and SWLIC.

ARTICLE IV. PREMIUMS


1. Life Insurance. Premiums per $1,000 for life insurance rated standard by age and duration are given in Schedule B. The premiums per $1,000 are applied to the amount of life reinsurance as outlined in Article 111.1. When a flat extra premium is charged on a policy, whether alone or in addition to a premium based on a multiple table, the Life Company will pay this premium on the reinsurance amount in addition to the standard or multiple table premium for the rating and plan of reinsurance.


2. Disability and Payor Benefits. Premiums for waiver of premium disability benefit and for payor benefit will be paid at the same rate as the Life Company has been credited for the benefit on which reinsurance in SWLIC is based.


3. Preliminary Term Insurance. If the Life Company issues a policy with preliminary term insurance, the reinsurance premium for the preliminary term period will be paid to SWLIC at the same rate the Life Company has been credited for the policies on which reinsurance in SWLIC is based. This rule applies to all benefits under the preliminary term insurance. For the first policy year after the preliminary term period, the premiums for all benefits will be computed at first year rates.


4. Payments. Premiums are payable quarterly in advance The Policy fee will be payable prorata each quarter. If reinsurance is reduced, terminated or increased by reinstatement during the quarter, prorata adjustment will be made by SWLIC and the Life Company on all premium items except policy fees.

Exhibit 10.3.3

                                    EXHIBIT B

                         ADMINISTRATIVE SERVICES AGREEMENT




This Administrative Services Agreement made and entered into effective January 1, 1987, by and between FACILITIES MANAGEMENT INSTALLATION (FMI), a Delaware corporation, with its principal Texas offices located at 500 North Akard, Dallas, Texas 75221, and FIRST FINANCIAL LIFE INSURANCE ("Life Company"), an Arizona stock life insurance corporation with principal offices at 4830 West Kennedy Boulevard, One Urban Centre, Suite 595, Tampa, Florida 33609.


                                   WITNESSETH:


WHEREAS, Southwestern Life Insurance Company ("SWLIC") and Life Company entered into a Modified Coinsurance Agreement (herein so-called) of even date herewith under which, among other things, FMI and Life Company agreed to enter into this Administrative Services Agreement.


NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1. Definitions. All terms used in the Modified Coinsurance Agreement shall have the same meaning in this Agreement unless otherwise indicated herein.

2.   Administrative  Services.  FMI  agrees  to  provide  to  Life  Company  all administrative services and to perform all functions necessary to fully process, administer and account for all Insurance Business issued as a result of applications solicited by General Agents which is insurance business ceded by SWLIC to and reinsured by Life Company under the Modified Coinsurance Agreement between Life Company and SWLIC (the "Reinsured Business"). Such administrative services and functions shall include, without limitation, all necessary actuarial, premium billing and collections, accounting, financial reporting, regulatory compliance and claims services required to fully process, administer and account for all of the Reinsured Business. Notwithstanding any provision herein, FMI shall not be obligated hereunder to process, administer or account for any individual cession reinsurance.


3. Service Fee. As consideration for rendering the administrative services and performing the functions specified in Paragraph 2 above, Life Company agrees to pay to FMI a Service Fee (herein so-called) equal to five-tenths of one percent (.5%) of premiums at the beginning of each accounting period. For purposes of this calculation, premiums in force shall consist of (i) annualized premiums for all fixed premium policies in force, excluding single premium whole life and (ii) units in force multiplied by the control premium at date of issue for all universal life policies. The Service Fee shall be payable to FMI within sixty (60) days after the end of each Accounting Period as defined in the Modified Coinsurance Agreement and shall constitute full compensation to FMI for the rendition of such administrative services and the performance of such functions, including FMI's costs and expenses related to such services. Such Service Fee shall be payable to FMI in addition to any fees, expenses or allowances payable by Life Company to SWLIC under the Modified Coinsurance Agreement. In the event that such payment would be in violation of applicable insurance or state laws, FMI shall not accept the payment and shall be released from future obligations under this Agreement.


4. Investments. As part of the consideration for the Service Fee, and if requested by Life Company's Board of Directors, FMI agrees to invest the assets of Life Company in accordance with the directions of Life Company's Board of Directors.


5. Supervision of Life Company. All services performed by FMI hereunder shall at all times be subject to the review, control and supervision of Life Company's Board of Directors, including, without limitation, such reasonable budgetary restrictions as Life Company's Board of Directors may, from time to time, establish. FMI shall at all times act in a fiduciary capacity with respect to Life Company. FMI shall prepare and submit to Life Company such reports as to services provided and costs incurred as Life Company may reasonably request. FMI shall allow representatives of Life Company to inspect and copy, at all reasonable times, FMI's financial and other records pertaining to services provided to Life Company.


6. Third Party Agreements. Life Company acknowledges that FMI may, as a part of its normal business, perform similar services and functions for its affiliates and for other non-affiliated third parties ("Other Parties") and that FMI may utilize the same office space, equipment and personnel to perform such services and functions for its affiliates and Other Parties as it utilizes to perform such services and functions for Life Company.


7. Responsible Officer. Life Company shall designate an officer who shall be authorized to direct FMI in the performance of its duties hereunder.


8. Other Business. Upon the written request of Life Company, FMI agrees to enter into a separate agreement with Life Company to provide all administrative services and to perform all functions necessary to fully process, administer and account for other insurance business which may be ceded to and reinsured by Life Company or written directly by Life Company; provided, however, that FMI shall not be obligated to administer, process or account for any individual cession reinsurance. As consideration for the rendition of such services, Life Company shall agree to pay to FMI an amount equal to FMI's actual cost of rendering such services plus an amount equal to 25% of such actual costs.


9. Termination. This Agreement may not be terminated until such time as the Modified Coinsurance Agreement between SWLIC and Life Company have been terminated, after which this Agreement may only be terminated:


          (a)  By the mutual consent of the parties hereto;

 or

          (b) By FMI in the event of a material breach hereof by Life Company and such breach is not cured or eliminated within thirty (30) days after receipt of written notice thereof to Life Company from FMI;

or

          (c) By Life Company in the event of a material breach hereof by FMI and such breach is not cured or eliminated within thirty (30) days after receipt of written notice hereof to FMI from Life Company.


10.  Miscellaneous.


          (a) Assignments. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns, but no party may assign this Agreement without the prior written consent of the other parties.


          (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


          (c) Section Headings. The headings set forth herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (d) Waiver. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Agreement shall impair any such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions, or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, or agreement herein contained. All remedies provided for in this Agreement shall be cumulative in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.


          (e) Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing duly executed by the parties hereto or their respective successors or permitted assigns.


          (f) Relationship of Parties. In furnishing services to Life Company, FMI shall be deemed to be acting as an independent contractor. FMI does not undertake by this Agreement or otherwise to perform any obligation of Life Company, whether regulatory or contractual, except as provided herein. FMI shall not be deemed to be joint venturer with, or an employee of, Life Company.

          (g) Approvals. Consents. etc. In any instance where agreement, approval, acceptance or consent or any party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.


          (h) Force Majeure. FMI or Life Company shall be excused from performance hereunder for any period when either is prevented from performing any services to be provided hereunder, in whole or in part, as a result of an Act of God, fire, war, civil disturbance, court order, insurance department regulatory order, labor dispute, and such nonperformance shall not be a ground for termination hereof or assertion of default hereunder. In the event FMI shall be excused from performance under this provision, FMI shall use its best efforts to provide, directly or indirectly, alternative and, to the extent practicable, equivalent fulfillment of its obligations hereunder.


          (i) Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.


          (j) Arbitration. All disputes, controversies, claims, and other matters in question between the parties hereto arising in connection with this Agreement or the breach hereof shall be submitted to arbitration pursuant to the procedure set forth in Paragraph 8. of the Modified Coinsurance Agreement.

          (k) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with laws of the State of Texas.




     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be
     signed  and  delivered  by  their   respective   officers   thereunto  duly
     authorized, all as of the date first hereinabove written.




Attest:                  FACILITiES MANAGEMENT INSTALLATION


/s/                      6/12/91            By: /s/                     6/12/91
--------------------------------               --------------------------------
Sr. Vice President                             Executive Vice President

Attest:                                     FIRST FINANCIAL LIFE INSURANCE CO.



/s/                                         By: /s/
-------------------------------                --------------------------------
Secretary                                      Chairman

Exhibit 10.5


                          MANAGEMENT SERVICE AGREEMENT

THIS AGREEMENT ("Agreement") entered into between First Financial Life Insurance Company, an Arizona Corporation, and Rushmore Insurance Services, Inc., a Texas Corporation, as follows:

                                  WITNESSETH:

WHEREAS, First Financial Life Insurance Company has requested, and Rushmore Insurance Services, Inc. has agreed to make available certain insurance management expertise and marketing opportunities for First Financial Life Insurance Company for consideration upon the terms and conditions herein set forth:

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Rushmore Insurance Services, Inc. and First Financial Life Insurance Company agree as follows:

1. Management Services. At all times during the term of this Agreement, Rushmore Insurance Services, Inc. agrees to provide to First Financial Life Insurance Company, the management skills, advice, consideration, and expertise required to conduct business on a daily basis (herein collectively called "Management Services"). Rushmore Insurance Services, Inc. agrees to undertake to perform and bear all costs relating to providing such Management Services, except as noted in Paragraph 6 below.

2. Staff. At all times during the term of this Agreement, Rushmore Insurance Services, Inc. shall provide First Financial Life Insurance Company personnel to perform services as customarily are required in the managing and marketing of life insurance as required by First Financial Life Insurance Company.

3. Marketing Support. At all times during the term of this Agreement, Rushmore Insurance Services, Inc. shall make its best efforts to integrate the marketing needs of First Financial Life Insurance Company into the general marketing strategies used from time to time by Rushmore Insurance Services, Inc. Such integration may include, but not be limited to, inclusion of First Financial Life Insurance Company in any: (a) brochure, pamphlet, manual, audio tape, video tape, or any other form of communication, (b) seminars or training conducted for Rushmore Insurance Services, Inc. customers or agents, (c) sales contest, and
(d) sales award banquets or other forms of agent recognition.

4. Term: This Agreement shall be for a term of one year commencing on the effective date hereof and shall thereafter automatically renew on a year-to-year basis unless and until terminated by Rushmore Insurance Services, Inc. or First Financial Life Insurance Company on written notice given not less than thirty
(30) days prior to expiration of an annual term hereof.

5. Compensation: First Financial Life Insurance Company agrees to pay to Rushmore Insurance Services, Inc. $ 5,000.00 plus out-of-pocket expenses, on a monthly basis, for the services provided as a management and marketing reimbursement expense. This amount may be increased to reflect Rushmore Insurance Services, Inc.'s pro-rata share of all escalations in such costs. Rushmore Insurance Services, Inc. and First Financial Life Insurance Company may redetermine this amount, giving due consideration to any expansion, adjustment, or change in the services provided hereunder, and to Rushmore Insurance Services, Inc.'s actual experience in fulfilling its obligations hereunder. The cost of any service provided under the terms of this Agreement may be paid directly by First Financial Life Insurance Company, and such cost shall not be considered in computing the fees due to Rushmore Insurance Services, Inc. under the terms of this Agreement. Payments under the terms of this Agreement shall, unless otherwise expressly stated, be made in cash on at least a monthly basis during the term of this Agreement. All past-due sums shall bear interest at 10% (ten percent) per annum from due date until paid.

6. Notices: Any notices permitted or required under the terms of this Agreement shall be in writing and shall be deemed duly given if personally delivered or mailed, United States Mail, first class, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the address either party may hereafter communicate to the other by notice as herein provided.

7. Force and Effect: Each provision of this Agreement is effective only to the extent that such provision has been approved by: (a) the Boards of Directors of each party to this Agreement, and (b) any Regulatory body under whose rules and regulations either party to this Agreement functions. Should any provision of this Agreement be found to be ineffective, all remaining provisions of this Agreement shall continue and not be affected thereby, unless such ineffectiveness is, in the sole opinion of Rushmore Insurance Services, Inc., essential to the rights of both parties, in which event Rushmore Insurance Services, Inc. has the right to terminate this Agreement upon written notice to First Financial Life Insurance Company.

8. Miscellaneous: This represents the entire agreement between Rushmore Insurance Services, Inc. and First Financial Life Insurance Company regarding the subject matter hereof and supersedes all prior agreements and understandings between the parties. This Agreement may not be amended except by written consent of both parties, and shall be governed and construed in accordance with the laws of the State of Texas.

WITNESS THE EXECUTION of this Agreement April 8, 1997 and EFFECTIVE FOR ALL PURPOSES AS OF April 8, 1997:

First Financial Life Insurance Company       Rushmore Insurance Services, Inc.


by:                                          by:
    --------------------------                   -----------------------------
      President                                     President

Exhibit 10.6.1


                                OPTION AGREEMENT

     This Option Agreement (the "Agreement") is made and entered into as of April 8, 1997, by and between D.M. Moore, Jr. ("Shareholder"), the holder of a Texas Group I life insurance agent license and sole shareholder of Rushmore Insurance Services, Inc. (the "Agency"), a Texas corporation which holds a Texas Group I life insurance agent license, and Rushmore Capital Corporation ("RCC").

     The parties hereto hereby agree as follows:

                                    SECTION 1

                 GRANT OF OPTION AND GRANT OF SHAREHOLDER OPTION

     1.1 Grant of Option and Shareholder Option: Consideration Therefor. In consideration of the delivery by RCC of $10.00 to Shareholder, receipt of which is acknowledged by him, Shareholder hereby grants to RCC, or to one or more persons holding a Texas Group I life insurance agent license designated by RCC (such person or persons being referred to hereinafter as the "Designee"), an option (the "Option"), exercisable on one or more occasions to purchase any or all of the shares of Agency Common Stock now held by Shareholder or held by Shareholder at the time the Option is exercised (collectively, the "Agency Shares"), subject to the terms and conditions of this Agreement. In consideration of the delivery by Shareholder of$10.00 to RCC, receipt of which is acknowledged by RCC, RCC hereby agrees that Shareholder shall have the option (the "Shareholder Option"), exercisable on one or more occasions, to require RCC to purchase all of the Agency Shares, subject to the terms and conditions of this Agreement.

     1.2 Exercise Price. The exercise price of the Option and the Shareholder Option (the "Agency Exercise Price"), in full consideration of the sale, conveyance, and delivery of the Agency Shares pursuant to which the Option or the Shareholder Option has been exercised, may be paid in cash or by check and shall be equal to the sum of the following amounts:

     (i)  One Thousand and No/100 Dollars ($1,000.00); and

     (ii) The amount of all unreimbursed incorporation expenses, if any, with respect to the Agency and paid personally by Shareholder.

     The amount of the Agency Exercise Price shall be determined and fixed as of the date on which (a) RCC or the RCC Designee sends the written notice specified in Section 1.4 of this Agreement; (b) Shareholder sends the written notice specified in Section 1.5 of this Agreement; or (c) any of the events occurs as specified in Section 4.1 of this Agreement.

     1.3 Term of Option and Shareholder Option. The Option granted hereby shall be exercisable at any time after the date hereof and prior to the 21st anniversary of the death of

Shareholder. The Shareholder Option granted hereby shall be exercisable by Shareholder at any time after the date hereof and prior to the death of Shareholder.

     1.4 Method of Exercising Option. RCC or the RCC Designee may exercise the Option by sending the Shareholder one hundred eighty (180) days' prior written notice of the exercise of the Option, which written notice shall contain (i) a certificate of an officer of RCC designating the RCC Designee, if any; (ii) a notice by or the RCC Designee that it is exercising the Option; and (iii) confirmation of the date on which the transaction shall close (the "Closing Date"), which shall be one hundred eighty (180) days after the date of such written notice, or, if that date is a Saturday, Sunday or legal holiday, the first business day thereafter. On the Closing Date, RCC or the RCC Designee shall deliver to the Shareholder the Agency Exercise Price, and the Shareholder shall deliver the Agency Shares to RCC or the RCC Designee, as the Shareholder shall be instructed.

     1.5 Method of Exercising~ Shareholder Option. Shareholder may exercise the Shareholder Option by sending RCC one hundred eighty (180) days' prior written notice of the exercise of the Shareholder Option, which written notice shall contain (i) a notice by Shareholder that Shareholder is exercising the Shareholder Option, and (ii) a confirmation of the Closing Date. On the Closing Date, RCC or the RCC Designee shall deliver to the Shareholder the Agency Exercise Price, and the Shareholder shall deliver the Agency shares to RCC or the RCC Designee, as the Shareholder shall be instructed.

     1.6 Acceleration of Closing Date. Upon the mutual written agreement of the parties, the Closing Date may be designated as of any date contemporaneous with or subsequent to the exercise of the Option or the Shareholder Option and prior to the expiration of the one hundred eighty (180) day notice specified in
Section 1.4 and Section 1.5.

                                    SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

     The Shareholder represents and warrants that:

     2.1 Organization and Standing of Agency. Agency is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; has the full corporate power and authority to conduct its business as now being conducted; and holds or will hold a Texas Group I life insurance agent license. To the extent that Agency may have business in jurisdictions other than Texas, Shareholder, as the principal of Agency, holds the required agent licenses in such jurisdictions.

     2.2 Qualification of Shareholder. Shareholder is the holder of a Texas Group I life insurance agent license.

     2.3 Binding Effect. The execution, delivery and performance by the Shareholder of this Agreement constitutes the valid and binding agreement of Shareholder and his spouse enforceable in accordance with its terms. The execution, delivery and performance of this Agreement will not (i) violate any provisions of; or result in the breach of, or constitute a default under, any law the violation of which would result in a significant liability to the Agency, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal; (ii) constitute a violation of or a default under, or a conflict with, any term or provision of the Articles of Incorporation or by-laws of the Agency or any contract, commitment, indenture, lease or other agreement, or any other restriction of any kind to which the Agency is a party or by which the Agency is bound; or (iii) cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of the Agency to be accelerated, or increase any such liability or obligation.

                                    SECTION 3

                            COVENANTS OF SHAREHOLDER

     3.1 Restrictions on Disposition. Except as provided in this Agreement, Shareholder shall not sell, mortgage, pledge or otherwise encumber or dispose of or permit to be sold, mortgaged, pledged, transferred, encumbered or disposed of, whether voluntarily or by operation of law, any of the Agency Shares or other securities issued by the Agency now owned or hereafter acquired by Shareholder.

     3.2 Actions by the Agency. Shareholder hereby agrees not to take any action as an officer or director of the Agency to authorize or participate in any of the following actions unless consented to in writing in advance by RCC:

          (a) Loans The Agency's making any loans directly or indirectly to any person, firm or corporation.

          (b) Securities. The Agency's issuance, sale, transfer or other disposition of any stock, bonds, notes, debentures or other securities issued by the Agency.

          (c) Sale. Consolidation or Merger. The Agency's sale of any material amount of its property or assets or its consolidation with, or merger with or into, any other corporation.

     3.3 Dividends. Shareholder shall pay over to RCC any cash dividends or other distribution Shareholder receives in respect of the Agency Shares.

                                    SECTION 4

                     PROVISIONS RELATING TO THE SHAREHOLDER

     4.1 Option and Shareholder Option Exercise Events. It is understood and acknowledged by the parties that the Option granted in Section 1 of this Agreement may be voluntarily exercised by RCC or the RCC Designee at any time in its discretion. It is also understood and acknowledged by the parties that the Shareholder Option granted in Section 1 of this Agreement may be voluntarily exercised by Shareholder at any time in his discretion. The parties further acknowledge that the exercise of the Option and the Shareholder Option shall be deemed to have occurred simultaneously and automatically upon the happening of any of the following events: (a) death of the Shareholder; (b) the filing by or against Shareholder of a petition under any section or chapter of the National Bankruptcy Act, as amended, or any similar law or statute of the United States or any State thereof, or (c) any voluntary or involuntary termination of the Shareholder's employment with RCC. The one hundred eighty (180) day period specified in Section 1.4 and Section 1.5 shall commence to run as of the date of any of such events. At the end of such one hundred eighty day (180) day period (or such shorter time as may be mutually agreed upon), RCC or the RCC Designee shall deliver the Agency Exercise Price to Shareholder; provided, however, that if the death of the Shareholder is the event which has occurred, then the Agency Exercise Price shall be delivered to the personal representative of the estate of Shareholder.

     4.2 No Restrictions on Shareholder. Upon any voluntary or involuntary termination of the Shareholder's employment with RCC, the Shareholder shall thereafter be free to pursue any business activities in which the Shareholder in his absolute discretion may decide to engage, and the right and ability of the Shareholder to engage in such activities shall not be abridged or restricted in any manner as a result of the existence of this Agreement or the fact that the Shareholder was a party thereto, or as a result of the fact that the Shareholder served as shareholder, officer and/or director of the Agency. Subsequent to any such termination of employment, the Shareholder shall be entitled to contact and have business dealings with any and all insurance and/or annuity clients whom the Shareholder developed or solicited prior to or during his employment with RCC and shall be entitled to have business dealings with any of the independent contractor insurance agents who are or were sub-agents of the Agency and who shall institute contact with Shareholder.

                                    SECTION 5

                                  MISCELLANEOUS

     5.1 Notice. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first class postage prepaid.

         To Shareholder:    D.M. Moore, Jr.
                            15851 Dallas Parkway, Suite 1155
                            Dallas, Texas 75248

          To RCC:
                            Rushmore Capital Corporation
                            15851 Dallas Parkway, Suite 1155
                            Dallas, Texas 75248

or to such other address as either Shareholder or RCC may designate by notice to the other.

     5.2 Entire Agreement. This Agreement and the Administrative Services Agreement between the parties constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all other prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties.

     5.3 GOVERNING LAW. THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS INCLUDING WITHOUT LIMITATION, THE TEXAS INSURANCE CODE AS AMENDED, AS WELL AS ALL RULES AND REGULATIONS ADOPTED BY THE TEXAS DEPARTMENT OF INSURANCE, AS IT IS THE INTENT OF THE PARTIES TO COMPLY IN ALL RESPECTS WITH SUCH INSURANCE LAWS AND ALL OTHER REGULATORY REQUIREMENTS. IF, FOR ANY REASON, ANY PORTION OF THIS AGREEMENT MUST BE AMENDED TO COMPLY WITH REGULATORY REQUIREMENTS, THE PARTIES HEREBY AGREE TO MAKE ALL REVISIONS
REASONABLY NECESSARY TO BE CONSISTENT WITH THE SUBSTANTIVE GOALS OF THIS AGREEMENT.

     5.4 Section Headings. The Section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

     5.5 Assignment. Neither party hereto shall assign this Agreement without first obtaining the written consent of the other party.

     5.6 Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their heirs, successors and assigns.

     5.7 Amendments. This Agreement may be amended at any time but only by an instrument in writing, signed by the parties hereto; provided, however, that either party proposing any amendment to this Agreement must provide written notice of the proposed amendment not less than sixty (60) days prior to the proposed effective date thereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.



                                        /s/  D.M. MOORE, JR.
                                             -----------------------------
                                             D.M. MOORE, JR.

                                             RUSHMORE CAPITAL CORPORATION



                                        By:  /s/ Jim W. Clark
                                            JIM W. CLARK, Vice President
                                            RUSHMORE INSURANCE SERVICES, INC.



                                       By:


                             SPOUSAL ACKNOWLEDGMENT
                             ----------------------

         Jennifer Moore, the spouse of the Shareholder, is fully aware of, and understands and fully consents to the terms and binding effect of the foregoing Agreement by and between Shareholder and RCC dated as of the date hereof; upon any community property interest she may have in the Agency Shares held by her spouse as Shareholder. Jennifer Moore further agrees that though the marital relationship may terminate for any reason, such termination shall not have the effect of removing the Agency Shares which are covered by the Agreement from the terms thereof, and acknowledges her consent and agreement thereto by her signature below. Jennifer Moore hereby disclaims any interest whatsoever, whether community property or otherwise, in the Agency Shares.

         EXECUTED as of the 8th day of April, 1997.



                                                      /s/ Jennifer Moore
                                                          -------------------
                                                          JENNIFER MOORE

Exhibit 10.6.2


                           OVERHEAD SERVICE AGREEMENT

THIS AGREEMENT ("Agreement") entered into between First Financial Life Insurance Company, an Arizona Corporation, and Rushmore Capital Corporation, a Texas Corporation, as follows:

WITNESSETH:

WHEREAS, First Financial Life Insurance Company has requested, and Rushmore Capital Corporation has agreed to make available certain facilities and provide for performance of certain services for First Financial Life Insurance Company for consideration upon the terms and conditions herein set forth:

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Rushmore Capital Corporation and First Financial Life Insurance Company agree as follows:

1. Personal Property. At all times during the term of this Agreement, Rushmore Capital Corporation agrees to provide and make available for use by First Financial Life Insurance Company, at the leased premises referred to in Section 3 hereof those certain desks, tables, chairs, typewriters, copying machines, computer equipment, dictating machines, calculators, telephone equipment, facsimile machines, and all other items of personal property required to conduct business on a daily basis (herein collectively called "Personal Property"). Rushmore Capital Corporation agrees to undertake to perform and bear all costs relating to periodic maintenance and repairs for Personal Property in order that same shall at all times be in good operating condition and repair and suitable and adequate for the purpose intended. First Financial Life Insurance Company agrees to utilize the Personal Property in the proper manner and for the purpose intended, and promptly to notify Rushmore Capital Corporation of any defect or malfunction in which event Rushmore Capital Corporation agrees promptly to undertake to provide and diligently pursue effecting any needed repairs or replacement of the Personal Property.

2. Staff. At all times during the term of this Agreement, Rushmore Capital Corporation shall provide First Financial Life Insurance Company personnel to perform services as receptionists, telephone answering, stenographic, secretarial, accounting and bookkeeping, and such other support services as customarily are required in the conduct of life insurance business as required by First Financial Life Insurance Company.

3. Office Space. At all times during the term of this Agreement, Rushmore Capital Corporation shall make available to First Financial Life Insurance
Company by means of assignment, subletting or such other means as Rushmore Capital Corporation shall select, the leased premises commonly designated as ("Premises"); such utilization by First Financial Life

Insurance Company to be upon, and subject to, the terms and conditions set forth in that certain Lease Agreement executed ("Lease") between Rushmore Capital Corporation and the therein stated Landlord, EXCEPT ONLY as such terms and conditions may be altered or amended by the terms and conditions of this Agreement. Rushmore Capital Corporation and First Financial Life Insurance Company further agree as follows:

     a. Rushmore Capital Corporation agrees to be solely responsible for obligations of the lessee as set forth in the Lease with regard to repairs and maintenance of the Premises as may be necessary at any time or from time to time during the term of this Agreement, except only for any such repairs which may be due to the negligence or willful misconduct of First Financial Life Insurance Company or any of its partners, employees or agents.

     b. Rushmore Capital Corporation and First Financial Life Insurance Company acknowledge and agree that, if required by the Lease, Rushmore Capital Corporation's making the Premises available to First Financial Life Insurance Company as herein set forth shall be subject to, and require consent and approval of Landlord, and Rushmore Capital Corporation and First Financial Life Insurance Company covenant and agree promptly to request and to use their best efforts to obtain such consent (provided, however that such consent shall not be subject to any conditions or limitations imposed by Landlord not acceptable to Rushmore Capital Corporation or First Financial Life Insurance Company).

4. General and Administrative Expenses: Rushmore Capital Corporation shall incur the following general and administrative expenses for the benefit of First Financial Life Insurance Company:

Rent                                   Equipment Servicing and Maintenance
Payroll                                Office Utilities
Office Supplies                        Depreciation on Furniture & Equipment
Postage                                Depreciation on Capital Leases
Other Miscellaneous Expenses

5. Term: This Agreement shall be for a term of one year commencing on the effective date hereof and shall thereafer automatically renew on a year-to-year basis unless and until terminated by Rushmore Capital Corporation or First Financial Life Insurance Company on written notice given not less than thirty
(30) days prior to expiration of an annual term hereof.

6. Compensation: First Financial Life Insurance Company agrees to pay to Rushmore Capital Corporation $ 9,000.00 plus out-of-pocket expenses, on a monthly basis, for the use of the Personal Property, services provided, general and administrative expenses incurred, and for the use and occupancy of the Premises, pursuant to Sections 1, 2, 3, and 4 as an overhead reimbursement expense. This amount may be increased to reflect Rushmore Capital Corporation's pro-rata share of all escalations in such rental or of the pass-through by Landlord of increases in utility costs, taxes, and like, all determined as provided in the Lease. Rushmore Capital Corporation and First Financial Life Insurance Company may re-determine this amount, giving due consideration to any expansion or adjustment of the service or any change in the

Personal Property provided hereunder, and to Rushmore Capital Corporation's actual experience in fulfilling its obligations hereunder. The cost of any service provided under the terms of this Agreement may be paid directly by First Financial Life Insurance Company, and such cost shall not be considered in computing the fees due to Rushmore Capital Corporation under the terms of this Agreement. Payments under the terms of this Agreement shall, unless otherwise expressly stated, be made in cash on at ~east a monthly basis during the term of this Agreement. All past-due sums shall bear interest at 10% (ten percent) per annum from due date until paid.

7. Notices: Any notices permitted or required under the terms of this Agreement shall be in writing and shall be deemed duly given if personally delivered or mailed, United States Mail, first class, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the address either party may hereafter communicate to the other by notice as herein provided.

8. Force and Effect: This Agreement is effective only to the extent that it has been approved in advance by: (a) the Boards of Directors of each party to this Agreement, and (b) any Regulatory body under whose rules and regulations either party to this Agreement functions. Should any provision of this Agreement be found to be ineffective, all remaining provisions of this Agreement shall continue and not be affected thereby, unless such ineffectiveness is, in the sole opinion of Rushmore Capital Corporation, essential to the rights of both parties, in which event Rushmore Capital Corporation has the right to terminate this Agreement upon written notice to First Financial Life Insurance Company.

9. Miscellaneous: This represents the entire agreement between Rushmore Capital Corporation and First Financial Life Insurance Company regarding the subject matter hereof and supersedes all prior agreements and understandings between the parties. This Agreement may not be amended except by written consent of both parties, and shall be governed and construed in accordance with the laws of the State of Texas.

WITNESS THE EXECUTION of this Agreement April 8, 1997 and EFFECTIVE FOR ALL PURPOSES AS OF April 8, 1997:

First Financial Life Insurance Company             Rushmore Capital Corporation




by: ---------------------------------              by:  -----------------------
    President                                           President

Exhibit 10.7

                            REPRESENTATIVE AGREEMENT

THIS REPRESENTATIVE AGREEMENT ("Agreement'1) is made and entered into this ____ day of ______________ 19 ___ by and between Rushmore Securities, Inc. (RSC). a Texas Corporation, with its principal office located at 13355 Noel Road, Suite 300, Dallas, Texas 75240 and the undersigned __________________________
(Hereinafter referred to as "RR")

WHEREAS, RSC is a duly qualified broker-dealer; and

WHEREAS, Registered Representative "RR" desires to engage in the sale of securities and the parties hereto agree that the RR conduct such sales activities as an independent securities salesperson and not as an employee, as provided by paragraph 6 of Mimeograph 6656, published by the office of the Commissioner of Internal Revenue in Cumulative Bulletin 1951-1, page 108, subject to such supervisory restrictions as are required by the SEC, NASD, Securities Commission of the State of ____________ or other applicable states, and other Regulatory Authorities and Associations as are necessary to properly qualify the RR.

NOW, THEREFORE, it is agreed:

1. DEFINITIONS

     (a.) The term "Registered Representative" shall have the meaning provided by schedule C of Article II of the By-Laws of the NASD.

     (b. The term SEC shall mean the Securities and Exchange Commission.

     (c.) The term "NASD" shall mean the National Association of Securities Dealers, Inc.

     (d.) The term "Regulatory Authority" shall mean the SEC, NASD, Securities Commission of the applicable state(s) and any other organization, association or governmental authority having jurisdiction over securities engaged in by RSC or the RR by reason of any statute, rule or regulation or by reason of membership of RSC in such organization or association.

2. TERM

     This agreement and the association between parties may be terminated at any time, for any reason, by either party upon written notice to the other party. Upon termination of this agreement and the association, regardless of how such termination may be brought about, RR will promptly return to RSC all instruments, documents and other materials which RSC may have provided to RR or which may have been otherwise acquired by RR in connection with or as a result of the association with RSC.

3. SERVICE OF REPRESENTATIVE

     RR shall have the right to solicit, promote and encourage sales and purchases of securities approved by RSC for the general public, as a Registered Representative in accordance with the rules and regulations published by Regulatory Authorities and governed by the specific securities license held by the RR. However, RSC reserves the right to refuse any application, subscription agreement or sale obtained by the RR. The RR status will be that of independent contractor of RSC and nothing herein shall be construed to create the relationship of employer and employee between RSC and RR. Subject to RR's strict compliance with the requirements, terms, and conditions of this Agreement, RR shall be free to exercise his or her own judgment and discretion as to: the persons from whom the RR will solicit applications and orders for the purchase and sale of Securities Products; the time, method and place of solicitation; the location of, and all arrangements for, and all employees of, and all other aspects of, RR's business.

4. COMMISSIONS

     Pursuant to paragraph 3 hereof, RSC agrees to pay RR commissions on the sale of securities as provided for herein, such commission to be paid as set forth in Exhibit "A" attached hereto, and incorporated herein by reference. Commissions shall be considered earned only when commissions are received by RSC from the issuer. RR specifically waives payment of any and all commissions due them until such time as RSC is in receipt of the commission(s). All indebtedness of RR to RSC shall be considered to be a prior lien against any commission due RR and shall be deducted from proceeds payable to RR. If for whatever reason, a charge-back is levied against RSC by an issuer or another broker-dealer who has paid a dealer re allowance or commission to RSC a proportionate charge-back does not constitute grounds for refusal to pay RSC such amount on demand whether RR is currently registered with RSC or not. RR will not receive any continuing commissions (whether for business solicited by RR or for Override Commissions or otherwise) after termination of this Agreement. After termination of this Agreement, RR will receive only such commissions: as were actually earned prior to termination; and such that would have been earned prior to termination but had not been earned only because they had not been received by RSC; and as to the latter, RR will receive those commissions only when they are received by RSC.

     Any monies that may be paid by RSC to RR as an advance loan against RR's commission or Override Commission, either or both of which are yet to be earned are considered advance commissions and are a loan to RR that may be recovered by RSC.

5. EXPENSES

     RR further agrees that any and all expenses which may be incurred by RR shall be the sole and exclusive obligation of the RR. including but not limited to, the payment of all fees, regulatory assessments, bends, administrative expenses of registration and license(s) maintenance incurred by RSC on behalf of the RR; provided, however, that RSC will provide without charge standard literature and other material relating to the securities being marketed at no cost. It shall be the sole responsibility of the RR to pay overhead expenses incident to his activities under the terms of this Agreement, including but not limited to, secretarial, licensing, entertainment, education and transportation expense, none of which shall be the responsibility of RSC. Neither shall RSC provide to RR any other benefit or compensation other that the commissions provided for in paragraph 4 above. As an independent contractor, RR shall be a self employed-person and RSC shall not withhold or pay federal income or FICA taxes, the payment of such taxes being the sole responsibility of RR.

6. OBLIGATIONS OF RSC

     RSC agrees to maintain an effective and adequately capitalized broker-dealership properly registered with all Regulatory Authorities. RSC further agrees to furnish the RR facilities for execution and confirmation services. RSC from time to time may choose to make reports or other services available, but it is not obligated to do so. It may also agree from time to time to provide additional services for an agreed upon fee to the RR.

7. OBSERVANCE OF REGULATORY REQUIREMENTS

         RR agrees to maintain their operations in conformity with all applicable laws, rules and regulations of Regulatory Authorities, including, but not limited to those practices prescribed by the Manual of the NASD and the currently effective RSC Supervisory Procedures Manual, the requirements of which are incorporated herein by reference. RR will not conduct any business not permitted under their license and shall be responsible for adherence to all applicable securities regulations. In the event that any liability is asserted against RR's actions or omissions, RR agrees to reimburse, indemnify~ and hold harmless RSC from any expense it may incur including attorney's fees by reason of any breach of this paragraph 7 or paragraph 10 and of said laws, rules and regulations. The PR shall observe such written procedures as are published by RSC.

     PR is prohibited from, and agrees that PR shall not: (a) collect from Customers, in payment of the purchase of securities, cash, or checks made payable other than to RSC or to the appropriate custodian bank or transfer agent relating to such purchases, all as designated by RSC; (b) offer or sell any security unless it is a Securities Product; (c) offer or sell any security unless there exists at the time of such offer or sale an effective dealer agreement between RSC and the issuer, underwriter custodian or transfer agent of said security; (d) make, alter or discharge on behalf of RSC any contract or investment, or waive any provision other than in strict compliance with the terms and conditions of the securities laws and in accordance with this Agreement and the procedures, manuals, rules and regulations with this Agreement and the procedures, manuals, rules and regulations of RSC; or (e) make any misrepresentation, or improperly induce a Customer to purchase or sell any security or any Securities Product.

8. TRANSACTIONS WITH OTHER BROKER-DEALERS

     During the Term of this Agreement, PR shall not: (a) be associated with or be a registered representative of any other broker-dealer; maintain any NASD registration other than with RSC; or (c) solicit or offer for purchase or sale any securities, or investments except on behalf of RSC. PR agrees to immediately notify RSC in writing if PR acquires or obtains any interest in or affiliation with any other broker-dealer or engages in any employment relating to the sale of securities or investments, either directly or indirectly. either alone or with any person or entity other than RSC. PR shall immediately notify RSC if RR becomes involved in any activity that would create the possibility of a conflict of interest on the part of PR with respect to RSC or any Securities Product offered by or on behalf of RSC. RR shall not execute a securities transaction for the account of any RR or employee (or close relative of either) of any other broker-dealer without the prior written approval of RSC.

9. BREACH OF REGULATORY DUTIES

     Notwithstanding the provisions of paragraph 2 hereto as to notice to termination of this Agreement. RSC shall have the right to require PR to suspend transactions in a particular security to the extent that any such transaction, or the actions of the PR with respect hereto, could, in the opinion of RSC, be considered a breach of any law, rule or regulation of any Regulatory Authority. Provided further, that said right to require suspension of any transaction or transactions shall be enforceable by injunction by a court of competent jurisdiction. Failure by RR to suspend transactions when notified by RSC shall be deemed a material breach of this Agreement, and RSC may at its option terminate this agreement on the occurrence of such breach.

10. USE OF RSC NAME; INDEMNIFICATION
     The PR agrees to indemnify and save harmless RSC from any cost, expense or damages, including reasonable attorney's fees to which RSC may become obligated by reason of such grant of such status as a PR of RSC. If the PR operates under any other name than RSC, he agrees not to advertise such name with respect to the solicitation for or sale of securities. PR further agrees that his clients will be made aware that he is acting in the capacity of a PR of RSC.

Any advertising for the sale of securities must be approved by RSC to insure that it adheres to the guidelines of the Regulatory Authorities. Nothing contained herein shall be construed as a grant of authority to the PR, which authority is specifically disclaimed.

11. COVENANT NOT TO COMPETE

     During the term of PR's relationship with RSC, PR shall not (a) directly or indirectly, either as an employee, employer, consultant, manager, agent, principal, partner, representative, stockholder, officer, director, or in any other individual or representative capacity, invest, engage, or participate in any business that is in competition in any manner whatsoever with the business of RSC without the written consent of RSC or (1)) sell or deal in Securities on behalf of any person other than RSC without first obtaining ~he prior written consent of RSC.


12. CONSTRUCTION; SEVERABILITY

     It is the intent of the parties hereto that the terms of this Agreement shall be construed pursuant to the laws of the State of Texas, and in accordance with the requirements of the SEC, NASD, and other Regulatory Authorities, to the extent applicable hereto. To the extent that any of the provisions of this agreement shall be invalid or unenforceable, then this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

13. MODIFICATION

     No change of this Agreement (including Exhibit A) shall be valid unless the same be made in writing to PR by RSC.

14. ENTIRE AGREEMENT

     This instrument is the entire Agreement of the parties, except to the extent of any document incorporated herein by reference or any statutes rules and regulations, clearing agreements or manuals referred to herein.

15. NON-ASSIGNABILITY; DEATH, DISABILITY

     The services contracted hereunder are personal and dependent upon the qualifications of the parties hereto and may not be assigned by either party without the express consent of the other in writing. In the event of death, disability or incapacity of the PR this agreement shall terminate.



         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT IN DUPLICATE ORIGINALS THE DAY AND YEAR FIRST ABOVE WRITTEN.

          REGISTERED REPRESENTATIVE                    RUSHMORE SECURITIES CORP.


          ------------------------                    -------------------------
                   Signature                                   Signature


         -------------------------------
         Print or Type Name of Signatory







                                  EXHIBIT "A"




Commission payable to the PR will be _____ paid to RSC on the following types of business:

% net of all clearing charges and/or the dealer allowance

Mutual Funds               General Securities
Variable Annuities
Variable Life Products
Unit Investment Trusts                                             revised 10/96
                                        5

Exhibit 10.8



                        Rushmore Investment Advisors, Inc

                         Professional Advisory Agreement
                         -------------------------------

Rushmore Investment Advisors, Inc. (Advisor) and enter into this Professional Services Agreement (the Agreement) on




1. Services Provided:
     Advisor agrees to direct, implement, monitor and manage the investment and reinvestment of certain assets of the Client and the proceeds thereof. The listing of assets included in this agreement is provided in attachment "A" hereto. The parties agree that, upon addition or deletion of any asset covered under this Agreement, Advisor will maintain an updated listing of all assets covered under this Agreement. The revised asset listing as maintained by Advisor will be considered as the revised attachment "A" to this agreement.

2. Program and Advisory Authority:
     Advisor's authority with respect to the Client assets shall be one of the following as indicated:

          ____ 1. Individual Managed Asset Program (IMAP) Discretionary - Advisor shall have authority to purchase and/or sell assets on behalf Client without obtaining approval for any transaction.
                    ______ Rushmore Managed Account
                    ______ Third-Party Managed

          _____2. Mutual Fund Managed Asset Program (MFMAP)Discretionary-Advisor shall have authority to purchase and/or sell assets on behalf of client without obtaining approval for any transaction.

3. Account Restrictions:
     Advisor agrees to observe any specific Client investment policy, guidelines and/or restrictions as provided by Client.

4. Report To Client
     Advisor shall provide Client with quarterly written statements regarding assets managed by Advisor, including the market value of current holdings, purchases and sales, and any income or expense items (including any advisory fees to be paid to Advisor). Client will receive an annual report including all quarterly statements, meeting notes, and copies of all correspondents.

5. Proxy Voting:
     Unless   specifically   directed  by  Client,   Advisor  shall  not  assume
     responsibility for voting proxies on Client behalf.

6. Brokerage Services:
     Subject to Client approval, Advisor will select brokerage firms to execute transactions on Client's behalf. Criteria used in selection process shall include commission costs and execution capabilities. Advisor assumes responsibility recommending brokerage firm and for negotiating brokerage rates on Client's behalf. All brokerage commissions, stock transfer fees and other

15851 Dallas Parkway, Suite 1155                           (214) 234-2829(Voice)
 Dallas, TX 75248                                          (214) 234-8949 (FAX)
     similar charges relating to Client's investments shall be paid by Client. Advisor shall not receive commissions for the sale or redemption of mutual fund securities in Client's portfolio. Advisor may use an affiliated broker/dealer to efficiently execute trades for Client's portfolio. Transaction fees for mutual fund securities received by any affiliated broker dealer shall not exceed the transaction charges on the Advisory Fee
     Schedule in Exhibit A. In addition Advisor may receive administrative service fees from various mutual fund sponsors for rendering specific services to the mutual fund. This is separate from 12(b) 1 administrative service fees paid on some mutual funds to the broker/dealer of record.

7.  Custody of Assets:
     Client acknowledges that Advisor will not have custody of Client's funds. Client retains responsibility for custodianship of all Client assets. Client acknowledges that Advisor is only providing advisory services described in this Agreement and that Advisor retains no custody or possession of the assets in the Client's account and performs no depository services with respect to Client's account.

8.   Confidentiality of Information:
     All advice as provided by Advisor is to be confidential, and not publicized or communicated to any outside third party without the written consent of Advisor and Client, except as required by applicable state or federal law.

9.  Fees:
     Fees payable to Advisor for advisory services shall be calculated as a percentage of the average daily market value of the assets managed, according to the fee schedule shown below. Fees shall become due and payable at the end of each calendar quarter in which the Client's assets are managed by Advisor. A deposit, equal to the fees calculated according to the fee schedule below, based on the balance at the beginning of each quarter, will be retained by Advisor until the end of each quarter at which time the fees are due and payable. Advisor shall notify Client in writing of the amount of fees due, how the fees were calculated, and the value of the assets on which the fees were computed. Client will provide for an automatic draft to be established for payment of all fees. The base number for fee calculation shall be the assets under management by Advisor as of the end of each calendar quarter. Fees for a partial quarter shall be calculated on a pro rata basis assuming 365 day year. Advisor does not offer any fee schedule based on account performance. All Accounts are subject to a minimum quarterly fee of $500.00.


          Fee Schedule
          Assets Managed  (average daily balance in quarter)                          Ann Rate        Qtly Rate

          Amounts  equal to or less than $250,000                                       2.50%           .6250%
          Amounts  greater than $250,000 or equal to $500,000                           2.00%           .5000%
          Amounts  greater than  $500,000 but less than or equal to $1,000,000          1.75%           .4375%
          Amounts  greater than $1,000,000 but less than or equal to $3,000,000         1.25%           .3125%
          Amounts  greater than $3,000,000                                                     negotiable





15851 Dallas Parkway, Suite 1155                           (214) 234-2829(Voice)
Dallas, TX 75248                                           (214) 234-8949 (FAX)

     All fees are payable monthly or quarterly and are negotiable with Client. Where advanced retainers are deposited, and are not for more than three months in advance, and if the engagement is subsequently terminated, any unearned fees will be refunded to Client. Client agrees that the Advisor may send bills for its fees for direct payment by the bank or firm holding Client's securities and funds, provided that at the same time Advisor sends a copy of its billing to Client showing the amount of the fee, the value of the Client's assets on which the fee is based, and the specific manner in which the fee is calculated.

10.  Assignability:
     This Agreement may not be assigned to any third party by without written consent of Client. This agreement shall be binding upon and inure to the benefit of the parties, and successors, heirs and assigns of Client.

11.  Divisibility of Agreement:
     If any  provision  of  this  Agreement  is held  by a  court  of  competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

12.  Term of Agreement:
     This Agreement shall take effect as of the date of execution by both parties, and shall continue in effect until terminated by either party, one to the other, upon thirty days written notice.

13.  Appointment  of Rushmore  as  Attorney-in-Fact:
     Subject to the elections in paragraph 2, Client agrees to appoint Advisor its agent and attorney-in-fact in connection with assets managed by Advisor for Client, including but not limited to, purchase and sale of securities, clearance and settlement of securities transactions, transfer, receipt, and delivery of securities or cash, and authorizes Advisor to give such instructions and to act on behalf of the Client with respect to the managed assets in the same manner and with the same force and effect as if the Client acted directly. This Limited Power of Attorney shall remain in effect until authority is revoked by Client upon receipt by Advisor of written notice of such revocation. A copy of the Limited Power of Attorney, once executed, will be attached hereto as exhibit B.

14. Entire Agreement:
     This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter and contains all of the covenants and agreements between the parties with respect to said matter. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statements, or promises not contained in this Agreement shall be valid or binding.

15. Governing Law:
     This agreement shall be governed by and construed in accordance with the laws of the State of Texas 15851 Dallas Parkway, Suite 1155 (214) 234-2829(Voice) Dallas, TX 75248 (214) 234-8949 (FAX)

15851 Dallas Parkway, Suite 1155                           (214) 234-2829(Voice)
Dallas, TX 75248                                           (214) 234-8949 (FAX)

16. Notices:
     Notices under this Agreement shall be in written form, and directed to the designated representatives of Advisor and Client as shown below. Both Advisor and Client warrant that the parties designated below and executing this Agreement are duly authorized to enter into this Agreement on behalf of their respective entities.

17. Recommendations:
     The recommendations to be provided under this agreement are advisory in nature, and Client expressly agrees that Advisor shall not be held liable in any manner with reference to the investment performance of Advisor's recommendations, provided those recommendations are duly provided by Advisor in good faith, with reasonable care and consideration for Client's circumstances.

18. Arbitration:
     Any controversy or claim arising out of or related to this agreement, or any breach thereof, shall be settled by arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and Judgment upon the award rendered by the Arbitrator(s) may be entered into any Court having jurisdiction thereof.

19. Other Acknowledgments.
     Client acknowledges that it has received at least 48 hours in advance of signing this agreement, a disclosure statement from Advisor that includes
     (i) any affiliations with any securities dealer or other investment advisor and the nature of such affiliation, (ii) the Advisor's fee schedule and the extent to which such fees are negotiable, (iii) the extent to which the Advisor will also act as principal or as an agent to execute recommended transactions in securities, and (iv) other information about Advisor. Such disclosure may be satisfied by delivery to Client of Part II of the form ADV of Advisor, as filed with the Securities and Exchange Commission.

Rushmore:                                    Client:  Please Print Name &
                                                      Address



Rushmore Investment Advisors, Inc.
18581 Dallas Parkway, Suite 1155
Dallas, TX 75248
ACCEPTED, this   day of    , 19


By:                                          By:
Frederick E. Mowery, President                                 Client


15851 Dallas Parkway, Suite 1155                           (214) 234-2829(Voice)
Dallas, TX 75248                                            (214) 234-8949 (FAX)

Exhibit 10.9


                              AFFILIATION AGREEMENT

This AFFILIATION AGREEMENT ("Agreement") is entered into and made effective on the date set forth below, between ____________("Agent"), whose address is indicated below, and Rushmore Insurance Services, Incorporated and/or, its affiliates or assigns ("Rushmore"), whose address is 13355 Noel Road, Suite 650, Dallas, Texas 75240.

                                    RECITALS
                                    --------

     WHEREAS, Rushmore has entered into various National Marketing Agreements with Insurance and Investment Companies, and has developed unique and proprietary concepts, products, systems and agencies for the exclusive benefit of Rushmore and its agents; and,

     WHEREAS, Agent desires, individually and/or through other agents recruited by Agent, to market insurance and other financial products and services, and to utilize the concepts and systems provided through Rushmore and/or its affiliates; and,

     WHEREAS, Agent desires to receive loans or advances and is duly indebted to Rushmore as a result of various Commission Advance, Cash Loan, or Annualization Agreements which Rushmore may advance or guarantee from time to time at its discretion (hereinafter referred to as the "Indebtedness"); and,

     WHEREAS, In the event the Indebtedness or any portion thereof becomes unrecoverable, Agent desires to assign any and all insurance commissions, including first year and renewal, now due or which may become due to Agent from each and every insurance company with whom the Agent is now licensed or becomes licensed subsequent to the date of this Agreement hereinafter referred to as "Companies").

     Now, THEREFORE, in consideration of the mutual benefits to be derived, Agent and Rushmore agree as follows:

1. Responsibility for License and Compliance with Applicable Laws. Agent shall be solely responsible (i) for complying with all state, federal and local laws applicable and (ii) for obtaining any permits or licenses required under applicable state, federal and local laws necessary to become affiliated with Rushmore and to receive a fee for soliciting insurance or other financial products. Agent agrees to promptly furnish to Rushmore a copy of such license(s) prior to commencement of Agent's solicitation of any customer; and Agent agrees to maintain and keep current such license(s) and to promptly notify Rushmore of any changes in the licensing requirements applicable to Agent.

2. Compliance. Agent agrees to comply fully with all program guidelines, and other policies, procedures and criteria established from time to time by Rushmore or Companies. Further, Agent agrees to use only solicitation or other materials approved by Rushmore or Companies and shall use no other solicitation, advertising or similar materials when communicating or dealing with potential customers.

3. Use of Rushmore Name. Rushmore agrees to permit Agent the use of the Rushmore name, Logo, Trademarks, Copyrights, Materials, Systems, Forms, and other proprietary information. Agent agrees to use all due diligence to protect the good name and image of Rushmore, to treat all such information confidentially, and not to disclose or distribute such information by any means to unauthorized third parties.

4. Confidential Information. Agent acknowledges that the concepts, products, systems and other materials provided to Agent by Rushmore are the sole property of Rushmore, and Agent agrees not to use any such materials, directly or indirectly, for any purpose whatsoever during the term of this Agreement, other than the solicitation and referral of customers, and further agrees not to use such materials, directly or indirectly, in any manner whatsoever after the termination of this Agreement. With the exception of his or her own downline agents, Agent agrees not to solicit or recruit, for any purpose, other agents within Rushmore and to treat such agents as confidential and proprietary.

5. Submission of Applications. Agent hereby covenants and agrees not to submit any application for a customer to replace a policy of insurance issued by a company represented by Rushmore, and not to submit any application which Agent knows or should have known to contain false, fraudulent or misleading information.

6. Fees to Agent. Agent shall be paid a commission in connection with the sale of various products in accordance with the commission and override schedule in effect. Agent acknowledges receipt of same for each company represented and agrees to the commission, override and Advance Agreement currently in effect. Rushmore may at any time change or amend the commission, override or advance schedule.

7. Management Responsibility. Agent agrees to supervise and oversee the activities of all downline agents, if any, for and in consideration of the various management, generational or bonus overrides received; including but not limited to, marketing and sales support, administrative support, training, compliance, education, dissemination of bulletins, etc. from Rushmore or Companies regarding policies and procedures, etc. Agent understands and agrees that Agent is responsible for all downline debit balances and quality of business and agrees to use all due diligence in recruiting, managing and motivating downline agents.

8. Setoff. If Agent has any indebtedness to Rushmore at any time, either as a result of Agent's indemnification hereunder or under any other provision of this Agreement or any provision of any other agreement with Companies or other arrangement between Agent and Rushmore; Rushmore may setoff such indebtedness against obligations of Rushmore to Agent under this Agreement.

9. Assignment to Offset Indebtedness. In the event any of the Indebtedness remains unrecoverable after such setoff, Agent does hereby irrevocably assign, transfer and set over to Rushmore all the Agent's right, title and interest in and to any and all commissions now due or which may hereafter become due to Agent from Companies due to any indebtedness to Rushmore. Commissions assigned hereunder are those commissions payable to Agent pursuant to the terms of any and all Commission Agreements for Agents or Brokers entered into by Agent and Companies. Commissions shall also include any and all moneys to be received by Agent from Companies as a result of Agent's insurance activities for and on behalf of Companies.

10. Appointment of Rushmore. Agent hereby constitutes and appoints Rushmore its true, lawful and irrevocable attorney-in-fact to demand, receive and enforce payments and to give receipts, releases, satisfactions for and to sue for all sums payable to Agent from Companies, and this may be done either in the name of Agent or in the name of Rushmore with the same force and effect as the Agent could do if this Agreement had not been made. Any and all sums of money subject to this Agreement which may be received by Agent to which Rushmore is entitled, will be received by Agent as trustee for Rushmore. This assignment shall be effective from the date of this Agreement and shall remain in effect until all the Indebtedness referred to herein is extinguished.

11. Crediting Commissions. All sums of money received by Rushmore pursuant to this Agreement shall be credited by Rushmore against any Indebtedness. Any funds received by Rushmore from Companies in excess of the Indebtedness outstanding as of the date of receipt of such funds will become the property of Agent. Companies are not a party to this Agreement. Their only obligation upon their acceptance of a copy hereof, will be the payment to Rushmore of any and all commissions now due or hereafter to become due to Agent.

12. No Prior Liens. Agent represents, warrants and agrees that no prior assignment, security interest or lien, other than as contained herein has been created or exists with respect to the commission payable, under any Commission Agreement described above; and Agent will not create or suffer to exist any such assignment, security interest or lien, other than this Agreement.

13. Indemnification, Agent hereby agrees to indemnify and hold Rushmore harmless from all damages, losses, costs and expenses, including reasonable attorneys' fees, which Rushmore may sustain as result of Agent's negligence, intentional tort, or breach of any representation, covenant, agreement or warranty contained herein.

14. Independent Contractors. In performing Agent's responsibilities under this Agreement, Agent is an independent contractor paying his or her own expenses and all taxes as a self-employed person. This Agreement does not create, and shall not be construed to create, a relationship of partner or joint venture or an association for profit or an employer/employee relationship between Rushmore and Agent.

15. Survival. Each of the representations and warranties set forth in this Agreement shall survive the execution, delivery and termination of this Agreement.

16. Termination. This agreement may be terminated by Rushmore for cause or for lack of production upon written notice to Agent. This Agreement may be terminated by Agent for any reason upon 30 days written notice to Rushmore.

17. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas. Venue for any dispute arising from this Agreement shall be set in Dallas County, Texas.

18. Entire Agreement. This Agreement represents the entire agreement between Agent and Rushmore relating to the subject matter hereof and may not be amended, other than provided in Paragraph 6, except by written instrument executed by both parties. This Agreement and all rights and liabilities hereunder shall inure to the benefit of Agent and Rushmore and its successors and assigns, and shall be binding on the heirs, administrators, successors and assigns of each party.

          EXECUTED to be effective as of this ________day of ________  19.

AGENT INFORMATION
-----------------
(please print clearly)                          AGENT
                                                ------



----------------------------                    --------------------------------
First Name           MI                                  Signature


----------------------------
Last Name


----------------------------
Mailing-Street Address                        RUSHMORE
                                              --------

----------------------------
City       State    Zip


----------------------------
Business Phone


----------------------------
Fax#



----------------------------
Social Security Number


----------------------------
Upline Managing General Agent

Exhibit 10.10.1

                       FULLY DISCLOSED CLEARING AGREEMENT




     This Fully Disclosed Clearing Agreement (the Agreement") is executed and entered into by and between Southwest Securities, Inc. ("Southwest"), a Delaware corporation, and Rushmore Services Corp ("Correspondent"), a Dallas corporation.
                 ----------------------                      -------

     WHEREAS, Correspondent is in the process of registering or is registered with the Securities Exchange Commission ("SEC") as a broker-dealer of securities in accordance with Section 15(b) of the Securities and Exchange Act of 1934 (the "Act") and is applying for membership or is a member of the National Association of Securities Dealers, Inc. ("NASD"), and desires to enter into an agreement with Southwest for Southwest to clear and maintain customer accounts on behalf of Correspondent; and

     WHEREAS, Southwest meets all requirements of the SEC to function as a clearing broker or dealer, and desires to enter into an agreement to clear and maintain cash, margin or other accounts ("Accounts") for Correspondent or customers of Correspondent ("Customers"), (such Accounts of Correspondent and Customers being hereinafter referred to as "Correspondent Accounts" and "Customer Accounts," respectively).

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of guarantee of this Agreement by any guarantor(s), and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. REPRESENTATIONS AND WARRANTIES; AGENCY RELATIONSHIP

(a) Representations and Warranties of Correspondent. Correspondent represents and warrants to Southwest that:

     (i) Correspondent is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and authorized to conduct business in each state where such authorization is required.

     (ii) Correspondent has all the requisite authority in conformity with all applicable laws and regulations to enter into this Agreement and to retain the services of Southwest in accordance with the terms hereof.

     (iii)Correspondent shall not conduct any securities business in accordance with the terms of this Agreement unless or until it is accepted as a member in good standing of the NASD, its registration with the SEC is effective, and it is duly licensed in accordance with the provisions of any applicable state securities laws.

     (iv) Correspondent shall not conduct any business in securities unless it has all requisite authority, whether arising under applicable federal or state laws. rules and regulations, or under the bylaws and rules of any securities exchange or securities association to which Correspondent is subject.

     (v) Correspondent has no arrangement with any other firm for the provision by such other firm of clearing services for any Customer Accounts or Correspondent Accounts, or if any such arrangement exists Correspondent has fully disclosed the nature of such arrangement to Southwest in writing.

(b) Representations and Warranties of Southwest. Southwest represents and warrants to Correspondent that:

     (i) Southwest is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and authorized to do business in each state where such authorization is required.

     (ii) Southwest is registered as a broker-dealer with the SEC and is in compliance with the rules and regulations thereof.

     (iii)Southwest is a member corporation in good standing of the NASD and is in compliance with the rules and regulations thereof.

     (iv) Southwest is in compliance with the rules and regulations of each national securities exchange of which it is a member.


2.   CUSTOMER AND CORRESPONDENT ACCOUNTS

Responsibility for compliance with the provisions of the NASD Rules of Fair Practice regarding opening, approving and monitoring Customer Accounts shall be allocated between Southwest and Correspondent as set forth in this Section 2.

(a) Account Documentation. Correspondent will be responsible for obtaining and verifying all required information and the identity of each potential Customer. Correspondent will be responsible for obtaining and furnishing to Southwest all customary and necessary documents related to Customer Accounts and Correspondent Accounts, and such other documentation as Southwest may reasonably require from time to time, all in such form as shall be reasonably acceptable to Southwest. Correspondent also will be responsible for the transmissions of all required documents to Southwest on a timely basis, but in any event within seven (7) days after a request to open an account is made to Southwest. Correspondent acknowledges its obligations to retain all documents in an easily accessible place in accordance with any applicable rules and regulations of regulatory or self-regulatory agencies or bodies, and Correspondent agrees to provide original documents by overnight delivery or a legible copy by facsimile transmission of such documents within twenty-four (24) hours of a request from Southwest. Correspondent will be responsible for complying with the requirement of SEC Rule 15c2-5. if applicable.

     (b) Knowledge of Customer and Customer's Investment Objectives. Correspondent will be responsible for learning and documenting all the facts relative to every Customer necessary to insure compliance by Correspondent with applicable rules and regulations. Including the information  and  instructions  submitted  to  Southwest  pursuant  to
          Section 2(a), any additional facts relative to the Customer's investment objectives. and to the nature of every Customer Account, every order and every person holding power of attorney over any Customer Account. Correspondent shall be solely responsible for any issues regarding the suitability of any investments for its Customers.

     (c) Acceptance of Accounts. An authorized officer of Correspondent shall accept and approve each Customer and Customer Account. Each Customer and Customer Account approved by Correspondent and opened with Southwest shall be subject to Southwest's acceptance. Southwest reserves the right to withhold acceptance of or to reject. for any reason, any Customer, Customer Account, Correspondent Account or any transaction for any Account and to terminate any Account previously accepted by Southwest. Acceptance of each Account shall be conditioned upon Southwest's receipt of all required completed forms as required by Section 2(a). Correspondent shall not submit such forms with respect to any Customer Account unless Correspondent has in its possession the documentation of all information required pursuant to
          Section 2(b). Southwest shall be under no obligation to accept any Account as to which any documentation required to be submitted to Southwest or maintained by Correspondent pursuant to Sections 2(a) and 2(b) is incomplete. Prior to acceptance of any Account no action taken by Southwest or any of its employees, including, without being limited to clearing a trade in any Account shall be deemed to be or shall constitute acceptance of such Account.

     (d) Supervision of Transactions and Accounts. Correspondent will be responsible for the review and supervision of, and the suitability of, investments made by each and every one of its Customers and for the supervision and monitoring of all discretionary Accounts maintained by Correspondent, and Southwest shall have no responsibility for such. An authorized officer of Correspondent shall approve each transaction in each Customer Account accepted by Southwest. Correspondent shall be responsible for insuring that all transactions in and activities related to all Accounts opened by it with Southwest, including discretionary Accounts, will be in compliance with all applicable laws. rules and regulations of the United States, the states thereof, and regulatory and self-regulatory agencies and bodies, including any laws relating to Correspondent's fiduciary responsibilities to Customers, either under the Employee Retirement Income Security Act of 1974 or otherwise; and in this connection, Correspondent shall diligently supervise the activities of its officers, employees and representatives with respect to such Accounts. Southwest will perform clearing services provided for in this Agreement for Accounts accepted by it in accordance with the terms of this Agreement, as it may be amended from time to time, and otherwise in accordance with its reasonable business judgment.

          To the extent, if any, that Southwest accepts from Correspondent orders for execution in accordance with Section 7(a), Correspondent shall be responsible for informing Southwest of the location of the securities that are the subject of the order so that Southwest may comply with the provisions of 3110 of the NASD Conduct Rules.

     (e) Accounts of Associated Persons. In each case in which a Customer is an employee or otherwise associated with a NASD member, Correspondent shall be responsible for notifying such member in accordance with the provisions of Article III, Section 28 of the NASD Rules of Fair Practice.

     (f) Account Responsibility for Certain Purposes. Notwithstanding anything herein to the contrary, for purposes of the Securities Investment Protection Act of 1970 and the financial responsibility rules of the Securities and Exchange Commission only. the Customer Accounts are the responsibility of Southwest. Nothing in this Section 2(f) will otherwise change or affect the provisions of this Agreement or any information provided to Customers (including the Customer Information Brochure provided to Correspondent by Southwest), which provide that each Customer remains a Customer of Correspondent for all other purposes, including but not limited to sales practices, supervision, suitability, etc. Further, it is understood that Correspondent is not Southwest's agent for sales purposes and neither Correspondent nor any of its employees or agents can bind Southwest or make representations on Southwest's behalf to any Customers regarding any transaction cleared by Southwest on Correspondent's behalf.


3. EXTENSION OF CREDIT

     Responsibility for compliance with the provisions of Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Securities Exchange Act of 1934 ("Regulation T") and all other applicable rules, regulations and requirements of any exchange or regulatory agency affecting the extension of credit shall be allocated between Southwest and Correspondent as set forth in this Section 3.

     (a) Margin Agreements. At the time of opening of each margin account, Correspondent will furnish Southwest with a Southwest Margin and Short Account Customer Agreement, executed by Customer, and on the form furnished to Correspondent by Southwest.

     (b) Margin and Margin Maintenance. Correspondent is responsible for assuring Customer's payment of Customer's initial margin requirements and of all amounts necessary to meet subsequent maintenance calls in each Customer Account, to insure compliance with Regulation T and the house rules of Southwest. Correspondent is responsible for the payment of initial margin requirements and of all amounts necessary to meet subsequent margin calls in each Correspondent Account.

          Southwest shall have the unlimited right to buy in or sell out positions in Accounts whenever Southwest in its sole discretion deems such action appropriate. and without regard to whether, if the Account is a Margin Account, any such Account is then in compliance with applicable margin maintenance requirement or has requested an extension of time for any Account to make any payment required by Regulation T. Correspondent acknowledges that Southwest has the right to demand payment on any debit balance and that Correspondent is responsible to Southwest for any unsecured debit balance resulting from any failure of a Customer to make any such payments upon demand.

     (c) Margin Requirements. Southwest will be responsible for setting minimum margin requirements and advising Correspondent when calls are issued. Southwest may change the margin requirements applicable to any Account or class of accounts, as described in its house rules; Correspondent shall be responsible for advising its Customer of the changed requirements and for the payment by Customer of any additional margin necessary to insure compliance with such increased requirements. Correspondent may establish for any of its Customer Accounts higher minimum margin requirements than those requirements established by Southwest; however Southwest will not be responsible for monitoring the higher minimum on behalf of Correspondent, unless the higher standard is one that can be accommodated by the Southwest computer system.

     (d) Extensions. Correspondent will be responsible for advising Southwest to obtain extensions under appropriate federal regulations. Only Southwest shall perform the clerical function of obtaining requested extensions from the applicable regulatory authorities.

     (e) Losses. In addition to, and not in limitation of, Correspondent's agreement to indemnify Southwest pursuant to the provisions of Section 10, Correspondent indemnifies and holds harmless Southwest from and against any and all loss, cost, expense and liability (including legal and accounting fees and expenses) sustained by Southwest arising Out of any of the following events:

          any failure by any Customer to comply with the terms of its Customer Margin and Short Account Agreement with Southwest;

          Southwest's re-booking of margin transactions as cash transactions;

          Southwest's broker's execution of a transaction for the account of a Customer,

          the failure of Correspondent or any Customer, in a margin transaction, to comply with Regulation T;

          the failure of  Correspondent:  to satisfy its obligations  under this
          Section 3; or
          in a cash transaction, the failure of delivery of securities sold or failure of payment for securities purchased in accordance with the provisions of Regulation T; the return to Southwest unpaid of any check given to Southwest by Correspondent or any Customer; or the payment for and/or delivery of all "when issued" transactions which Southwest may accept or execute for the Accounts.


4. MAINTENANCE OF BOOKS AND RECORDS

     (a) Southwest's Books and Records. Southwest will maintain stock records and other records on a basis consistent with generally accepted practices in the securities industry and will maintain copies of such records as are produced by Southwest, in accordance with all applicable rules and regulations of regulatory and self-regulatory agencies and bodies, including the NASD and SEC guidelines for record retention in effect from time to time. In connection with Customer Accounts, Southwest will maintain and preserve such books and records pertaining thereto, pursuant to the requirements of SEC Rule 17a-3, as are customarily made and kept by Southwest.

     (b)  Correspondent's  Books and Records.  Notwithstanding the provisions of
          Section 4(a), Correspondent shall maintain ledgers (or other records) reflecting all assets and liabilities, income and expenses and capital accounts; monies borrowed and monies loaned (together with a record of the collateral therefor and any substitution in such collateral); a record of the computation of aggregate indebtedness and net capital pursuant to SEC Rule 15c3-l; and personnel files including applications for employment executed by each "associated person". Correspondent also shall maintain a memorandum of each brokerage order, and of any other instruction, given or received for the purchase or sale of securities, whether executed or unexecuted. Such memorandum shall show the terms and conditions of the order or instructions and of any modification or cancellation thereof, the account for which entered, the time of entry, the price at which executed and, to the extent feasible, the time of execution or cancellation.

     (c) Books and Records of Both Parties. Southwest and Correspondent shall each be responsible for preparing and filing the reports required by the regulatory and self-regulatory agencies and bodies that have jurisdiction over each, and Southwest and Correspondent will each provide the other with such information, if any, which is in the control of one party but is required by the other to prepare any such report.


5. RECEIPT, DELIVERY AND SAFEGUARDING OF FUNDS AND SECURITIES

     (a) Receipt and Delivery in the Ordinary Course of Business. As between Southwest and Correspondent, the party having possession of Customer funds or securities shall be responsible for safeguarding such funds and securities. Correspondent shall promptly transmit securities and/or funds to Southwest when securities and/or funds are to be delivered to Southwest. However, Southwest will not be responsible for any funds or securities delivered by a Customer or Correspondent, its agents or employees, until such funds or securities are physically delivered to Southwest's premises and accepted by an authorized representative of Southwest or deposited in bank accounts maintained in Southwest's name. Correspondent shall be responsible for the prompt payment to Southwest for securities purchased and prompt delivery of securities sold in Customer Accounts. Correspondent shall be responsible for the authenticity of all certificates and delivery of certificates in good form by Customers to Southwest.

          With respect to all payments made or to be made to Southwest, by or for a Customer of Correspondent, Correspondent shall immediately forward all such funds to Southwest, either by U.S. Mail or mutually acceptable courier service or by deposit to local depository bank, and an officer of Correspondent shall verify and warrant that said funds are credited to the proper Southwest Customer Account, and further shall notify Southwest to enter on Southwest's books and records said deposit of Customer funds.

          With respect to any securities certificates delivered to Southwest for a Customer of Correspondent, an officer of Correspondent shall verify and warrant (i) that any securities not bearing a restricted legend are fully paid for and freely tradable; (ii) that Correspondent has no reason to suspect any defect or irregularity with respect to any securities and any endorsements thereon; (iii) that the securities are free of any liens and adverse claims, (iv) that the party transferring the securities has legal title to them or the authority to effect the proposed transfer: and (v) that the regulatory requirements restricting the sale or transfer of securities that bear a restrictive legend (pursuant to SEC Rules 144 or 145 or otherwise) have been satisfied or will be satisfied within the appropriate time frames.

          Correspondent acknowledges that it is solely responsible for satisfying any loss or shortfall of a Customer Account, or for any other event which causes the assets in a Customer Account to be insufficient in amount or otherwise unavailable to timely meet the obligations of Customer to Southwest.

     (b) Custody Services. Whenever Southwest has been instructed to act as custodian of the securities in any Correspondent or Customer Account, or to hold such securities in "safekeeping," Southwest may hold the securities in the Customer's name or may cause such securities to be registered in the name of Southwest or its nominee or in the names of nominees of any depository used by Southwest. Southwest will perform the services required in connection with acting as custodian for securities in Correspondent and Customer accounts, such as (i) collection and payment of dividends; (ii) transmittal and handling (through Correspondent) of tenders or exchanges pursuant to tender offers and exchange offers; (iii) transmittal of proxy materials and other shareholder communications; and (iv) handling of exercises or expirations of rights and warrants, and of redemptions of securities.

     (c) Receipt and Delivery Pursuant to Special Instruction. Upon instruction from Correspondent and/or a Customer, Southwest will make such transfers of securities or

          Accounts as may be requested. Correspondent shall be responsible for determining if any securities held in Correspondent or Customer Accounts are "restricted securities' or "control stock" as defined by the rules of the SEC and that orders executed for such securities are in compliance with the applicable laws, rules and regulations.

     (d) Draft-Issuing Authority. At its discretion Southwest may authorize certain of Correspondent's employees to sign drafts, with Correspondent as the drawer, payable to Correspondent's Customers in amounts and pursuant to conditions as may be determined by Southwest from time to time. Correspondent agrees that it will not request Southwest to authorize someone to sign drafts who is not an employee of Correspondent. With respect to any drafts so issued by Correspondent, an officer of Correspondent shall verify and warrant before causing the draft to be issued (i) that the funds to be transmitted are due payee and that payee has the authority to receive those funds; (ii) that the funds are free of any liens or adverse claims at the time of payment, and are not expected to become subject to any such liens or claims within the foreseeable future; and (iii) that the funds are not needed at the time of payment to satisfy margin or other collateral requirements of the Customer.

          Correspondent agrees to fully indemnify Southwest from the negligence, fraud or mistakes of Correspondent, Correspondent's employees, independent agents and contractors and Customers in connection with any draft issuing authority granted hereunder. Southwest may in its discretion require Correspondent to post a performance bond in such amount and with such deductible as Southwest may determine in order to protect Southwest against any such losses. Furthermore, Correspondent authorizes Southwest to charge any Correspondent Account or other assets of Correspondent held by Southwest with the amount of any such losses.

          Notwithstanding Section 5(a), Southwest will not be responsible for the safeguarding of funds withdrawn by Correspondent or Correspondent's employees pursuant to such draft issuing authority. Southwest may withdraw this draft issuing privilege without notice at any time during the term of this Agreement. Notwithstanding anything herein to the contrary, Southwest may at any time, at its sole discretion, despite any prior authorization, refuse payment on any draft for which Correspondent is drawer and Southwest is drawee.


6. CONFIRMATIONS AND STATEMENTS

     (a) Preparation and Transmissions. Southwest will prepare and send to Customers monthly statements of account (or quarterly statements if no activity occurs in an account during the calendar quarter covered by such statement), which statements shall meet Southwest's requirements as to format and quality and will indicate that Correspondent introduced the Account. Unless otherwise agreed, Southwest will be responsible for preparing and transmitting confirmations; provided, however, that Correspondent may elect to prepare and transmit confirmations, subject to prior approval by Southwest and compliance by Correspondent with the provisions of 2230 NASD Conduct Rules. Correspondent shall not generate and/or prepare any statements, billings or confirmations respecting any Account except as provided in this Agreement or pursuant to an agreement executed between Southwest and Correspondent that authorizes Correspondent to print and mail statements to Accounts on behalf of Southwest. If such an agreement has been executed, Correspondent covenants that it shall comply with all requirements for statements imposed upon Southwest of which Correspondent has notice or has been advised of by Southwest under all applicable laws, rules and regulations, including, but not limited to, the SEC, NASD, Federal Reserve Board and all other regulatory. and self-regulatory agencies and bodies. Correspondent further covenants that it shall not modify or amend the agreed upon statement form provided without the prior written consent of Southwest.

     (b) Examination and Notification of Errors. Correspondent shall examine promptly all monthly statements of account, monthly statements of clearing services and other reports provided to Correspondent by Southwest. Correspondent shall notify Southwest of any error claimed by Correspondent in any Account in connection with (i) any transaction prior to the settlement date of such transaction, (ii) information appearing on daily reports within seven (7) calendar days of such report, and (iii) information appearing on monthly statements or reports within thirty (30) calendar days of Correspondent's receipt of any monthly statement or report. Any notice of error shall be accompanied by such documentation as may be necessary to substantiate Correspondent's claim. Correspondent shall provide promptly upon Southwest's request any additional documentation which Southwest reasonably believes is necessary or desirable to determine and correct any such error.


7. ACCEPTANCE OF ORDERS, EXECUTION OF TRANSACTIONS, OTHER SERVICES

     (a) Customer's Orders. Orders received by Correspondent can be executed by Correspondent or forwarded to Southwest for execution. The party executing the order shall be responsible for errors in execution. Acceptance of orders from Customers shall be the responsibility of Correspondent, and Correspondent shall be responsible for the authenticity of all orders. Correspondent shall promptly transmit all orders to Southwest, and Southwest shall have no responsibility for orders not promptly transmitted. Correspondent shall advise each of its Customers that its relationship with Southwest is solely that of an introducing broker to a clearing broker and that, except as set forth in Section 2(f) above, Correspondent bears all responsibility for the Customer's Account. Southwest reserves the right to reject any Customer order transmitted to Southwest for execution or any order executed by Correspondent and reported to Southwest for clearance. Correspondent assumes the risk of failure by any dealer with which Correspondent executes an order in the event such dealer fails to perform, and will reimburse Southwest for any loss and/or costs incurred by it in the transaction.

     (b) Transaction Clearing. During the term of this Agreement, Southwest will clear transactions on a fully disclosed basis for Accounts of Correspondent and the Customers that Correspondent introduces and Southwest accepts as provided in Section 2(c); provided that Southwest reserves the right not to clear any transactions for Correspondent or Correspondent's Customers.

     (c) Other Services. Southwest will perform such other services, upon such terms and at such prices, as Southwest and Correspondent shall agree from time to time.


8. FEES AND SETTLEMENTS FOR SECURITIES TRANSACTIONS

     (a)  Commissions; Fees for Clearing Services

          (i) Correspondent has provided to Southwest its basic commission schedule and Southwest will charge each Customer the commission shown on such schedule or which Correspondent otherwise directs Southwest to charge on each transaction. Correspondent's basic commission schedule may be amended from time to time by written instructions to Southwest from Correspondent; provided, however, that Southwest shall be required to implement such changes only to the extent they are within the usual capabilities of Southwest's data processing and operations systems and only over such reasonable time as Southwest may deem necessary or desirable to avoid disruption of Southwest's normal operational capabilities. Southwest may charge Correspondent for changes in the basic commission schedule. Correspondent's basic commission schedule shall be within the format of Southwest's computer system.

          (ii) Southwest  will  charge   Correspondent   for  clearing  services
               according to the fee schedule set forth in Schedule A attached hereto and, if applicable, Schedule B.

          (iii)Southwest may charge Correspondent expenses incurred by Southwest on behalf of Correspondent pursuant to this Agreement. Expenses incurred by Southwest on behalf of Correspondent that may be deducted from any payments due to Correspondent from Southwest include, but are not limited to, overlay of forms, system equipment expenses, special programming, changes to commissions schedules and financial report information related thereto, installation of data communication lines and brokerage related credit inquiries, legal transfers, Regulation T extensions, Mailgrams (buy-in or sellout), microfiche of records, insurance protection for Accounts in excess of the amounts provided by the Security Investors Protection Corporation, third party vendor fees and costs incurred in failure of Correspondent or Customers to provide correct social security or tax identification numbers.

     (b) Settlements. Southwest will collect commissions from Customers on behalf of Correspondent and through Correspondent. As soon as practicable after the end of each month, Southwest will forward to the Correspondent a statement showing the amount of commission and other amounts collected by Southwest on Correspondent's behalf, and all amounts due to Southwest from Correspondent (including, without being limited to, clearing charges, other charges, other fees and Customer's unsecured debit items, however arising), together with the amount by which the total owed Correspondent exceeds the total owed Southwest. If such statement indicates that Correspondent owes monies to Southwest, Correspondent shall promptly pay Southwest the amount by which the total owed Southwest exceeds the total owed Correspondent. If Correspondent fails to make such payment within the time period indicated on such statement, or in any event within thirty (30) calendar days, Southwest shall have the right to charge any other Account maintained by Southwest for Correspondent or any other assets of Correspondent held by Southwest (including the deposit required pursuant to Section 9 and positions and balances in Correspondent Accounts) for the net amount due Southwest. Any failure by Southwest to charge any Account or assets of Correspondent held by Southwest shall not act as a waiver of Southwest's right to demand payment of, or to charge Correspondent's Accounts for, the full amount due at any time.


9. DEPOSIT

     (a) Required Clearing Deposit. Contemporaneously with the signing of this Agreement, Correspondent will deliver cash to Southwest, as specified in Schedule A attached, for deposit in an account maintained by Southwest. If at any subsequent time Southwest, in its sole discretion, requires an additional deposit, Correspondent will deposit additional cash in an amount specified by Southwest. Any failure by Southwest to demand compliance with the requirement that Correspondent deposit additional amounts shall not act as a waiver of Southwest's right to demand compliance with such requirements at any time. If the deposit is not adequately funded as required by Southwest. Southwest may, in addition to all other rights under this Agreement, transfer cash or securities of Correspondent held by Southwest to the deposit account. Southwest shall be entitled to set-off against any deposit in addition to any and all other rights or remedies Southwest may have under this Agreement or otherwise.

     (b) Return of Required Clearing Deposit. When this Agreement has been terminated in accordance with the provisions hereof, and Southwest has received payment in full of any and all amounts owing to Southwest hereunder and Correspondent has satisfied each and every of Correspondent's outstanding obligations to Southwest hereunder. Southwest shall return the required clearing deposit to Correspondent within thirty (30) calendar days of the date on which all of said payments have been received and obligations satisfied. These obligations include, but are not limited to, any open and unsettled litigation matters between Correspondent or Customers and Southwest, any unresolved unsecured Correspondent Account or Customer Account debit balances, any open fails as a result of trades executed on behalf of Correspondent Accounts or Customer Accounts, and any
          failures to transfer to another broker any Customer Accounts introduced by Correspondent.

10. INDEMNIFICATION

     (a)Indemnity. Correspondent agrees to indemnify and hold harmless Southwest each person who controls Southwest within the meaning of the Securities Exchange Act of 1934 and any directors, officers, employees, agents and attorneys of Southwest ("Southwest Indemnified Persons") for and against all claims, demands, proceedings, suits and actions and all liabilities, losses, expenses and costs (including any legal and accounting fees and expenses) relating to Southwest's defense of any failure, for any reason, fraudulent or otherwise, by Correspondent, Correspondent's employees, independent agents or contractors, or Customers to comply with any obligation under this Agreement or any other agreement executed and delivered to Southwest in connection with Southwest's performance of services hereunder and any act or failure to act by Southwest Indemnified Persons, except any act or failure to act which is the result of gross negligence or willful misconduct on the part of any such Southwest Indemnified Person. Without limiting the generality of the foregoing, such failure is explicitly intended by the parties to include failure resulting from (i) suspension of trading or bankruptcy or insolvency of any company, securities of which are held in Customer's Accounts; (ii) failure by any Customer to maintain adequate margin; or (iii) breach of any obligation existing between Correspondent and a customer of Correspondent or any law, rule or regulation of the United States, a state or territory thereof, or any regulatory or self-regulatory agency or body, applicable to any transaction contemplated by this Agreement.

          Southwest shall indemnify and hold Correspondent harmless against any losses, claims, damages, liabilities or expenses including without limitation those asserted by Customers (which shall include, but not be limited to, all costs of defense and investigation and all attorney's fees) to which Correspondent may become subject, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon the gross negligence or willful misconduct of Southwest or its employees in providing the services contemplated hereunder.

          Promptly after receipt by any indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section.

          In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, to assume the defense thereof, subject to the provisions herein stated, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party under this Section for any legal or other expense subsequently incurred by Such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel satisfaction to the indemnified party.

     (b) Security Interest and Authorization to Charge. Correspondent grants to Southwest a first lien and security interest in any Correspondent Account maintained by Southwest and any other assets of Correspondent now or hereafter held by Southwest and authorizes Southwest to discharge such lien by charging such Account and assets with all amounts owing to Southwest including, but not limited to, (i) any cost or expense resulting from failures to deliver or failures to receive,
          (ii) any losses resulting from unsecured debit balances in any Customer or Correspondent Account, (iii) any losses resulting from the failure by a Customer or Correspondent to promptly satisfy upon demand by Southwest any indebtedness of Customer or Correspondent to Southwest, including but not limited to any debit balances in any Customer Account or Correspondent Account and (iv) any amounts to which Southwest is otherwise entitled pursuant to the provisions of
          Section 10(a). Southwest shall have discretion to liquidate or sell any securities without notice to Correspondent, and to determine which securities to sell. Such charge may be made against Correspondent Accounts or assets at any time and in such amount as Southwest deems appropriate. No delay in charging any Correspondent Account or asset shall operate as a waiver of Southwest's right to do so at any time as and when Southwest deems appropriate. Southwest shall have the unlimited right to set-off any indebtedness or other obligations of Correspondent under this Agreement or otherwise (absolute or contingent, matured or unmatured) against any obligations of Southwest to Correspondent, including from the required clearing deposit (as described in Section 9) and/or any other money, securities, or other property of Correspondent in Southwest's possession.

     (c) Reserves. In connection with any claim that does or could give rise to a claim for indemnification under this Section for Southwest or a Southwest Indemnified Person, Southwest may, in its discretion, in addition to any and all other rights and remedies under this Agreement, reserve and retain any money, securities or other property of Correspondent pending a determination of such claim. The money, securities or other property of Correspondent set aside in such a reserve shall be subject to Southwest's standard lien and security interest described in Section 10(b) above.


11. UNDERTAKINGS OF CORRESPONDENT

     (a) Financial Statements and Other Reports. Correspondent will furnish to Southwest promptly upon request copies of Correspondent's balance sheet and statement of earnings for the current fiscal year and for each of Correspondent's previous fiscal years. Each such balance sheet and statement of earnings shall be certified by independent public accountants. Correspondent also shall furnish to Southwest promptly upon request copies of Correspondent's monthly and quarterly Focus filing, and the results and/or reports of all exams from self-regulatory bodies, federal or state securities agencies.

     (b) Exclusive Agreement. It is intended by the parties that Southwest will be the exclusive provider of clearing services to Correspondent and its Customers during the term of this Agreement. Correspondent will not, without the express written consent of Southwest, retain any other broker or other entity to provide clearing services during the term of this Agreement.

     (c) Disciplinary Action. In the event that Correspondent or any employee of Correspondent shall become subject to any disciplinary action, including but not limited to expulsion, suspension or restriction by any regulatory or self-regulatory agency or body having jurisdiction over Correspondent and Correspondent's securities business. Correspondent will notify Southwest immediately and Correspondent authorizes Southwest to take such steps as may be necessary for Southwest to maintain compliance with the rules and regulations to which Southwest is subject. Correspondent further authorizes Southwest, in any event, to comply with directives or demands made upon Southwest b\ any regulatory or self-regulatory agency or body relative to Correspondent and Customers. In connection with such directives or demands, Southwest may seek advice or legal counsel and Correspondent will reimburse Southwest for reasonable fees and expenses of such counsel. Correspondent shall, during the term of this Agreement, notify Southwest if Correspondent fails to remain in compliance with the net capital and financial reporting and record keeping requirements of the SEC, any state which has jurisdiction over Correspondent, or any regulatory or self-regulatory body which has jurisdiction over Correspondent.

     (d) Fixed Price Offerings. Correspondent agrees that in making sales of securities, as part of a fixed price offering, it will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretations with respect to Free-Riding and Withholding and under 2740 of NASD Conduct Rules.

     (e) Customer Transactions. Correspondent represents that all orders and other transactions received by Southwest will be in accordance with their Customers' instruction. The parties hereto expressly agree that Southwest shall not be bound to any investigation into the facts surrounding any transaction that Correspondent may have with its Customers or other persons, nor shall Southwest be under any responsibility for compliance by Correspondent with any laws or regulations which may be applicable to Correspondent.

     (f) Inquiries on Certificates. Southwest agrees to act as Correspondent's direct inquirer under the Lost and Stolen Securities Program under SEC Rule 17f-l. (~7 CFR 240.17f- 1).

     (g) Compliance with Rules and Regulations. Correspondent shall comply with, and shall be responsible for complying with, all laws, rules and regulations to which it is subject, including but not limited to those promulgated by the SEC. the NASD and securities exchanges of which Correspondent is a member.

     (h) Certain Expenses. Correspondent will not hold Southwest responsible for any of Correspondent's office expenses or operating costs. Correspondent will reimburse Southwest for any costs or expenses Southwest may incur in complying with any request by a court, or regulatory or self-regulatory agency or body for any documents, papers or data in any form pertaining to any matters relating to this Agreement. If Southwest deems it necessary to retain legal counsel to advise Southwest in connection with any matter governed by this Agreement, including but not limited to Southwest's manner of handling any transaction on behalf of Correspondent or a Customer, Correspondent will reimburse Southwest for the fees of such counsel.

     (i) Option Transactions. Correspondent shall appoint a Registered Option Principal before handling option transactions. Correspondent shall comply with all requirements of the NASD and other regulatory bodies regarding the handling of option transactions.

     (j) Correspondent Accounts. Correspondent shall be required to pay for securities purchased for its own Accounts on the settlement date. Notwithstanding the foregoing, Correspondent may finance any portion of the debit balance in a Correspondent Account under applicable stock exchange and Federal Reserve regulations. If such financing is extended by Southwest, Correspondent agrees to satisfy the debit balance of such Account upon demand by Southwest. Southwest shall charge interest on such debit balances at a rate set at the discretion of Southwest. Interest will be calculated by multiplying the average daily debit balance by the average interest rate (1/360 of the annual interest rate) times the number of days in the interest period. The rate of interest and method of calculation may be changed by Southwest automatically and without notice from time to time.

          Correspondent agrees to maintain in any Account which has a debit balance such positions and margins as may be required by applicable statutes, rules, regulations, procedures and customs, or as may be requested by Southwest from time to time. Any financing described in this Section 11(j) shall be subject to all other terms and provisions of this Agreement relating to obligations of the Correspondent to Southwest, including but not limited to being secured by the lien and security interest granted by Correspondent pursuant to Section 10(b) of this Agreement.

          In the case of an Event of Default, as defined below, all debit balances in any Correspondent Account, and interest thereon, shall bear interest at the highest lawful rate. An Event of Default shall be deemed to have occurred if (i) Correspondent fails to meet any call by Southwest for additional collateral to be deposited in a Correspondent Account; (ii) Correspondent fails to make payment of any debit balance in a Correspondent Account upon demand by Southwest; (iii) Correspondent becomes insolvent, makes an assignment for the benefit of creditors, applies for or consents to the appointment of a receiver, or institutes or has instituted against it any insolvency, reorganization, liquidation, dissolution or similar proceeding; (iv) a petition naming
          Correspondent as debtor shall be filed under the United States Bankruptcy Code; or (v) an attachment is levied against any Correspondent Account or Account in which Correspondent has an interest.

          Regardless of any provision of this Section 11(i), any other section of this Agreement or any other agreement between Southwest and Correspondent, all agreements between Southwest and Correspondent, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due from Correspondent to Southwest, shall the amount paid, or agreed to be paid, for the use, forbearance or detention of money loaned by Southwest to Correspondent exceed the maximum nonusurious rate of interest permitted to be charged under applicable law (the "Highest Lawful Rate"). If, as a result of any circumstance whatsoever, fulfillment of or compliance with any provision hereof or of any of such other agreements at the time performance of such provisions shall be due or at any other time shall involve exceeding the amount permitted to contracted for, taken, reserved, charged or received by Southwest under applicable usury law. Then ipso facto the obligation to be fulfilled or complied with shall be reduced to the limit prescribed by such applicable usury law, and if. from any such circumstance, Southwest shall ever receive interest or anything that might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excess interest shall be applied to the reduction of the principal amount owing on the Correspondent Account in question or the amounts owing on other obligations of Correspondent to Southwest, or if such excessive interest exceeds the unpaid principal balance of any amount owing on other obligations of Correspondent to Southwest, such excess shall be refunded to Correspondent. All sums paid or agreed to be paid to Southwest shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof, so that the interest on account of such indebtedness shall not exceed the Highest Lawful
          Rate. Notwithstanding anything to the contrary contained in any agreement between Correspondent and Southwest, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding balance of any indebtedness of Correspondent to Southwest shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of any such indebtedness shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrued on the outstanding principal balance of any indebtedness shall not reduce the rate of interest which accrues on the outstanding principal balance of any indebtedness below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal of any indebtedness equals the amount of interest that would have accrued if such interest rate had been in effect at all times.

          In consideration for Southwest opening or maintaining one or more inventory Accounts for Correspondent, Correspondent agrees to allow Southwest at any time within the limitations imposed by applicable laws, rules and regulations, to pledge, hypothecate, and/or make deliveries with any and all securities in such Accounts, including fully paid and excess margin securities, without notice to Correspondent. Such securities will be segregated from other bona fide customers of Southwest in the event that they are pledged as collateral for bank loans. Without abrogating any of Southwest's rights under this Agreement and subject to any indebtedness of Correspondent to Southwest, Correspondent is entitled, upon demand, to receive delivery of fully paid for securities in Correspondent's inventory Accounts.

          The provisions of this Section 11(i) shall be construed in conjunction with the express terms and conditions of any separate applicable Account agreement(s) between Southwest and Correspondent.

     (k) Forms BD and U4. Within thirty (30) days after the execution of this Agreement, Correspondent shall provide to Southwest a copy of Correspondent's Form BD. and copies of the Forms U4 for the principals and all registered employees of Correspondent, and copies of any other documents relating to Correspondent, its principals or employees that are available on the Central Registration Depository ("CRD"). Thereafter, within thirty (30) days after the hiring of any new employee, Correspondent shall provide to Southwest a copy of such new employee's Form U4 and other documents available on the CRD.
          Additionally, throughout the term of this Agreement, Correspondent shall promptly provide copies of any subsequent amendments of all Forms and other documents described in this Section 11(k).


     (l) Advertising. Correspondent shall obtain Southwest's prior written consent before using Southwest's name or logo, or the name or logo of any affiliate of Southwest in any advertising in print, broadcast, electronic or any other media. Without the express written consent of Southwest, Correspondent also shall not display the name or logo of Southwest or any of its affiliates on any Internet web page or other electronic advertising; nor shall Correspondent display on any such web page or electronic advertising, a hyperlink to or the Internet address of any web page or electronic advertising of Southwest or any of its affiliates


12. TERMINATION OF AGREEMENT; TRANSFER OF ACCOUNTS

     (a) Effectiveness. This Agreement shall commence to be effective on the date set forth on the signature page hereof, subject to any required approval by the NASD and other regulatory or self-regulatory agencies or bodies, and shall remain in effect as more fully described in Schedule A.

     (b) Automatic Termination. In addition to any other provision for termination herein, this Agreement shall terminate immediately in the event that either Correspondent or Southwest ceases to conduct its business or that Southwest:

          (i)  is no longer registered as a broker/dealer with the SEC; or

          (ii) is no longer a member in good standing of the NASD; or

          (iii)is suspended by any national securities exchange of which Southwest is a member for failure to comply with the rules and regulations thereof.

     (c) Survival. Termination of this Agreement shall not affect Southwest's rights or liabilities relating to business transacted prior to the effective date of such termination. From the date of termination until transfer or delivery of all Customer and Correspondent Accounts, Southwest's rights and liabilities relating to business transacted after such termination shall be governed by the same terms as those set forth in this Agreement.

     (d) No Obligation to Release. Southwest shall not be required to release to Correspondent any securities or cash held by Southwest for Correspondent in one or more Correspondent Accounts until any and all amounts owing to Southwest pursuant to the provisions of this Agreement are paid; and Correspondent's outstanding obligations hereunder to Southwest are determined, including determination of any disputed amounts, and satisfied, and any property of Southwest in the possession of Correspondent is returned to Southwest.

     (e) Conversion of Accounts Upon Termination. In the event that this Agreement is terminated for any reason, it shall be Correspondent's responsibility to arrange for the conversion of Correspondent and Customer Accounts to another clearing broker. Correspondent will give Southwest notice (the "Conversion Notice") of;

          (i) the name of the broker that will assume responsibility for clearing services for Customers and Correspondent;

         (ii) the date on which such broker will commence providing such services;

         (iii) Correspondent's undertaking, in form and substance satisfactory to Southwest, that Correspondent's agreement with such broker provides that such broker will accept on conversion all
               Correspondent and Customer Accounts, then maintained by Southwest, and all positions of such Accounts; and

          (iv) the name of an individual within that organization who Southwest can contact to coordinate the conversion. The Conversion Notice shall accompany Correspondent's notice of termination or within thirty (30) days of the occurrence of an event specified in
               Section 12(b).

               If  Correspondent   fails  to  give  the  Conversion   Notice  to
               Southwest, Southwest may give to Customer such notice as Southwest deems appropriate of the termination of this Agreement and may make such arrangements as Southwest deems appropriate for transfer or delivery of Customer and Correspondent Accounts. In addition. Correspondent shall pay any costs incurred by Southwest as billed by any third party vendors such as transfer agents, etc.

     (f) Other Transfers of Accounts. When Southwest receives a properly executed authorization to transfer a Customer Account from the receiving broker/dealer. Southwest shall promptly transfer the Customer Account to such receiving broker/dealer. Correspondent shall discontinue doing business in any Customer Account scheduled for transfer.


13. CONFIDENTIALITY.

     (a) Documents and Business Information. All agreements, documents, papers and data in any form, supplied by either party hereto concerning the disclosing party's business or any Customers shall be treated by the receiving party as confidential. To the extent such documents or data are retained by the receiving party. they shall be kept in a safe place and shall be made available to third parties only as authorized by the disclosing party in writing or pursuant to any order or request of a court or regulatory body having appropriate jurisdiction. The receiving party shall give the disclosing party prompt notice of the receipt by the receiving party of any such order or subpoena, unless prohibited from doing so by the issuing authority, which notice shall be given prior to the receiving party's compliance therewith. Such documents shall be made available by the receiving party for inspection and examination by the disclosing party's auditors, by properly authorized agents or employees of any regulatory bodies or commissions or by such other persons as the disclosing party may authorize in writing. Notwithstanding anything herein to the contrary, the disclosing party expressly authorizes the receiving party to supply any information requested relating to the disclosing party, its business. or Customers to any regulatory body having appropriate authority.

     (b) Terms of Agreement. Correspondent agrees that it shall not disclose to any third party the terms and conditions of this Agreement, including but not limited to pricing information, except to the extent Correspondent is required to do so by the provisions of any law, rule or regulation, or in response to the order or request of a court or regulatory body having appropriate jurisdiction.


14. EMPLOYEES

          Neither party will solicit, engage in negotiations to employ, or employ any person who is, or within the preceding twelve (12) months has been, employed by the other party, without first obtaining such other party's express written consent.

15. NOTICE TO CUSTOMERS

     Subject to the requirements of the NASD Rules of Fair Practice, Correspondent shall provide to each Customer upon the opening of a Customer Account, in a manner which is reasonably acceptable to Southwest, a written notice which shall be furnished by Southwest describing the general nature of the services being performed by Southwest in accordance with this Agreement.


16. CUSTOMER COMPLAINT PROCEDURES

     Correspondent will be responsible for the initial handling of all Customer complaints. Any Customer who initiates a complaint with Southwest will be referred by Southwest to Correspondent. If any such complaint is based upon an alleged act or failure to act by Southwest, Correspondent will notify Southwest promptly of such complaint and the basis therefor; and will consult with Southwest. And the parties will cooperate in determining the validity of such complaint and the appropriate action to be taken.


17. REMEDIES CUMULATIVE

     The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law. shall not be construed to be a waiver of such right, power, remedy or privilege. nor to limit the exercise of such right, power. remedy or privilege, nor shall it preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.


18. GUARANTEE

     The corporation or individual(s) who guarantee the obligations of Correspondent under this Agreement by executing the signature lines designated for such purpose at the end of the Agreement (the "Guarantor(s)"), in consideration of Southwest's entering into the Agreement do(es) hereby personally guarantee(s) (jointly and severally, if more than one) the performance by Correspondent of the provisions of this Agreement (including without limitation the indemnification provisions of Section 10) and shall promptly pay any amount that is not paid by Correspondent to Southwest under this Agreement. This is an absolute, unconditional and unlimited guarantee of payment and may be proceeded upon by Southwest or a Southwest Indemnified Person before filing any action against Correspondent or after any action against Correspondent has been commenced. Guarantor(s) grant(s) to Southwest a first lien and security interest in any and all money and securities of

     Guarantor(s) held by Southwest. Southwest shall have the unlimited right to set-off any amounts owed to it by Correspondent or a Guarantor(s) against any obligation of Southwest to any Guarantor(s). Southwest also shall have the absolute and unlimited right to sell, transfer, or liquidate any of the assets in any of Guarantor(s)' accounts with Southwest for any amounts owed to it by Correspondent or a Guarantor(s). The obligations of Guarantor(s) shall not be discharged or impaired or otherwise affected by the failure of Southwest or a Southwest Indemnified Person to assert, claim, demand or enforce any remedy under this Agreement, nor by waiver, modification or amendment of this Agreement or any compromise, settlement or discharge of obligations of Correspondent under this Agreement, or any release or impairment of any collateral by Southwest or a Southwest Indemnified Person.


19. LIMIT ON LIABILITY; NO CONSEQUENTIAL DAMAGES

     In any action by Correspondent against Southwest for any claim arising out of the relationship created by this Agreement, Southwest shall only be liable to Correspondent in cases of gross negligence or willful misconduct, and in such cases Southwest shall only be liable for the amount or actual monetary losses suffered by Correspondent. Correspondent shall not, in any such action or proceeding or otherwise, assert any claim against Southwest for consequential damages on account of any 1055, cost, damage or expense which Correspondent may suffer or incur related to transactions in connection with this Agreement or otherwise.


20. MISCELLANEOUS

     (a) Modification. Except as otherwise expressly provided herein, this Agreement may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed as a cancellation of this Agreement. Subject to the NASD Rules of Fair Practice and other applicable rules and regulations, this Agreement and all modifications may be required to be submitted to the NASD and other regulatory or self-regulatory agencies or bodies prior to effectiveness. It is expressly understood that services cannot be provided under this Agreement until such approval, if required, is received.

     (b) Assignment. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto irrespective of any change with regard to the name or of the personnel of Correspondent or Southwest. Any assignment of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement shall be valid unless the non-assignment party, in its sole discretion, consents to such an assignment in writing. Notwithstanding the foregoing, Southwest, upon giving written notice to Correspondent, may assign it rights and obligations under this Agreement to any entity that purchases a majority of the stock or assets of Southwest or of any of Southwest's subsidiaries or affiliates, to any majority-owned subsidiary that Southwest may create or to any entity directly or indirectly controlled by, controlling or under common control with Southwest, and an assignment by Southwest to any such party will be deemed valid and enforceable in the absence of any consent from Correspondent. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association, or joint venture or agency relationship between Correspondent and Southwest.

     (c) Choice of Law. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of the Agreement, shall be subject to the statutory and common law of the State of Texas, without regard to the choice of law provisions thereof;

     (d) Severability. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body with appropriate jurisdiction, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

     (e) Notice. For the purposes of any and all notices, consents, directions, approvals, restrictions, requests or other communications required or permitted to be delivered hereunder, Southwest's address shall be:

                   Southwest Securities, Inc.
                   1201 Elm Street
                   Suite 3500
                   Dallas, Texas 75270
                   Attention: William D. Felder, Senior Executive Vice President

          And Correspondent's address shall be:

                   Rushmore Securities Corp.
                   -------------------------

                   13355 Noel Rd. One Galleria Tower, Suite 300
                   -------------------------

                   Dallas  TX  75240
                   -------------------------

                   Attention: Jim Clark
                   -------------------------

          Either party may provide notice or change its address for notice purposes by giving written notice pursuant to registered or certified mail, return receipt requested, addressed to the other party at its address for notice.

     (f) Counterparts. This Agreement may be executed in one or more counterparts all of which taken together shall constitute a single agreement When each party has executed and delivered to the other a counterpart, this Agreement will become binding on both parties, subject only to any required approval by the NASD.


MADE AND EXECUTED THIS 27th DAY OF OCTOBER, 1997.


SOUTHWEST SECURITIES, INC.



By: /s/ William D. Felder
    -------------------------------
    William D. Felder
    Senior Executive Vice President


Rushmore Securities Corp.
-----------------------------------
CORRESPONDENT:



By: /s/ Jim Clarke
    -------------------------------


Name:  Jim Clark
       ----------------------------


Title: President
       ----------------------------


The undersigned, in consideration of Southwest Securities, Inc, entering into the foregoing Agreement, does hereby agree to be bound personally by the terms of Section 18 of this Agreement, which provides that the undersigned personally guarantees the performance by Correspondent of the provisions of this Agreement.


By:  Jim Clark
     ------------------------------
    (Authorized Signature)


By:  Jim Clark
     -----------------------------
     (Please Print Name)

                                   SCHEDULE A

At  the  close  of  each  month,   SOUTHWEST  shall  promptly   forward  to  the
CORRESPONDENT a statement which sets forth the commissions earned and amounts due in accordance with this SCHEDULE.

VOLUME DISCOUNT - SOUTHWEST's clearing charges will be discounted for any month in which total charges exceed prescribed levels. The levels and percentage discounts are shown below:

                        Monthly Charges                 Percentage
                        ---------------                 ----------
                             $2,500                        10%
                              5,000                        15%
                              7,500                        20%
                             10,000                        25%
                             20,000                        30%

MONTHLY TICKET COUNT REDUCTION - SOUTHWEST also reduces the charge per customer ticket for any month in which the CORRESPONDENT's customer ticket count exceeds prescribed levels. This reduction does not apply to Dealer transactions or Mutual Fund transactions and exchanges. The levels and reductions are shown below and will be credited to CORRESPONDENT'S settlement statement one month in arrears:

                         Monthly Ticket Count Reduction
                         ------------------------------

                            500 - 749        $2/Ticket
                            750 - 999        $4/Ticket
                            1,000 +          $6/Ticket

EXCHANGE LISTED STOCKS - $27 per customer order. This charge is adjusted depending on the market in which the trade is executed.

     For NYSE listed securities executed by SOUTHWEST in the 3rd market, SOUTHWEST will share equally any payment for order flow received from 3rd market dealers. Payment will generally not be received on orders that incur price improvement.

     For Trades greater than 2,000 shares executed on the NYSE, AMEX or other Regional Exchanges there will be a cents per share charge according to the following schedule:


                Market Orders                 .015 per share
                Limit Orders                  .020 per share

     For NYSE and AMEX listed securities executed by CORRESPONDENT in the third market there will be no additional charges.

     For trades executed by CORRESPONDENT on the NYSE, AMEX or other Regional Exchanges there is an additional charge of .005 per share and CORRESPONDENT will absorb all associated floor brokerage and specialist fees.

     SOUTHWEST will calculate, collect and remit all applicable SEC fees.

     FOREIGN SECURITIES - All foreign securities, except Canadian $50 per transaction

     LISTED BONDS - SOUTHWEST charges $2 per bond with a minimum of $27.

     INSTITUTIONAL TYPE LISTED ORDERS - If the gross commission is $350 or more, and the commission charge is at least 5 cents per share, the clearing charge will be no more than 33% of the gross. The clearing charge is also subject to the volume discount.

     LISTED OPTION TRANSACTIONS - The clearing charge is $27 plus $1.25 per option.

     NASDAQ STOCK TRANSACTIONS WHICH ARE NSCC ELIGIBLE - $27.00 per customer order. SOUTHWEST will share equally any payment for order flow received from market makers. Payment for order flow will generally not be received for those orders executed under limit order protection Rule and/or executed via any price improvement mechanism.

     When the CORRESPONDENT directs SOUTHWEST to deliver orders to ancillary Systems such as SelectNet, the base order charge is increased by the user's fee associated with the system and 2 cents per share.

     NASDAQ STOCK TRANSACTIONS WHICH ARE X-CLEARING ITEMS -$35 per customer ticket.

     DEALER TRANSACTIONS - Principal trades between a CORRESPONDENT's inventory and another dealer incur a charge of $12.50 per dealer ticket. The monthly ticket count reduction on page one of this schedule does not apply.

     CASH TRADES - SOUTHWEST will pass a $50 charge through to the CORRESPONDENT when the CORRESPONDENT reports a previously executed bond trade that has the same settlement date and report or input date.


     MUTUAL FUNDS - The following rate is limited to those funds that SOUTHWEST processes via NSCC's Networking environment. For those funds that SOUTHWEST does not process via NSCC's Networking Environment a charge of $75 per customer ticket applies. Only the Monthly Volume discount WILL apply.

                            Principal Dollars                            Rate
                            0 to 2,000                                   $3.50
                            2,001 to 5,000                               $6.50
                            5,001 to 25,000                              $10.00
                            25,001 to 75,000                             $15.00
                            75,001 up                                    $20.00

     All  transactions  for  additional  purchases  of  same  fund,   systematic
     purchases  and  systematic  withdrawals  will be processed for $1.50

     MUTUAL FUND EXCHANGES WITHIN THE SAME FAMILY -$1.50 per exchange. This rate is limited to those funds that SOUTHWEST process via NSCC's Networking environment. For those funds that SOUTHWEST does not process via NSCC's Networking Environment the exchange charge of $35 applies.

     TRAILER COMMISSIONS - 10% of registered representative's gross per payment with a maximum of $35 per trade blotter entry.

     NON-LISTED FIXED INCOME ITEMS INCLUDING ALL BONDS AND UNIT TRUSTS - The charge for these items is $36.50 per customer ticket and $12.50 per dealer inventory ticket. The monthly ticket count reduction on page one of this schedule does not apply to dealer inventory trades in non listed fixed income transactions.

     POSTAGE AND HANDLING CHARGE - The first confirmation produced by an order will include a $5.00 charge which will be shared equally with the CORRESPONDENT. Should the CORRESPONDENT elect to not charge the customer, then Southwest's portion of this charge will be added to its applicable clearing charge.

     VISION CASH MANAGEMENT ACCOUNT - SOUTHWEST will share equally with CORRESPONDENT the $50 fee collected for the VISA Gold Check Card.

     TRANSFER FEE - $7.50 will be charged to the customer for issues on which the transfer agent charges SOUTHWEST a transfer fee. This charge will appear on all buy confirmations in addition to the postage and handling fee. This charge does not apply to DVP accounts.

     COURTESY TRANSFER FEE -$25 plus any charges imposed by the transfer agent will be charged for each courtesy transfer. Courtesy transfers include securities that were not purchased in the customer account, or for which an additional transfer is requested or multiple certificates are ordered.

     GOVERNMENT BOND FEE - A $15 miscellaneous fee will be charged to the customer on all buy and sell transactions of government and government backed securities other than treasury bills. A $5 fee will be charged to the customer on all buy and sell transactions of treasury bills. In the case of a DVP account these charges will be added to the applicable ticket charge.

     CERTIFIED POOLED SBA PRODUCTS AND NON-CERTIFIED UNPOOLED SBA AND FMHA PRODUCTS - In addition to the fixed income clearing charge of $36.50 per customer transaction, there will be a surcharge billed to each CORRESPONDENT in the amount of 10% of the gross spread generated by each SBA transaction cleared.

     BOND MATURITY/CALL FEE - No Charge

     CANCEL AND CORRECTS OF CUSTOMER OR DEALER TICKET AND COMMISSION ADJUSTMENTS
     - SOUTHWEST charges $20 per cancellation and correction or adjustment performed by SOUTHWEST personnel. There is no charge when these tasks are performed by the CORRESPONDENT.

     EXTENSION REQUESTS- $10.00 per request.

     CUSTOMER NAME SAFEKEEPING -$15 per security per year.

     FIXED INCOME TRANSACTIONS - Those not executed by SOUTHWEST will be subject to a $25 DK charge.

     PROGRAMMING - Custom programming solely for the benefit of CORRESPONDENT shall be billed at the standard rates then in effect for similar work.

     COMPUTER RUN TIME - For request programs and custom programs that are inserting into SOUTHWEST'S batch stream CORRESPONDENT shall be billed at the standard rates then in effect for similar work.

     RESEARCH OF RECORDS BY SOUTHWEST -$25 per hour with a minimum charge of 1 hour. This charge includes regulatory requests for information concerning correspondent customer activity and requests from CORRESPONDENT's personnel for duplication of previously transmitted data.

     INTEREST PROFITS - CORRESPONDENTS who have margin account debit balances exceeding $100,000 will receive 50 basis points as a share of the interest profits. However, if the CORRESPONDENT discounts the SOUTHWEST margin interest rate to its customer, the discount will be deducted from the CORRESPONDENT's share. For example: If the SOUTHWEST margin rate is 7% and the CORRESPONDENT elects to charge its customer only 6.75%, then the CORRESPONDENT will receive credit for only 25 basis points. The CORRESPONDENT could in fact forfeit its entire share by charging, in this example, 6.5%

     CREDIT BALANCES - CORRESPONDENTS will receive credit on the credit balances of their customers left in interest accounts as follows:

          SOUTHWEST credit interest account (type 6) showing customer credit in excess of $100,000 -25 basis points, calculated annually, paid monthly.

          With AMR Money Market Fund showing customer credit in excess of $1,000,000 - 25 basis points, calculated annually, paid monthly.


     CORRESPONDENTS shall pay all interest costs not paid by the customer for any customer account. Such costs may include draft charges and wired fund charges for customer and dealer accounts which are delivery versus payment. Interest cost may also be charged for any account which is to be paid out prior to receipt of securities in good delivery form.

     CORRESPONDENTS shall pay interest on their debit working balances less the credit balances at the prevailing margin rate.

     IRA  FEES  - for  accounts  that  utilize  the  Southwest  Securities  Inc.
     Prototype and hold ONLY widely held securities i.e. Publicly Traded Equities, Mutual Funds, Fixed Income Investments eligible for deposit in a nationally recognized depository etc.

     Initial set up fee                                no charge
     Annual maintenance fee                            no charge
     Annual maintenance fee/spousal                    no charge
     Premature distribution fee                        no charge
     Transfer or termination fee                       $25


     OTHER SOUTHWEST SPONSORED RETIREMENT PLANS - for accounts that utilize Southwest sponsored retirement plans:

      Primary  Account                $45  annual fee
      Individual Participant          $10 annual fee


     In addition to the above, should an IRA account utilizing ANY IRA prototype including the Southwest Securities Inc sponsored retirement plans purchase, liquidate, transfer and or hold assets that ARE NOT widely held, publicly traded securities such as Limited Partnerships, closely held private company investments etc. the follow fee schedule will be applicable:

      Transfer in, Purchase or Sale         $100 for first item $50 thereafter

      Annual maintenance fee                $100 for first item $50 thereafter

      Re registration of any kind           $100 for first item $50 thereafter


     TENDER OF SECURITIES - CORRESPONDENT customers who ask SOUTHWEST to tender their securities shall be charged $4 per 100 shares with a maximum charge of $80.

     EXECUTION OF SYNDICATE ORDERS THROUGH SOUTHWEST - 10% of the selling group's gross shall be charged in addition to the ticket clearing charge.

     Clearing and other charges as set forth in this agreement may be amended from time to time by letter agreement between the parties.

     TERMINATION BY SOUTHWEST - Southwest may terminate this Agreement at any time by giving forty-five (45) days prior written notice to Correspondent.

     Southwest may terminate this Agreement at any time on five (5) days written notice to Correspondent in the event that Correspondent:

          (i) fails to comply with the terms of this Agreement and upon notification by Southwest fails to begin compliance within ten
               (10) days from said notification; or

          (ii) is  enjoined,   prohibited  or  suspended,  as  a  result  of  an
               administrative or judicial proceeding, from engaging in securities business activities constituting all or portions of Correspondent's securities business. which injunction, prohibition or suspension in Southwest's judgment make impracticable the fully disclosed clearing relationship established in this Agreement.


     TERMINATION BY CORRESPONDENT - Correspondent may terminate this Agreement in the event that Southwest materially defaults in the performance of its duties or obligations hereunder and does not substantially cure such default within sixty (60) days after Correspondent delivers written notice to Southwest specifying the default, or, with respect to any default which cannot reasonably be cured within sixty (60) days, if Southwest fails to proceed within sixty (60) days to commence during said default and thereafter to proceed to substantially cure the same.

     REQUIRED CLEARING DEPOSIT -      $10,000
                                 ----------------------

     TERM - This Agreement shall be effective for a period of _______ years from the effective date as defined in Section 12(a), subject to each party's rights to terminate as


MADE AND EXECUTED THIS 7 th DAY OF October, l997.
                      -----        -------- ----

SOUTHWEST SECURITIES, INC.



By: /s/ William D. Felder
    -------------------------------
        William D. Felder
        Senior Executive Vice President

 Rushmore Securities Corp
-----------------------------------
 CORRESPONDENT



By: /s/ Jim Clark
    -------------------------------



Name:  Jim Clark
     ------------------------------

Title:  President
      -----------------------------

Exhibit 10.10.2



                       FULLY DISCLOSED CLEARING AGREEMENT

     This Fully Disclosed  Clearing  Agreement (the 'Agreement") is executed and
entered  into  by  and  between  First  Southwest   Company  ("FSW"),   a  Texas
corporation, and Rushmore Financial Group. ("RUSH").

     WHEREAS, RUSH is in the process of registering or is registered with the Securities and Exchange Commission ("SEC") as a brokerdealer of securities in accordance with Section 15(b) of the Securities Exchange Act of 1934 (the "Act") and is applying for membership or is a member of the National Association of Securities Dealers, Inc. ("NASD"), and desires to enter into an agreement with FSW for FSW to clear and maintain customer accounts on behalf of RUSH; and

     WHEREAS, FSW meets all requirements of the SEC to function as a clearing broker or dealer, and desires to enter into an agreement to clear and maintain cash, margin, option or other accounts ("Accounts") for RUSH or customers ("Customers") of RUSH.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of the guarantee of this Agreement by any guarantor(s), and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. REPRESENTATIONS AND WARRANTIES

     RUSH represents and warrants to FSW that:

     (a) RUSH is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

     (b) RUSH has all the requisite authority in conformity with all applicable laws and regulations to enter into this Agreement and to retain the services of FSW in accordance with the terms hereof.

     (c) RUSH shall employ as a manager of its brokerage operation only a person who has all requisite licenses and experience in compliance with applicable securities laws and regulations.

     (d)  RUSH shall duly employ personnel  ("Registered  Representatives")  who
          have  the  requisite   licenses  and  experience  in  compliance  with
          applicable securities laws and regulations.

     (e) RUSH has advised FSW of any arrangements that have been made or are expected to be made with any other firm for the provision by such other firm of clearing services for any Customer Accounts or RUSH Accounts.

     (f) RUSH has, if applicable, informed FSW of any independent agents or independent contractors used in providing the services contemplated hereunder.

       FSW represents and warrants to RUSH that:

     (a) FSW is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas.

     (b) FSW is registered as a broker-dealer with the SEC and is in compliance with the rules and regulations thereof.

     (c) FSW is a member corporation in good standing of the NASD and is in compliance with the rules and regulations thereof.

     (d) FSW is in compliance with the rules and regulations of each national securities exchange of which it is a member.


2. CUSTOMER AM) RUSH ACCOUNTS


     Responsibility for compliance with the provisions of the NASD Rules of Fair Practice regarding Customer accounts shall be allocated between FSW and RUSH as set forth below.

     (a)  Opening, Approving and Monitoring Customer Accounts.

          (1) Account Documentation. RUSH will be responsible for obtaining and verifying all required information and the identity of each potential Customer. RUSH will be responsible for the maintenance and retention of all documents relating to an account except New Account Agreements and Customer Margin and Short Account Agreements and RUSH hereby acknowledges its obligation to retain said documents in an easily accessible place in accordance with SEC rules and agrees to provide the original application by overnight delivery or a legible copy by facsimile transmission of it within 24 hours of a request from FSW. RUSH shall forward completed margin applications, and copies of any other documents as specified by FSW, to FSW in accordance with FSW's procedures. The information required by FSW is necessary for the maintenance of its accounting system and books and records and must be submitted to FSW for utilization in FSW's computer programs. RUSH will be responsible for complying with the requirements of SEC Rule 15g2-6, if applicable.

          (2) Knowledge of Customer and Customer's Investment Objectives. RUSH will be responsible for learning and documenting all the facts relative to every Customer necessary to insure compliance by RUSH with applicable rules and regulations, including the information and instructions submitted to FSW pursuant to Section 2(a)(l), any additional facts relative to the Customer's investment objectives, and to the nature of every Customer Account, every order and every person holding power of attorney over any Customer Account. It shall be the responsibility of RUSH to ensure that those of its customers who become Accounts hereunder shall not be minors and RUSH will not accept Accounts for such persons as come within the express provisions of Art. II, Sec. 28 of the NASD Rules of Fair Practice unless RUSH has complied with the provisions of said Rule and, if applicable, provided evidence of employer approval as required by said Rule. RUSH shall be solely responsible for any issues regarding the suitability of any investments for its Customers.

          (3) Acceptance of Accounts. FSW will execute orders for RUSH's customers whose Accounts have been accepted by FSW through RUSH, but only insofar as such orders are transmitted by RUSH to FSW through the FSW on-line system or telephonically after RUSH's appropriate principals have accepted and approved said Accounts. Each Customer and RUSH Account approved by RUSH and opened with FSW shall be subject to FSW's acceptance. RUSH will not submit any Customer for FSW's acceptance unless FSW's standards have been met.

          FSW reserves the right to withhold acceptance of or to reject, for any reason, any Customer Account, RUSH Account or any transaction for any Account and to terminate any Account previously accepted by FSW. Initial acceptance of each Account shall be conditioned upon FSW's receipt of completed forms as required by Section 2(a).RUSH shall not submit such forms with respect to any
               Customer Account unless RUSH has in its possession the documentation of all information required pursuant to Section 2(b). FSW shall be under no obligation to accept any Account as to which any documentation required to be submitted to FSW or maintained by RUSH pursuant to Sections 2(a) and 2(b) is incomplete. Prior to acceptance of any Account, no action taken by FSW or any of its employees, including, without being limited to, clearing a trade in any Account, shall be deemed to be or shall constitute acceptance of such Account.

          (4) Supervision of Orders and Accounts. As between FSW and RUSH, RUSH will be responsible for the review and supervision of, and the suitability of, investments made by every Customer. RUSH shall be responsible for insuring that all transactions in and activities related to all Accounts opened by it with FSW, including discretionary Accounts, will be in compliance with all applicable laws, rules and regulations of the United States, the several states, governmental agencies, securities exchanges and the NASD, including any laws relating to RUSH's fiduciary responsibilities to Customers, either under the Employee Retirement Income Security Act of 1974 or otherwise; and in this connection, RUSH shall diligently supervise the activities of its officers, employees and representatives with respect to such Accounts. FSW will perform the clearing services provided for in this Agreement for Accounts accepted by it in accordance with the terms of this Agreement, as it may be amended from time to time, and otherwise in accordance with its judgment. To the extent, if any. that FSW accepts from RUSH orders for execution in accordance with Section 7(a), RUSH shall be responsible for informing FSW of the location of the securities that are the subject of the order so that FSW may comply with the provisions of Art. III, Sec. 21 of the NASD Rules of Fair Practice.

     (b) Extension of Credit. The division of responsibilities with respect to the extension of credit is set forth in Section 3 of this Agreement.

     (c) Maintenance of Books and Records. The division of responsibilities with respect to the maintenance of books and Records is set forth in
          Section 4 of this Agreement.

     (d) Receipt, Delivery and Safeguarding of Funds and Securities. The division of responsibilities with respect to the receipt and delivery of and safeguarding of funds and securities is set forth in Section 5 of this Agreement.

     (e) Confirmations and Statements. The division of responsibilities with respect to the confirmations and statements is set forth in Section 6 of this Agreement.

     (f) Acceptance of Orders and Execution of Transaction. The division of responsibilities with respect to the acceptance of orders and the execution of transactions is set in Section 7 of this Agreement.

     (g) Account Responsibility for Certain Purposes. Notwithstanding anything herein to the contrary for purposes of the Securities Investment Protection Act of 1970 and the Financial Responsibility Rules, the Customer Accounts are the responsibility of FSW. For all other purposes, the Customer Accounts shall be the full, total and sole responsibility of RUSH.

     (h) Notice of Customers. Subject to the requirements of the NASD Rules of Fair Practice, RUSH shall provide, or cause to be provided to every Customer upon the opening of a Customer Account, notice of the existence and general terms of this Agreement.

     (i) Accounts of Associated Persons. In each case in which a Customer is an employee or otherwise associated with an NASD member, RUSH shall be responsible for notifying such member in accordance with the provisions of Art. III, Sec. 28 of the NASD Rules of Fair Practice.


3. EXTENSION OF CREDIT

     Responsibility for compliance with the provisions of Regulation T, issued by the Board of Governors of the Federal Reserve System pursuant to the Securities Exchange Act of ~934 ("Regulation T"), and all other applicable rules, regulations and requirements of any exchange or regulatory agency affecting the extension of credit shall be allocated between FSW and RUSH as set forth in this Section 3.

     (a) Margin Agreements. At the time of opening of each margin account, RUSH will furnish FSW with an FSW Customer Margin and Short Account Agreement, executed by the Customer, on the form furnished to RUSH by FSW. As to any Account, until RUSH has furnished FSW with an executed margin agreement, FSW may, at its discretion, re-book any transactions cleared as a cash transaction, liquidate the Account or take any other action FSW deems necessary.

     (b) Margin and Margin Maintenance. RUSH is responsible for the collection of initial margin and all amounts necessary to meet subsequent maintenance calls in each Customer and RUSH Account to insure compliance with Regulation T and the house rules of FSW. FSW shall have the unlimited right to buy in or sell out positions in Accounts whenever FSW, in its sole discretion, deems such action appropriate and despite whether, if Account is a Margin Account, any such Account is then in compliance with applicable margin maintenance requirements or has requested an extension of time for any account to make any payment required by Regulation T. RUSH acknowledges that FSW has the right to demand payment on any debit balance and RUSH is responsible to FSW for any failure of a Customer to make any such payments upon demand.

     (c) Margin Requirements. Initial margin and margin maintenance requirements applicable to any margin account shall be in accordance with the house rules of FSW, rather than in accordance with any lower requirement of any law, any exchange or any regulatory agency. FSW may change the margin requirements applicable to any Account or class of accounts, as described in its house rules, RUSH shall be responsible for advising its Customer of the changed requirements and for collecting any additional margin necessary to insure compliance with such increased requirements.

     (d) Losses. In addition to, and not in limitation of, RUSH's agreement to indemnify FSW pursuant to the provisions of Section 10, RUSH indemnifies and holds harmless FSW from and against any and all loss, cost, expense and liability (including legal and accounting fees and expenses) sustained by FSW arising out of any of the following:

          (i) any failure by any Customer to comply with the terms of its Customer Margin and Short Account Agreement with FSW,

          (ii) FSW's re-booking of margin transactions as cash transactions pursuant to Section 3(a),

          (iii)FSW's broker's execution of a transaction for the account of a Customer pursuant to Section 3-(b);

          (iv) in a margin transaction, the failure of RUSH or any Customer to comply with Regulation T;

          (v) the failure of RUSH to satisfy its obligations under this Section 3; or

          (vi) in a cash transaction, the failure of delivery of securities sold or failure of payment for securities purchased in accordance with the provisions of Regulation T, the return to FSW unpaid of any check given to FSW by RUSH or any Customer or the payment and/or delivery of all "when issued" transactions which FSW may accept or execute for the Accounts.


4. MAINTENANCE OF BOOKS AND RECORDS

     FSW will maintain stock records and other records on a basis consistent with generally accepted practices in the securities industry and will maintain copies of such records as are produced by FSW, in accordance with the NASD and SEC guidelines for record retention, in effect from time to time. FSW and RUSH shall each be responsible for preparing and filing the reports required by the governmental and regulatory agencies that have jurisdiction over each and FSW and RUSH will each provide the other with such information, if any which is in the control of one party but is required by the other to prepare any such report.


5. RECEIPT, DELIVERY AND SAFEGUARDING OF FUNDS AND SECURITIES

     (a) Receipt and Delivery in the Ordinary Course of Business. FSW, through RUSH, will receive and deliver all funds and securities in connection with transactions for Customer Accounts in accordance with the
          Customer's   instructions  to  RUSH,   provided  that  RUSH  shall  be
          responsible for advising Customers of their obligations to deliver funds or securities in connection with each such transaction and for any failure of any Customer to fulfill such obligation. FSW shall be responsible for the safeguarding of all funds and securities delivered to and accepted by it, subject to count and verification by FSW. However, FSW will not be responsible for any funds or securities delivered by a Customer to RUSH, its agents or employees until such funds or securities are physically delivered to FSW's premises and accepted by FSW or deposited in bank accounts maintained in FSW's name. It is expressly understood and agreed, however, that RUSH is responsible for compliance with the Currency and Foreign Transactions Reporting Act (31 U.S.C. Section 5311. et seq.) and the rules and regulations promulgated thereunder (31 C.F.R. Section 103.11, as amended, et seq.).

     (b) Custody Services. Whenever FSW has been instructed to act as custodian of the securities in any RUSH or Customer Account, or to hold such securities in "safekeeping," FSW may bold the securities in the Customer's name or may cause such securities to be registered in the name of FSW or its nominee or in the names of nominees of any depository used by FSW. FSW will perform the services required in connection with acting as custodian for securities in RUSH and Customer Accounts, such as: (i) collection and payment of dividends;
          (ii) transmittal and handling (through RUSH) of tenders or exchanges pursuant to tender offers and exchange offers; (iii) transmittal of all proxy materials and other shareholder communications; and (iv) handling of exercised or expirations of rights and warrants of redemption's.

     (c) Receipt and Delivery Pursuant to Special Instruction. Upon instruction from RUSH or a Customer, FSW will make such transfers of securities or Accounts as may be requested. RUSH shall be responsible for determining if any securities held in RUSH or Customer Accounts are "restricted securities" or "control stock" as defined by the rules of the SEC and that orders executed for such securities are in compliance with applicable laws, rules and regulations.

     (d) Draft-Issuing Authority. At its discretion FSW may authorize certain of RUSH's employees to sign drafts as drawer payable to RUSH's Customers in amounts and pursuant to conditions as may be determined by FSW from time to time. RUSH agrees that it will not request FSW to authorize someone to sign drafts who is not an employee of RUSH. RUSH agrees to indemnify fully FSW from the negligence, fraud, or mistakes of RUSH or RUSH's employees in connection with any draft issuing authority granted to them and RUSH authorizes FSW to charge any RUSH Account or any other assets of RUSH held by FSW with the amount of any such losses. Notwithstanding Section 5(a), FSW will not be responsible for the safeguarding of funds withdrawn by RUSH or RUSH's employees pursuant to such draft issuing authority. FSW may withdraw this draft issuing privilege without notice at any time during the term of this Agreement. Notwithstanding anything herein to the contrary, FSW may at any time, at its sole discretion, despite any prior authorization, refuse payment on any draft for which RUSH is drawer and FSW is drawee.


6. CONFIRMATIONS AND STATEMENTS


     (a) Preparation and Transmission. FSW will prepare and send to Customers monthly or quarterly statements of account, which statements shall meet FSW's requirements as to format and quality and will indicate that RUSH introduced the Account. Unless otherwise agreed, FSW will be responsible for preparing and transmitting confirmations; provided, however, that RUSH's right to prepare and transmit confirmations shall be subject to prior approval by FSW and compliance by RUSH with the provisions of Art. III, Sec. 12 of the NASD Rules of Fair Practice. RUSH shall be responsible for notifying the Customer if it is preparing and transmitting confirmations. RUSH shall not generate and/or prepare any statements, billings or confirmation respecting any Account except as provided in this Agreement or pursuant to an agreement executed between FSW and RUSH that authorizes RUSH to print and mail statements to Accounts on behalf of FSW. If such an agreement has been executed, RUSH covenants that it shall comply with all requirements for statements imposed upon FSW of which RUSH has notice or has been advised of by FSW under all applicable laws, rules and regulations, including, but not limited to, the SEC, NASD, Federal Reserve Board and all other regulatory organizations. RUSH further covenants that it shall not modify or amend the model statement form provided without the prior written consent of FSW. Such consent will not be unreasonably withheld if RUSH has represented to FSW that it will comply with all said requirements. Copies of all monthly or quarterly statements sent by FSW to Customers will be sent to RUSH. FSW will also provide to RUSH monthly statements of clearing services performed by FSW for RUSH and Customer Accounts showing the fees charged for such services during the month, as provided in Section 8.

          (b) Examination and Notification of Errors. RUSH shall examine promptly all monthly statements of account, monthly statements of clearing services and other reports provided to RUSH by FSW. RUSH shall notify FSW of any error claimed by RUSH in any Account in connection with (i) any transaction prior to the settlement date of such transaction, (ii) information appearing on daily reports within seven days of such report, and (iii) information appearing on monthly statements or reports within 30 days of RUSH's receipt of any monthly statement or report. Any notice of error shall be accompanied by such documentation as may be necessary to substantiate RUSH's claim. RUSH shall provide promptly upon FSW's request any additional documentation which FSW reasonably believes is necessary or desirable to establish and correct any such error.


7.       ACCEPTANCE OF ORDERS, EXECUTION OF TRANSACTIONS, OTHER SERVICES

     (a) Customer's orders. Acceptance of Customers' orders shall be the responsibility of RUSH. RUSH shall advise each of its Customers that its relationship with FSW is solely that of an introducing broker to a clearing broker and that, except as set forth in Section 2(f) above, RUSH bears all responsibility for the Customer's Account. RUSH shall be responsible for the authenticity of all orders. FSW is not obligated to accept for execution any orders placed directly with FSW by a Customer. In addition, FSW is not obligated to accept any orders from RUSH if FSW determines in good faith that it should not. RUSH assumes the risk of failure by an over-the-counter dealer with which RUSH executes an order in the event such dealer fails to perform, and will reimburse FSW for any loss incurred by it in the transaction.

     (b) Transactions clearing. During the term of this Agreement, FSW will clear transactions on a fully disclosed basis for Accounts of RUSH and the Customers that RUSH introduces and FSW accepts as provided in
          Section 2(b); provided, however, that FSW is not obligated to clear any transactions for RUSH or RUSH's Customers if FSW determines in good faith that it should not.

     (c) Other Services. FSW will perform such other services, upon such terms and at such prices, as FSW and RUSH may from time to time agree.


8. FEES AND SETTLEMENTS FOR SECURITIES TRANSACTIONS


     (a)  Commissions - Fees for Clearing Services.

          (i) RUSH has provided to FSW its basic commission schedule and FSW will charge each Customer the commission shown on such schedule or which RUSH otherwise directs FSW to charge on each transaction. RUSH's basic commission schedule may be amended from time to time by written instructions to FSW from RUSH; provided, however, that FSW shall be required to implement such changes only to the extent that they are within the usual capabilities of FSW's data processing and operations systems and only over such reasonable time as FSW may deem necessary or desirable to avoid disruption of FSW's normal operational capabilities. FSW may charge RUSH for changes in the basic commission schedule. RUSH's basic commission schedule shall be within the format of FSW's computer system and must be expressly agreed to by FSW.

          (ii) FSW will charge RUSH for clearing services according to the fee schedule set forth in Schedule A attached hereto and incorporated herein for all purposes. As of the close of each month, FSW shall forward to RUSH a statement setting forth the commissions earned in accordance with Schedule A and the amounts due thereunder. These charges shall be promptly paid by RUSH. Charges may be modified from time to time by FSW without re-execution of this Agreement. To implement new charges, FSW will mail or telecopy a new Schedule A to RUSH. If RUSH does not object to the new charges within ten (10) days of such mailing or telecopying, as provided below, the new charges shall become effective and the new Schedule A shall become a part of and modify this Agreement without any further action by the parties. Upon such event, FSW and RUSH shall replace the previous Schedule A with the new Schedule A. RUSH may object to new charges by giving notice canceling this Agreement as provided under Sections 12 and 20(m). During the pendency of such notice period, the previous charges shall continue to be effective until termination. In addition, FSW will charge RUSH expenses incurred by FSW on behalf of RUSH pursuant to this Agreement. Expenses incurred by FSW on behalf of RUSH that shall be deducted from any payments due to RUSH from FSW include, but are not limited to, overlay of forms, system equipment expenses, charges to commission schedules and financial report information related thereto, installation of data communication lines and brokerage related credit inquiries, legal transfers, Regulation T extensions, Mailgrams (buy-in or sellout), microfiche of records, excess Security Investors Protection Corporation protection for Accounts and costs incurred in failure of RUSH to provide social security or tax identification numbers.

          (b) Settlements. FSW will collect all commissions from Customers on behalf of RUSH and through RUSH. FSW may make payments to RUSH against such commissions in advance of the monthly settlement contemplated by this Section 8(b), the amount of such payments to be determined in FSW's sole discretion based upon FSW's experience with RUSH's clearance.

               As soon as practicable after the end of each month, FSW will credit RUSH with the amount of commissions and other amounts collected by FSW on RUSH's behalf, and deduct all amounts due to FSW from RUSH (including, without being limited to, Customer's unsecured debit items, however arising). FSW shall pay RUSH the amount that the total owed RUSH exceeds the total owed FSW, or shall send a statement to RUSH and RUSH shall pay FSW the amount that the total owed FSW exceeds the total owed RUSH. If RUSH fails to make such payment, FSW shall have the right to charge any other Account maintained by FSW for RUSH or any other assets of RUSH held by FSW (including the deposit required pursuant to Section 9 and positions and balances in RUSH Accounts) for the net amount due FSW. Any failure by FSW to charge any Account or assets of RUSH held by FSW shall not act as a waiver of FSW's right to demand payment of, or to charge RUSH's Accounts for, the full amount due at any time.


9. DEPOSIT

     Contemporaneously with the signing of this Agreement, RUSH will deliver cash or securities to FSW, as specified in Schedule A attached, for deposit in an account maintained by FSW. If at any subsequent time FSW, in its sole discretion, requires an additional deposit, RUSH will deposit additional cash or securities in an amount specified by FSW. Instead of making such additional deposit, RUSH may reduce RUSH's business volume or modify the nature of the securities involved in the RUSH's transactions ("business mix") as specified by FSW. Any failure by FSW to demand compliance with the requirement that RUSH either deposit additional amounts or modify RUSH's business mix shall not act as a waiver of FSW's right to demand compliance with such requirements at any time. If the deposit is not adequately funded as required by FSW, FSW may, in addition to all other rights under this Agreement, transfer cash or securities of RUSH held by FSW to the deposit account. If RUSH fails to comply with a request by FSW for an additional deposit, and FSW does not transfer other cash or securities of RUSH to the deposit account, resulting in RUSH thereby electing to reduce its business or to modify its business mix, RUSH agrees that if FSW determines it to be necessary, FSW shall accept only liquidating transactions for Customer Accounts and that RUSH will give notice of such fact to Customers. If such notice is not given by RUSH to Customers, RUSH agrees that FSW may give such notice to Customers. FSW shall be entitled to set-off against any deposit in addition to any and all other rights or remedies FSW may have under this Agreement or otherwise. RUSH agrees that if this Agreement is terminated for any reason, FSW may liquidate securities deposited and deduct from such deposit any amounts RUSH owes FSW because of failure to meet any of RUSH's obligations under this Agreement.



10. INDEMNIFICATION

     (a) Indemnity. RUSH agrees to indemnify and hold harmless FSW, each person who controls FSW within the meaning of the Securities Exchange Act of 1934 and any directors, officers, employees, agents and attorneys of FSW ("FSW Indemnified Persons") from and against all claims, demands, proceedings, suits and actions and all liabilities, losses, expenses and costs (including any legal and accounting fees and expenses) relating to FSW's defense of any failure, for any reason, fraudulent or otherwise, by RUSH or RUSH's employees or Customers to comply with any obligation under this agreement or any other agreement executed and delivered to FSW in connection with FSW's performance of services hereunder, and any act or failure to act by FSW Indemnified Persons, except any act or failure to act which is the result of gross negligence or willful misconduct on the part of any such FSW Indemnified Person. It is expressly agreed and understood that RUSH accepts full responsibility and liability for any act or failure to act by, if applicable, an independent agent or independent contractor used by RUSH in providing the services contemplated hereunder. Without limiting the generality of the foregoing, such failure is explicitly intended by the parties to include failure resulting from (i) suspension of trading or bankruptcy or insolvency of any company, securities of which are held in a Customer's Accounts; (ii) failure by any Customer to maintain adequate margin; or (iii) breach of any obligation existing between RUSH and a customer of RUSH or any law, rule or regulation of the United States, a state or territory thereof, the SEC, the Federal Reserve Board or other authority, applicable to any transaction contemplated by this Agreement.

          FSW shall indemnify and hold RUSH harmless against any losses, claims, damages, liabilities or expenses including without limitation those asserted by its customers (which shall include, but not be limited to, all costs of defense and investigation and all attorney's fees) to which RUSH may become subject, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon the gross negligence or willful misconduct of FSW or its employees in providing the services contemplated hereunder.

          Promptly after receipt by any indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section.

          In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, to assume the defense thereof, subject to the provisions herein stated, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel satisfactory to the indemnified party.

     (b) Security Interest and Authorization to Charge. RUSH grants to FSW a first lien and security interest in any RUSH Account maintained by FSW and any other assets of RUSH now or hereafter held by FSW and authorizes FSW to discharge such lien by charging such Account and assets with all amounts owing to FSW including, but not limited to,
          (i) any cost or expense resulting from failures to deliver or failures to receive, (ii) any losses resulting from unsecured debit balances in any Customer or RUSH Account and

          (iii)any amounts to which FSW is otherwise entitled pursuant to the provisions of Section 10(a). FSW shall have discretion to liquidate or sell any securities without notice to RUSH, and to determine which securities to sell. Such charge may be made against RUSH Account or assets at any time and in such amount as FSW deems appropriate. No delay in charging any RUSH Account or asset shall operate as a waiver of FSW's right to do so at any future time as and when FSW deems appropriate. FSW shall have the unlimited right to set-off any indebtedness or other obligations of RUSH under this Agreement or otherwise (absolute or contingent, matured or unmatured) against any obligations of FSW to RUSH, including from the Deposit (as described in Section 9 and/or any other money, securities, or other property of RUSH in FSW's possession.

     (c) Reserves. In connection with any claim that does or could give rise to a claim for indenmification under this Section 10 for FSW or an FSW Indemnified Person, FSW may, in its discretion, in addition to any and all other rights and remedies under this Agreement, reserve and retain any money, securities or other property of RUSH pending a determination of such claim. The money, securities or other property of RUSH set aside in such a reserve shall be subject to FSW's standard lien and security interest described in Section 10(1)) above.



11. UNDERTAKINGS OF RUSH

     (a) Financial Statements and Other Reports. RUSH will furnish to FSW as soon as possible a copy of RUSH's balance sheet and statement of earnings for the current fiscal year and for each of RUSH's subsequent fiscal years. Each such balance sheet and statement of earnings shall be certified by independent public accountants. RUSH also shall furnish FSW with copies of its monthly and quarterly Focus filings promptly after filing.

     (b) Other Clearing Services. During the term of this Agreement, FSW will grant approval for RUSH to offer the services contemplated hereunder to its Customers through Southwest Securities Corporation. However, RUSH will not offer the services contemplated hereunder to its Customers through a broker other than FSW or Southwest Securities Corporation without prior written approval by FSW.

     (c) Suspension or Restriction. In the event that RUSH or any employee of RUSH shall become subject to suspension or restriction by any regulatory body having jurisdiction over RUSH and RUSH's securities business, RUSH will notify FSW immediately and RUSH authorizes FSW to take such steps as may be necessary for FSW to maintain compliance with the rules and regulations to which FSW is subject. RUSH further authorizes FSW, in such event, to comply with directives or demands made upon FSW by any exchange or regulatory body. In connection with such directives or demands, FSW may seek advice or legal counsel and RUSH will reimburse FSW for reasonable fees and expenses of such counsel.


12. TERMINATION OF AGREEMENT: TRANSFER OF ACCOUNTS

     (a) Effectiveness. Unless earlier terminated as provided herein, this Agreement shall remain in force from the date hereof, subject to any required approval by the NASD. Either party may terminate this Agreement by giving forty-five (45) days prior written notice to the other party.

     (b) Termination by FSW. Notwithstanding Section 12(a), FSW may terminate this Agreement at any time on five (5) days written notice to RUSH in the event that RUSH:

          (i) fails to comply with the terms of this Agreement and upon notification by FSW fails to begin compliance within 10 days from said notification; or

          (ii) is  enjoined,   prohibited  or  suspended,  as  a  result  of  an
               administrative or judicial proceeding, from engaging in securities business activities constituting all or portions of RUSH's securities business, which injunction, prohibition or suspension in FSW's judgment makes impracticable the fully disclosed clearing relationship established in this Agreement.

     (c) Automatic Termination. In addition to any other provisions for termination herein, this Agreement shall terminate immediately in the event that, either RUSH or FSW ceases to conduct its business or that
          FSW:

          (i)  is no longer registered as a broker/dealer with the SEC; or

          (ii) is no longer a member in good standing of the NASD; or

          (iii)is suspended by any national securities exchange of which FSW is a member for failure to comply with the rules and regulations thereof.

     (d) Conversion of Accounts. In the event that this Agreement is terminated for any reason, it shall be RUSH's responsibility to arrange for the conversion of RUSH and Customer Accounts to another clearing broker. RUSH will give FSW notice (the "Conversion Notice") of:

          (i) the name of the broker that will assume responsibility for clearing services for Customers and RUSH;

          (ii) the date on which such broker will commence providing such services;

          (iii)RUSH's undertaking, in form and substance satisfactory to FSW, that RUSH's agreement with such broker provides that such broker will accept on conversion all RUSH and Customer Accounts, then maintained by FSW; and

          (iv) the name of an individual within that organization who FSW can contact to coordinate the conversion. The Conversion Notice shall accompany RUSH's notice of termination given pursuant to Section 12(a) or within thirty (30) days of the occurrence of an event specified in Section 12(c).

          If RUSH fails to give the Conversion Notice to FSW, FSW may give to Customers such notice as FSW deems appropriate of the termination of this Agreement and may make such arrangements as FSW deems appropriate for transfer or delivery of Customer and RUSH Accounts. RUSH will pay to FSW $3,000 in programming charges to process the conversion. In addition, RUSH shall pay any costs incurred by FSW as billed by any third party vendors such as transfer agents, etc.

     (e) Survival. Termination of this Agreement shall not affect FSW's rights or liabilities relating to business transacted prior to the effective date of such termination. From the date of termination until transfer or delivery of all Customer and RUSH Accounts, FSW's rights and liabilities relating to business transacted after such termination shall be governed by the same terms as those set forth in this Agreement.

     (f) No Obligation to Release. FSW shall not be required to release to RUSH any securities or cash held by FSW for RUSH in one or more RUSH Accounts until any amounts owing to FSW pursuant to the provisions of this Agreement are paid; and RUSH's outstanding obligations hereunder to FSW are determined, including determination of any disputed amounts, and satisfied; and any Property of FSW in the Possession of RUSH is returned to FSW.


13. CONFIDENTIAL NATURE OF DOCUMENTS

         All agreements, documents and papers supplied by RUSH concerning RUSH's business or Customers shall be treated by FSW as confidential. To the extent such documents are retained by FSW, they shall be kept in a safe place and shall be made available to third parties only as authorized by RUSH in writing or pursuant to any order or request of a court or regulatory body having appropriate jurisdiction. FSW shall give RUSH prompt notice of the receipt by FSW of any such order or subpoena, which notice shall be given prior to FSW's compliance therewith. Such documents shall be made available by FSW for inspection and examination by RUSH's auditors, by properly authorized agents or employees of any regulatory bodies or commissions or by such other persons as RUSH may authorize in writing. Notwithstanding anything herein to the contrary, RUSH expressly authorizes FSW to supply any information requested relating to RUSH, its business, or its Customers to any regulatory body having appropriate authority.


14. EMPLOYEES

     Without FSW's prior written consent RUSH will not solicit, or engage in negotiations with, any person who is, or within the preceding 12 months has been, employed by FSW. In the event RUSH does hire said person, RUSH shall pay to FSW the sum of $10,000.00 no later than thirty (30) days after said employee begins employment with RUSH.


15. CUSTOMER COMPLAINT PROCEDURES

     RUSH will be responsible for the initial handling of all Customer complaints. Any Customer who initiates complaint with FSW will be referred by FSW to RUSH. If any such complaint is based upon an alleged act or failure to act by FSW, RUSH will notify FSW promptly of such complaint and the basis therefore; and will consult with FSW; and the parties will cooperate in determining the validity of such complaint and the appropriate action to be taken.


16. REMEDIES CUMULATVE

     The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right power, remedy or privilege~ nor to limit the exercise of such right, power, remedy or privilege, nor shall it preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.


17. GUARANTEE

     The corporation or individual(s) who guarantee the obligations of RUSH under this Agreement by executing the signature lines designated for such purpose at the end of this Agreement (the "Guarantor(s)"), in consideration of FSW's entering into the Agreement, do(es) hereby personally guarantee(s) (jointly and severally, if more than one) the performance by RUSH of the provisions of the Agreement (including without limitation the indemnification provisions of Section 10) and shall promptly pay any amount that is not paid by RUSH to FSW under the Agreement. This is an absolute, unconditional and unlimited guarantee of payment and may be proceeded upon by FSW or an FSW Indemnified Person before filing any action against RUSH or after any action against RUSH has been commenced. Guarantor(s) grants to FSW a first lien and security interest on any and all money and securities of a Guarantor(s) held by FSW. FSW shall have the unlimited right to set-off any amounts owed to it by Guarantor(s) against any obligation of FSW to Guarantor(s). FSW also shall have the absolute and unlimited right to sell, transfer, or liquidate any of the assets in any of Guarantor(s)' accounts with FSW for any amounts owed to it by RUSH or Guarantor(s). The obligations of the Guarantor(s) shall not be discharged or impaired or otherwise affected by the failure of FSW or an FSW Indemnified Person to assert, claim, demand or enforce any remedy under this Agreement, nor by waiver, modification or amendment of this Agreement or any compromise, settlement or discharge of obligations of RUSH under this Agreement, or any release or impairment of any collateral by FSW or an FSW Indemnified Person.


18. LIMIT ON LIABILITY; NO CONSEQUENTIAL DAMAGES

     In any action by RUSH against FSW for any claim arising out of the relationship created by this Agreement, FSW shall only be liable to RUSH in cases of gross negligence or willful misconduct, and in such cases FSW shall only be liable for the amount of actual monetary losses suffered by RUSH. RUSH shall not, in any such action or proceeding, or otherwise, assert any claim against FSW for consequential damages on account of any loss, cost, damage or expense which RUSH may suffer or incur related to transactions in connection with this Agreement or otherwise, including, but not limited to, any lost opportunity claims.


19. MISCELLANEOUS

     (a) Tax Reporting. FSW shall be responsible for providing IRS form 1099 and other information required to be reported by federal, state or local tax laws, rules or regulations, to Accounts solely with respect to events subsequent to the effective date of this Agreement and for the mailing of same at RUSH's expense.

     (b) Scope of services. FSW shall limit its services pursuant to the terms of this Agreement to those services expressly set forth herein and related thereto. FSW shall perform such services as agent for RUSH.

     (c) Modification. This Agreement may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed as a cancellation of this Agreement. Subject to the NASD Rules of Fair Practice, this agreement and all modifications may be required to be submitted to the NASD for approval prior to effectiveness. It is expressly understood that brokerage services cannot be provided by RUSH under this Agreement until such approval, if required, is received.

     (d) Assignment. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of RUSH or FSW. Any assignment of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement shall be valid unless the non-assigning party consents to such an assignment in writing. Any assignment by either FSW or RUSH to any majority-owned subsidiary that they may create or to a company affiliated with or controlled directly or indirectly by or under common control with either of them will be deemed valid and enforceable in the absence of any consent from either party. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between RUSH and FSW.

     (e) Account Documentation. Applicable laws and regulations require that FSW must have a proper documentation to support any account opened on its books. If, after reasonable requests therefor, the necessary documents to enable FSW to comply with such account documentation requirements of the laws and regulations have not been received by FSW, RUSH shall receive notification that no further orders will be accepted for the Account involved. This Agreement is not in any way intended to limit the responsibility of FSW under the laws and regulations with respect to Accounts.

     (f) Construction. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of the Agreement, shall be subject to the statutory and common law of the state of Texas.

     (g) Arbitration. In the event of a dispute between the parties, such dispute shall be settled by arbitration before arbitrators sitting in Dallas, Texas in accordance with the rules of the Arbitration Committee of the NASD then in effect. The arbitrators may allocate attorneys' fees and arbitration costs between parties, and such award shall be final and binding between the parties and judgment thereon may be entered in any court of competent jurisdiction.

     (h) Headings. The headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be clustered to affect the meaning, construction or effect of this Agreement.

     (i) Entire Agreement. This Agreement shall cover only the types of services set forth herein and is in no way intended nor shall it be construed to bestow upon RUSH or FSW any special treatment regarding any other arrangements, agreements or understandings that presently exist between RUSH and FSW or that may hereinafter exist. RUSH shall be under no obligation whatsoever to deal with FSW or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with FSW, in any capacity other than as set forth in this Agreement. Likewise, FSW shall be under no obligation whatsoever to deal with RUSH or any of its affiliates in any capacity other than as set forth in this Agreement.

     (j) Severability. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

     (k) Force Majeure. In addition to any excuse provided by applicable law, all parties hereto shall be excused for liability for non-performance of this Agreement arising from any event beyond any party's control~ whether or not foreseeable by either party, including but not limited to, labor disturbance, war, fire, accident, adverse weather, inability to secure transportation, governmental act or regulation, inability to obtain raw materials or other causes or events beyond either party's control, whether or not similar to those enumerated above.

     (l) Interpleader. If FSW receives conflicting claims from RUSH, a Customer and other persons regarding money, securities or other property held by FSW, FSW may, in its discretion, tender such money, securities or other property to a court of competent jurisdiction and institute an action in interpleader or other appropriate legal proceeding to determine the rights of the respective claimants. FSW shall have no liability to RUSH in connection with any such action, and shall be entitled to reimbursement for its costs and expenses in connection with such action from RUSH.

     (m) Notice. For the purposes of any and all notices, consents, directions, approvals, restrictions, requests or other communications required or permitted to be delivered hereunder, FSW's address shall be:

          Attention:        Rick Hall
                            First Southwest Company
                            1700 Pacific Avenue, Suite 500
                            Dallas, Texas 75201

          and RUSH's address shall be:
                            Rushmore Financial Group
                            Attn: Jim Clark
                            15851 Dallas Parkway, Suite 1155
                            Dallas, Texas 75248

          Either party may provide such notice or change its address for notice purposes by giving written notice pursuant to registered or certified mail, return receipt requested, of the new address to the other party.

     (n) Counterparts: NASD Approval. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single agreement When each party hereto has executed and delivered to the other a counterpart, this Agreement shall become binding on both parties, subject only to any required approval by the NASD. If required by the NASD, FSW will submit this Agreement to the NASD promptly following execution and will notify RUSH, or cause RUSH to be notified, promptly upon receipt of such approval.

          MADE AND EXECUTED THIS 15th DAY OF July, 1996.
                                 ----        ----     -

FSW:                                       FIRST SOUTHWEST COMPANY


                                           By: /s/ Rick Hall
                                               --------------------------------
                                                Rick Hall, Director
                                                1700 Pacific Avenue, Suite 500
                                                Dallas, Texas 75201

RUSH:

INDIVIDUAL:                                    ---------------------------------
                                                [Signature]


                                               ---------------------------------
                                                [Print name]


                                               ---------------------------------
                                                [Address]


                                               ---------------------------------

                                               ---------------------------------


ENTITY:                                        RUSHMORE SECURITIES CORP.
                                               ---------------------------------
                                                [Name]

                                               Corporation
                                               ---------------------------------
                                              [Type of Entity, i.e.,corporation,
                                               partnership, etc.]


                                           By:  /s/ Jim W. Clark
                                               ---------------------------------

                                           Its: President
                                               ---------------------------------

                                                15851 Dallas Parkway,
                                               ---------------------------------
                                                [Address]

                                                        Suite 1155
                                                --------------------------------

                                                Dallas, TX  75248
                                                --------------------------------

GUARANTEE: The undersigned individual(s) or corporation hereby guarantee(s) the obligations of RUSH under the Agreement as provided in Section 18 of the Agreement.


INDIVIDUAL GUARANTOR(S):

                                             ---------------------------------
                                             [Signature]

                                             ---------------------------------
                                             [Print Name]


                                             ---------------------------------
                                             [Signature]

                                             ---------------------------------
                                              [Print name]

CORPORATE GUARANTOR:                         Rushmore Securities Corp.
                                             ---------------------------------
                                              [Name of Corporation]


                                         By:  Jim W. Clark
                                              --------------------------------


                                         Its: President
                                              --------------------------------

                                              15851 Dallas Parkway
                                              --------------------------------
                                               [Address]

                                              Suite 1155
                                              --------------------------------

                                              Dallas, TX  75248
                                              --------------------------------

                                   SCHEDULE A
          TO CLEARING AGREEMENT BETWEEN FIRST SOUTHWEST COMPANY ("FSW")
                      AM) RUSHMORE FINANCIAL GROUP ("RUSH")

This Schedule A shall be effective for transactions beginning July 15, 1996and shall not be changed, except by prior written consent of both parties, until after January 31, 2000. The required clearing deposit of RUSH as of the date of adoption of this Schedule A pursuant to Section 10 of the Agreement shall be $10,000.00.

The parties hereto agree that FSW's charges for services to RUSH and/or RUSH's customers shall be as follows:


Customer Transactions (Retail Tickets)


           Listed Equities:               $25.00 per ticket plus floor brokerage

           Floor Brokerage:               0-3000  shares  executed on Midwest- no cents per share over
                                          3000 shares  executed on Midwest- 1.5 cents per share orders on all other  exchanges-  2.5 cents per share (10,000 shares or greater -1.75 cents per share).

          Third Market:                   $26.00

          Listed Bonds:                   $28.00 per ticket plus $3 per bond

          Listed Options:                 $25.00 per ticket plus $1.50 per contract

          OTC Equities:                   Agency:     $26.00 per ticket
                                          Principle:  $24.00 per ticket


          Mutual Funds (includes UITS):   $24.00 per ticket

                                          Exchanges  within the same  family of funds $8.00 per ticket
                                          (Exchanges  do not count toward ticket count or qualify for rebates)


          Municipal Bonds:                $30.00 per ticket

          OTC Corporate Bonds:            $30.00 per ticket

          U.S. Treasuries & Agencies:     $30.00 per ticket

          Money Market Instruments:       $35.00 per ticket

Clearing Charge reduction on customer trades (monthly count)

     150 - 250 tickets   $2.00 per ticket
     251 - 350 tickets   $4.00 per ticket
     351 - 500 tickets   $6.00 per ticket
     Over  500 tickets   $8.00 per ticket

Inventory Transactions (Dealer Tickets)

     All transactions between another broker dealer and a RUSH's inventory are $15.00 per ticket, subject to the following monthly volume discounts:

     500 - 999 tickets $2.50 per ticket
     Over 1000 tickets $5.00 per ticket

     *Note: Customer and dealer trades do not aggregate for discount purposes.

Transactions of syndicate orders through FSW:

With customers:               25% of the selling group's gross shall be charged,
                              with a minimum of 3  cents  per  share,   in
                              addition to the ticket clearing charge.

Minimum clearing charges:    $1,000.00 (waived for nine months)



ADDITIONAL CHARGES WILL BE BILLED AS FOLLOWS:


144 Sales:                                            $35.00 surcharge.

Accommodation Transfers:                              $25.00 plus certificate fees.

Automated Customer Account Transfer (ACAT):           $5.00 per account transferred from FSW.

"Blue Sheet" Reporting or any                         $15.00 per hour for research plus programming charges.
other Regulatory Inquiry:                             "Blue Sheet" reporting $100.00 per cusip request.

Bond Maturity/Redemption Fee (Exclude T-Bills):       $25.00.

Cancels & Corrections:                                $10.00 per confirmation.

Certificate Charges:                                  At cost.

Clearing Deposit minimum requirement:                 $l0.000.00

Conversion to FSW/Deconversion from FSW:              To be determined by FSW on a case-by-case basis.

Credit interest on clearing deposit:                  Credit Interest Rate.

Data-line and equipment charges:                      At FSW cost.

DK Trades:                                            $30.00 per DK plus interest (if applicable).

Draft Charges:                                        Actual charges plus interest (if applicable~).

Ex-clearing Trades:                                   $15.00 per ticket.



Forms:                                                Available   at  cost.   No
                                                      charge  for  new  account,
                                                      margin option agreements.

Government Bond Fee:                                  A $15.00  miscellaneous  fee will be charged to the customer on all  purchase and sale  transactions  of  government  and government backed  securities,  other than treasury bills. A
                                                      $5 fee will be charged on treasury  bill  transactions.  DVP accounts  will  have  these  charges  added  to  the  ticket charges.


Interest Rebates:                                     50 basis  points on average  monthly  margin  balances.  Any increase/decrease  in the base rate will be added to/reduced from RUSH's 50 basis points.

                                                      20 basis  points  on Type 6, credit interest, accounts

                                                      Average  monthly  money  market  account  balances  will  be rebated as follows:

                                                      20 basis points for balances of $0.00 -2,000,000.00
                                                      25 basis points for balances of $2,000,000.01 -4,000,000.00
                                                      30 basis points for balances over $4,000,000.01

legal Deposits:                                       $10.00 per item.

Postage & Handling:                                   $3.00 per confirmation (charged to customer). This does not apply to DVP accounts.

Reg "T" Extension:                                    $10.00 per request plus interest from settlement date until paid.

Research & Statement Copies:                          $15.00 per hour with a minimum of one hour.

Returned Checks:                                      $20.00 plus interest from the earlier of the settlement
                                                       date or date of deposit.

Safekeeping Charge:                                   Customers' accounts which have generated clearing charges of
                                                      less  than  $50.00   during  the  calendar   year  but  have
                                                      securities in  safekeeping  with FSW will be charged  $25.00 annually.

Securities Purchase against Non-Cleared Funds:        Interest on balance.

Tender Items (Courtesy):                              $0.03 per share even if tender is declined ($25.00 minimum
                                                      $100.00 maximum).

Wire Funds:                                           $25.00.


                                                      /s/ Rick Hall July 15, 1996
----------------------------------                    ------------------------------
                                                      First Southwest Company  (date)


Exhibit 10-11


                            INDEMNIFICATION AGREEMENT


     This Agreement, dated as of November 28 1997, is by and between Rushmore Financial Group, Inc., a Texas corporation (the "Company"), and D.M. Rusty Moore, Jr. ("Indemnitee").

                                   WITNESSETH:

     WHEREAS, the Company desires to have qualified directors serving on its Board of Directors and executive officers, who are willing to make decisions that in their judgment are in the Company's best interest without any undue threat of personal liability;

     WHEREAS,   the  Company's   Articles  of   Incorporation   ("Articles   of
Incorporation") and the Company's Bylaws ("Bylaws") require indemnification of each director or officer of the Company in his capacity as a director or officer and, if serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from (a) any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, arbitrative, or investigative (collectively, a "Proceeding"),
(b) an appeal in such a Proceeding, or (c) any inquiry or investigation that could lead to such a Proceeding, to the fullest extent permitted by the Texas Business Corporation Act ("Act"), as the same exists or may be hereafter amended;

     WHEREAS,   the  Company   desires  to  grant  to  Indemnitee   the  maximum
indemnification for any Loss (hereinafter defined) permitted by the Articles of Incorporation and Bylaws;

     WHEREAS, developments with respect to the terms and availability of directors' and officers liability insurance and with respect to the application, amendment, and enforcement of statutory, charter, and bylaw indemnification provisions generally have raised questions concerning the adequacy, and reliability of the protection afforded to persons intended to be protected thereunder; and

     WHEREAS, in order to resolve such questions and thereby induce Indemnitee to serve or to continue serving, as a director and/or executive officer of the Company, the Company has agreed to enter into this Agreement with Indemnitee;

     NOW, THEREFORE, in consideration of Indemnitee's consent to serve or continuing to serve in the position of director and/or executive officer of the Company, the parties hereto agree as follows:

     1. Indemnity of Indemnitee. The Company shall indemnify Indemnitee in his capacity as director, director nominee, and/or officer of the Company, as the case may be, and, if serving at the request of the Company as a director, director nominee, officer, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, trust partnership, joint venture, sole proprietorship, employee benefit plan, or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by Indemnitee in connection with or resulting from (a) any Proceeding,
(b) an appeal in such a Proceeding, or (c) any inquiry or investigation that could lead to such a Proceeding, all to the fullest extent permitted by Article 2.02-1 of the Act.

     2. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, director nominee or officer of the Company, shall be retroactive to the date Indemnitee first became a director, director nominee or officer covering all periods of service from time to time, and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending, or completed Proceeding, any appeal in a Proceeding, and any inquiry or investigation that could lead to a Proceeding, by reason of the fact that Indemnitee was serving, or had consented to serve, in any capacity referred to herein.

     3. Notification and Defense to Claim. Promptly after receipt by Indemnitee of notice of any claim against Indemnitee or the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the assertion of any such claim or the commencement thereof; but the omission so to notify the Company will not relieve it from any liability under this Agreement unless such delay in notification actually prejudiced the Company (and then only to the extent the Company was actually prejudiced thereby) and in addition, the Company shall not be relieved from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

          (a) The Company will be entitled to participate therein at its own expense.

          (b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof with counsel satisfactory to Indemnitee, provided that, notwithstanding the Company's assumption of such defense, Indemnitee shall have the right to retain separate counsel and the Company shall pay all reasonable fees and expenses of such counsel and all other reasonable expenses of Indemnitee in connection with such Proceeding. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action.

          (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

     4. Advances of Expenses. Reasonable expenses (other than judgments, penalties, fines and settlements) incurred by Indemnitee that are subject to indemnification under this Agreement (and not paid, reimbursed or advanced by others) shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding within 30 days after the Company receives a written request by Indemnitee accompanied by substantiating documentation of such expenses, a written affirmation by Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification under this Agreement, and a written undertaking by or on behalf of Indemnitee to repay the amount paid or reimbursed if it is ultimately determined that he has not met those standards or that such reasonable expenses do not constitute a Loss. The written undertaking described above shall be an unlimited general obligation of Indemnitee and shall not be secured. Such undertaking shall be without reference to the financial ability of Indemnitee to make repayment.

     5. Right of Indemnitee to Indemnification Upon Application: Procedure Upon Application. Upon the written request of Indemnitee to be indemnified pursuant to this Agreement (other than pursuant to Section 4 hereof), the Company shall cause the Reviewing Party (hereinafter defined) to determine, within 45 days, whether or not the Indemnitee has met the relevant standards for indemnification required by this Agreement. The termination of a Proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee did not meet the requirements for indemnification required by this Agreement. If a determination of indemnification is to be made by Independent Legal Counsel (hereinafter defined), such Independent Legal Counsel shall render its written opinion to the Company and Indemnitee as to what extent Indemnitee will be permitted to be indemnified. The Company shall pay the reasonable fees of Independent Legal Counsel and indemnify and hold harmless such Indemnitee against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to the engagement of Independent Legal Counsel pursuant hereto and the written opinion of such Independent Legal Counsel.

     6 Definitions. The terms defined in this Section 6 shall, for purposes of this Agreement have the indicated meanings:

          (a) "Loss" shall mean any and all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expense (including attorneys' fees) actually incurred by Indemnitee, after realization of or giving effect to all insurance, bonding, indemnification and other payments or recoveries actually received by or for the benefit of Indemnitee, directly or indirectly.

          (b) "Reviewing Party" means, if a Change in Control (hereinafter defined) has not occurred (or if a Change in Control has occurred and such Change in Control has been approved by a majority of the Board of Directors of the Company who were directors of the Company immediately prior to such Change in Control), (i) a majority of a quorum of directors of the Company who at the time of voting upon a determination of indemnification are neither officers or employees of the Company or members of the immediate family of an officer or employee of the Company ("Interested Parties") nor parties to that particular Proceeding to which Indemnitee is seeking indemnification; or (ii) Independent Legal Counsel selected by a majority of a quorum of directors who at the time of selecting such Independent Legal Counsel are neither Interested Parties nor parties to that particular Proceeding to which Indemnitee is seeking indemnification, or if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors of the Company designated to select such Independent Legal Counsel by a majority vote of all directors of the Company, consisting solely of two or more directors who at the time of such selection are neither Interested Parties nor parties in that particular Proceeding to which Indemnitee is seeking indemnification, or if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors of the Company. "Reviewing Party" means if a Change in Control has occurred, Independent Legal Counsel selected in the manner set forth in (ii) above.

          (c) "Change in Control" shall mean an event which shall be deemed to have occurred if: (i) a merger or consolidation of the Company with or into another corporation occurs in which the Company shall not be the surviving corporation (for purposes of this definition, the Company shall not be deemed the surviving corporation in any such transaction if; as the result thereof, it becomes a wholly-owned subsidiary of another corporation); (ii) a dissolution of the Company occurs; (iii) a transfer of all or substantially all of the assets or shares of stock of the Company in one transaction or a series of related transactions to one or more other persons or entities occurs; (iv) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Excluded Persons, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (v) during any period of two consecutive years commencing on or after January 1, 1998, individuals who at the beginning of the period constituted the Board cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period. The term "Excluded Persons" means each of Jim W. Clark, F. E. Mowery, D. M. Moore, Jr. and Mark S. Adler, and any person, entity, or group under the control of any of them, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company.

          (d) "Independent Legal Counsel" shall mean an attorney, selected in accordance with the provisions of Section 6(b) hereof; who shall not have otherwise performed services for Indemnitee, the Company, any person that controls the Company or any of the directors of the Company, within five years preceding the time of such selection (other than in connection with seeking indemnification under this Agreement). Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

     7. Enforceability. The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proof that indemnification is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors or Independent Legal Counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or Independent Legal Counsel) that Indemnitee has not met such an applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

     8. Partial Indemnity: Expenses. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, and penalties, but not for the total amount thereof; the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an event subject to indemnification hereunder or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against expenses incurred for any Loss in connection with such Proceeding, issue or matter, as the case maybe.

     9. Repayment of Expenses. Indemnitee shall reimburse the Company for all reasonable expenses paid by the Company in defending any Proceeding against Indemnitee in the event and only to the extent that it shall be ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such expenses under the provisions of this Agreement.

     10. Consideration. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to consent to serve, to serve, and/or to continue serving as a director, and acknowledges that Indemnitee is relying upon this Agreement in consenting to serve and serving in such capacity.

     11. Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any other agreement, vote of shareholders, as a matter of law, or otherwise.

     12. Subrogation. If a payment is made under this Agreement, the Company shall be subrogated to the extent of such payment to all of the right of recovery of such Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights.

     13. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision thereof shall be held to be invalid or unenforceable for any reason such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereto.

     14. Notice. Any notice, consent, or other communication to be given under this Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service, or (d) delivered by telex or facsimile transmission to the address set forth beneath the signature of the parties below, or at such other address as may be designated by the parties from time to time in accordance with this Section. Notices delivered personally, by overnight express delivery service, or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by telex or facsimile transmission shall be deemed upon receipt by the sender of the answer back (in the case of a telex) or transmission confirmation (in the case of a facsimile transmission).

     15. Governing Law: Binding Effect: Amendment and Termination:Reimbursement.

          (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas, without giving effect to Texas principles of conflicts of laws.

          (b) This Agreement shall be binding upon Indemnitee and upon the Company, its successors, and assigns, and shall inure to the benefit of Indemnitee, his heirs, executors, administrators, personal representation, and assigns and to the benefit of the Company, its successors, and assigns.

          (c) No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

          (d) If Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.





RUSHMORE FINANCIAL GROUP, INC.


By:
    -------------------------------
Name:
Its:

Address of Rushmore Financial Group, Inc.

l3355 Noel Rd  Ste 650
Dallas, TX 75240

Facsimile:   972-450-6001


                                               /s/ D.M. Rusty Moore, Jr.
                                                   -----------------------------
                                               D.M. Rusty Moore, Jr. INDEMNITEE:

                                               Address of Indemnitee:

                                               16231 Amberwood

                                               Dallas, TX 75248



                                               Facsimile:  972-450-6001



                                               --------------------------------

                                                                      EXHIBIT 21




                         RUSHMORE FINANCIAL GROUP, INC.
                         SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary                           State of Organization
------------------                           ---------------------


Rushmore Securities Corporation              Texas
Rushmore Investment Advisors, Inc.           Texas
Rushmore Life Insurance Company              Arizona



------------------


     All subsidiaries are wholly owned and conduct business in their legal names.

     Rushmore Insurance Services, Inc. is owned 100% by D.M. Moore, Jr. and is treated as an affiliate of the Registrant. See "Business--Insurance Services."